Exhibit 10.1

CREDIT AGREEMENT

Dated as of January 15, 2021

among

ASHFORD HOSPITALITY LIMITED PARTNERSHIP,
as the Borrower,

Ashford Hospitality Trust, Inc.,
as the Parent,

OAKTREE FUND ADMINISTRATION, LLC,
as Administrative Agent,

and

The Lenders Party Hereto

i

5.11	ERISA Compliance	49
5.12	Subsidiaries and JV Subsidiaries; Equity Interests; Loan Parties	50
5.13	Margin Regulations; Investment Company Act	51
5.14	Disclosure	51
5.15	Compliance with Laws	51
5.16	Taxpayer Identification Number	51
5.17	Intellectual Property; Licenses, Etc	51
5.18	Casualty, Etc	52
5.19	Labor Matters	52
5.20	Collateral Documents	52
5.21	OFAC	52
5.22	Nature of Business	52
5.23	Anti-Corruption Laws	52
5.24	EEA Financial Institutions	52
5.25	REIT Status	53
5.26	No Default	53
5.27	Anti-Terrorism Laws	53
5.28	Use of Proceeds	53

Article VI. Affirmative Covenants		53
6.01	Financial Statements	53
6.02	Certificates; Other Information	54
6.03	Notices	55
6.04	Payment of Obligations	56
6.05	Preservation of Existence, Etc	56
6.06	Maintenance of Properties	56
6.07	Maintenance of Insurance	56
6.08	Compliance with Laws	56
6.09	Books and Records	56
6.10	Inspection Rights	56
6.11	Use of Proceeds	57
6.12	Covenant to Guarantee Obligations and Give Security	57
6.13	Compliance with Environmental Laws	58
6.14	Further Assurances	58
6.15	Anti-Corruption Laws	59
6.16	Collateral Accounts	59
6.17	Conditions Subsequent	59
6.18	Tax Returns	59
6.19	Quarterly Lender Calls	59

Article VII. Negative Covenants		59
7.01	Liens	59
7.02	Indebtedness	60
7.03	Investments	62
7.04	Fundamental Changes	62
7.05	Dispositions	63
7.06	Restricted Payments	64
7.07	Change in Nature of Business	64
7.08	Transactions with Affiliates	64
7.09	Burdensome Agreements	65
7.10	Use of Proceeds	65
7.11	Minimum Cash	65

7.12	Permitted Activities of Parent Entities	65
7.13	Amendments of Certain Documents	66
7.14	Accounting Changes	66
7.15	Sanctions	66
7.16	Anti-Corruption Laws	66
7.17	Advisory Agreement	66

Article VIII. Events of Default and Remedies		67
8.01	Events of Default	67
8.02	Remedies Upon Event of Default	69
8.03	Application of Funds	69
8.04	Cure Right	69

Article IX. Administrative Agent		70
9.01	Appointment and Authority	70
9.02	Rights as a Lender	71
9.03	Exculpatory Provisions	71
9.04	Reliance by Administrative Agent	72
9.05	Delegation of Duties	72
9.06	Resignation of Administrative Agent	72
9.07	Non-Reliance on Administrative Agent and Other Lenders	73
9.08	Reserved	73
9.09	Administrative Agent May File Proofs of Claim	73
9.10	Collateral and Guaranty Matters	74
9.11	Releases	75

Article X. Continuing Guaranty		76
10.01	Guaranty	76
10.02	Rights of Lenders	76
10.03	Certain Waivers	76
10.04	Obligations Independent	77
10.05	Subrogation	77
10.06	Termination; Reinstatement	77
10.07	Subordination	77
10.08	Stay of Acceleration	77
10.09	Condition of Borrower	77

Article XI. Miscellaneous		78
11.01	Amendments, Etc	78
11.02	Notices; Effectiveness; Electronic Communication	79
11.03	No Waiver; Cumulative Remedies; Enforcement	81
11.04	Expenses; Indemnity; Damage Waiver	81
11.05	Payments Set Aside	83
11.06	Successors and Assigns	83
11.07	Treatment of Certain Information; Confidentiality	88
11.08	Right of Setoff	88
11.09	Interest Rate Limitation	88
11.10	Counterparts; Integration; Effectiveness	89
11.11	Survival of Representations and Warranties	89
11.12	Severability	89
11.13	Replacement of Lenders	89
11.14	Governing Law; Jurisdiction; Etc.	90
11.15	Waiver of Jury Trial	91
11.16	No Advisory or Fiduciary Responsibility	91
11.17	Electronic Execution of Assignments and Certain Other Documents	92
11.18	USA PATRIOT Act	92
11.19	Time of the Essence	92
11.20	Acknowledgement and Consent to Bail-In of EEA Financial Institutions	92
11.21	ENTIRE AGREEMENT	93

SCHEDULES
1.01	Commitments and Applicable Percentage
5.06	Litigation
5.07(b)	Existing Liens
5.07(c)	Owned and Ground Leased Hotel Properties
5.08	Environmental Matters
5.11(d)	ERISA Matters
5.12	Subsidiaries and JV Subsidiaries and Other Equity Investments; Loan Parties
6.17	Conditions Subsequent
7.09	Burdensome Agreements
11.02	Administrative Agent’s Office; Certain Addresses for Notices

EXHIBITS
Form of
A	Request for Credit Extension
B	Warrant Certificate
C	Note
D	Compliance Certificate
E-1	Assignment and Assumption
E-2	Administrative Questionnaire
F	Guaranty
G	Security Agreement
H	Pledge Agreement
I	Registration Rights Agreement
J	U.S. Tax Compliance Certificate

CREDIT AGREEMENT

This CREDIT AGREEMENT (“Agreement”) is entered into as of January 15, 2021, among Ashford Hospitality Limited Partnership, a Delaware limited partnership (the “Borrower”), Ashford Hospitality TRUST, Inc., a Maryland corporation (the “Parent”), each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), and OAKTREE FUND ADMINISTRATION, LLC, as Administrative Agent.

PRELIMINARY STATEMENTS

The Borrower has requested that the Lenders extend credit in the form of initial term loans in an aggregate principal amount of $200,000,000 and delayed draw term loans in an aggregate principal amount of up to $250,000,000, in each case, subject to the terms contained herein.

The Lenders are willing to extend credit to the Borrower on the terms and subject to the conditions set forth herein.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

Article I.
Definitions and Accounting Terms

1.01            Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

“Additional DDTL” means any DDTL advanced hereunder (excluding, for the avoidance of doubt, PIK Principal on Initial DDTLs) after all Initial DDTLs have been advanced hereunder (and any PIK Principal on Additional DDTLs).

“Administrative Agent” means Oaktree Fund Administration, LLC in its capacity as administrative agent under this Agreement or any other Loan Document, or any successor administrative agent.

“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 11.02, or such other address or account as the Administrative Agent may from time to time notify to the Borrower and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in substantially the form of Exhibit E-2 or any other form approved by the Administrative Agent.

“Advisor” means AINC and Ashford Hospitality Advisors LLC, a Delaware limited liability company (or either of them, as the context may require), and their respective successors and assigns.

“Advisory Agreement” means (a) that certain Second Amended and Restated Advisory Agreement dated as of January 14, 2021 (the “Second A&R Advisory Agreement”), by and among Advisor, Borrower, Parent and Ashford TRS Corporation, as amended or assigned from time to time and (b) to the extent not amended pursuant to the document referenced in clause (a), (i) the Enhanced Return Funding Program as described in that certain Enhanced Return Funding Program Agreement and Amendment No. 1 to the Amended and Restated Advisory Agreement, dated as of June 26, 2018 (the “ERF Program”), by and among Advisor, Parent, Borrower and Ashford TRS Corporation and (ii) the Addendum to Amended and Restated Advisory Agreement – La Pavillion Hotel, dated as of June 3, 2015, by and among Advisor, Parent, Borrower and Ashford TRS Corporation.

“Advisor Arrangements” means, collectively, the Advisory Agreement, the Remington Management Agreement, Premier Project Management Agreement and the Lismore Contract, each as amended, restated, supplemented otherwise modified in accordance with this Agreement.

“Advisor Arrangement Amendment Documents” means the Second A&R Advisory Agreement (as defined in the definition of “Advisory Agreement”) and the AINC Subordination and Non-Disturbance Agreement.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. Additionally, for purposes of Section 7.08, Advisor shall be deemed to be an Affiliate of the Borrower and the Parent Entities for so long as the Advisory Agreement, or any amendment, restatement, replacement or successor agreement thereto, remains in effect.

“Agreement” means this Credit Agreement.

“AINC” means Ashford Inc., a Nevada corporation.

“AINC Subordination and Non-Disturbance Agreement” means that certain Subordination and Non-Disturbance Agreement of even date herewith among Borrower, Parent, Advisor, Remington Lodging & Hospitality LLC, Premier Project Management LLC, Lismore Capital II LLC and Administrative Agent relating to the Advisor Arrangements.

“Applicable Issuance Limit” has the meaning specified in Section 2.08(b)(iv).

“Applicable Percentage” means, (a) with respect to a Lender’s obligation to make Loans of any Class hereunder at any time, the quotient obtained by dividing (i) the aggregate amount of such Lender’s Commitments of such Class at such time by (ii) the aggregate amount of Commitments of such Class of all Lenders at such time and (b) with respect to a Lender’s right to receive principal, interest, fees, premiums, voluntary and mandatory prepayments, proceeds of Collateral or any other amounts in respect of Loans (or Loans of any Class) hereunder at any time, the quotient obtained by dividing (i) the aggregate outstanding principal amount of Loans (or Loans of such Class) held by such Lender at such time by (ii) the aggregate outstanding principal amount of Loans (or Loans of such Class) held by all Lenders at such time, in each case, expressed as a percentage carried out to the ninth decimal place, giving effect to assignments in accordance with Section 11.06, and subject in the case of a Defaulting Lender to Section 3.05. The Applicable Percentage of each Lender (for each Class, if such Lender’s Applicable Percentage differs among Classes) as of the Closing Date is set forth opposite the name of such Lender on Schedule 1.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

“Applicable Rate” means (1) in respect of the Initial Term Loan and Initial DDTLs (a) during the period from the Closing Date to and including the second anniversary of the Closing Date, 16% per annum and (b) at all times thereafter, thereafter, 14% per annum and (2) in respect of any Additional DDTLs (a) during the period from the Closing Date to and including the second anniversary of the Closing Date, 18.5% per annum and (b) at all times thereafter, thereafter, 16.5% per annum.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor or by investment advisors that are Affiliates.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 11.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit E-1 or any other form (including electronic documentation generated by use of an electronic platform) approved by the Administrative Agent.

“Audited Financial Statements” means the audited consolidated balance sheet of the Parent and its Subsidiaries and Controlled JV Subsidiaries for the fiscal year ended December 31, 2019, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year of the Parent, and its Subsidiaries and Controlled JV Subsidiaries, including the notes thereto.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Banking Services” means each and any of the following bank services provided to any Loan Party: commercial credit cards, stored value cards, purchasing cards, deposit accounts, treasury management services, netting services, overdraft protections, check drawing services, automated payment services (including depository, overdraft, controlled disbursement, ACH transactions, return items and interstate depository network services), employee credit card programs, and cash pooling services.

“Bankruptcy Code” mean Title 11 of the United States Code.

“Borrower” has the meaning specified in the introductory paragraph hereto.

“Borrower Materials” has the meaning specified in Section 6.02.

“Borrower Partnership Agreement” means that certain Seventh Amended and Restated Agreement of Limited Partnership of the Borrower, dated April 14, 2016, as in effect on the date hereof.

“Borrowing” means a borrowing of Initial Term Loans and/or DDTLs and/or Protective Advance Loans, as the context may require.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where any Lending Office is located.

“Capitalized Lease Obligations” shall mean, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP.

“Cash Equivalents” means any of the following types of Investments:

(a)            readily marketable obligations issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof having maturities of not more than 360 days from the date of acquisition thereof; provided that the full faith and credit of the United States is pledged in support thereof;

(b)            time deposits with, or insured certificates of deposit or bankers’ acceptances of, any commercial bank that (i)(A) is a Lender or (B) is organized under the laws of the United States, any state thereof or the District of Columbia or is the principal banking subsidiary of a bank holding company organized under the laws of the United States, any state thereof or the District of Columbia, and is a member of the Federal Reserve System, (ii) issues (or the parent of which issues) commercial paper rated as described in clause (c) of this definition and (iii) has combined capital and surplus of at least $1,000,000,000, in each case with maturities of not more than 180 days from the date of acquisition thereof;

(c)            commercial paper issued by any Person organized under the laws of any state of the United States and rated at least “Prime-1” (or the then equivalent grade) by Moody’s or at least “A-1” (or the then equivalent grade) by S&P, in each case with maturities of not more than 180 days from the date of acquisition thereof; and

(d)            Investments, classified in accordance with GAAP as current assets, in money market investment programs registered under the Investment Company Act of 1940, which are administered by financial institutions that have the highest rating obtainable from either Moody’s or S&P, and the portfolios of which are limited solely to Investments of the character, quality and maturity described in clauses (a), (b) and (c) of this definition.

“Cash Exit Fee” has the meaning specified in Section 2.08(b)(ii).

“Casualty Event” means any event that gives rise to the receipt of insurance proceeds or condemnation awards in respect of any equipment, fixed assets or real property (including any improvements thereon).

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980.

“CERCLIS” means the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the U.S. Environmental Protection Agency.

“CFC” means a Person that is a “controlled foreign corporation” within the meaning of Section 957 of the Code.

“CFC Holding Company” shall mean a Subsidiary that is a U.S. Person, substantially all of the assets of which consist of equity (or equity and debt) of one or more non-U.S. Subsidiaries of a U.S. Loan Party that are CFCs.

“Class”, when used in reference to a Loan or Commitment, refers to whether such Loan is an Initial Term Loan, an Initial DDTL, an Additional DDTL or a Protective Advance Loan, or whether such Commitment is an Initial Term Loan Commitment or a DDTL Commitment.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x)  the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” means an event or series of events by which:

(a)            any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of 35% or more of the equity securities of the Parent entitled to vote for members of the board of directors or equivalent governing body of the Parent on a fully-diluted basis (and taking into account all such securities that such “person” or “group” has the right to acquire pursuant to any option right); or

(b)            during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Parent cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body; or

(c)            the Parent shall cease, directly or indirectly, to (i) Control the Borrower and (ii) own at least a majority of the Equity Interests of the Borrower; or

(d)            a “change of control” or “change in control” or similar event shall occur under any documents governing Indebtedness for borrowed money of the Loan Parties having an aggregate outstanding principal amount that is greater than the Threshold Amount; or

(e)            any of the events described in the foregoing clauses (a) or (b) shall occur with respect to Advisor, with all instances of “Parent” therein for purposes of this clause (e) deemed to refer to either “AINC” or “Ashford Hospitality Advisors LLC”, as applicable, mutatis mutandis;

Notwithstanding the foregoing, no Change of Control shall be deemed to have occurred on account of the ownership of Warrants, Common Stock or OP Units by any Lender.

“Charge” means any fee, loss, charge, expense, cost, accrual or reserve of any kind (in each case, if applicable, as defined under GAAP).

“Closing Date” means the date of this Agreement, as specified in the introductory paragraph hereto.

“Code” means the Internal Revenue Code of 1986.

“Collateral” means all of the “Collateral” referred to in the Collateral Documents and all of the other property that is or is intended under the terms of the Collateral Documents to be subject to Liens in favor of the Administrative Agent for the benefit of the Secured Parties.

“Collateral Documents” means, collectively, the Security Agreement, the Pledge Agreement, each of the collateral assignments, security agreements, any amendments or supplements thereto or other similar agreements delivered to the Administrative Agent pursuant to Section 6.12, and each of the other agreements, instruments or documents that relates to any of the foregoing or creates or purports to create a Lien in favor of the Administrative Agent for the benefit of the Secured Parties.

“Commitment” means, as to each Lender, its Initial Term Loan Commitment and its DDTL Commitment.

“Common Stock” means the common stock of Parent.

“Company Preferred Stock” means the preferred stock of Parent.

“Compliance Certificate” means a certificate substantially in the form of Exhibit D or in such other form as may be agreed by Borrower and Administrative Agent.

“Consolidated Parties” means a collective reference to the Parent and its consolidated Subsidiaries and Controlled JV Subsidiaries; and “Consolidated Party” means any one of them.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Controlled JV Subsidiary” means any JV Subsidiary which at least a majority of the Equity Interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other individuals performing similar functions of such corporation, partnership or other entity (without regard to the occurrence of any contingency) is at the time directly or indirectly owned or controlled by the Parent or one or more Subsidiaries or Controlled JV Subsidiaries of the Parent or by the Parent and one or more Subsidiaries or Controlled JV Subsidiaries of the Parent, and shall include all Persons the accounts of which are consolidated with those of the Parent pursuant to GAAP. For the avoidance of doubt, the Borrower is deemed a Subsidiary of the Parent.

“COVID-19 Pandemic” means the pandemic of coronavirus disease 2019 caused by contagious severe acute respiratory syndrome coronavirus 2, and related or associated epidemics, pandemics, and disease outbreaks.

“Credit Extension” means a Borrowing of Initial Term Loans, DDTLs, or Protective Advance Loans, as applicable.

“Cure Amount” has the meaning set forth in Section 8.04.

“Cure Cut-Off Date” has the meaning set forth in Section 8.04.

“Cure Right” has the meaning set forth in Section 8.04.

“DDTL” has the meaning set forth in Section 2.01(b). For the avoidance of doubt, the term DDTL is a collective reference to any Initial DDTL or Additional DDTL.

“DDTL Commitment” means, in the case of each DDTL Lender as of the date hereof, the amount set forth opposite such DDTL Lender’s name on Schedule 1.01 under the heading “DDTL Commitment”, as the same may be changed from time to time pursuant to the terms hereof.

“DDTL Commitment Expiration Date” means the thirty (30) month anniversary of the Closing Date.

“DDTL Lender” means any Lender with a DDTL Commitment or an outstanding DDTL.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means an interest rate equal the Applicable Rate plus 2% per annum.

“Defaulting Lender” means, subject to Section 3.05(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, or (iii) become the subject of a Bail-in Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 3.05(b)) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Borrower, and each other Lender promptly following such determination.

“Designated Jurisdiction” means any country or territory to the extent that such country or territory itself is the subject of any Sanction.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person (or the granting of any option or other right to do any of the foregoing), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“Disqualified Lender” shall mean (i) the persons identified as “Disqualified Lenders” in writing to the Administrative Agent by the Borrower or Parent on or prior to the Closing Date, (ii) any persons who are competitors of the Borrower and its Subsidiaries and Controlled JV Subsidiaries that are separately identified in writing by the Borrower or Parent to the Administrative Agent from time to time and (iii) up to ten (10) additional persons or institutions in the aggregate (whereby any one such person or institution together with the Affiliates of such person or institution reasonably identifiable by name as an Affiliate thereof shall count as one person or institution for the purposes hereof), including, without limitation, investors in the Equity Interests of the Parent and its Affiliates, as may be identified in writing by the Borrower or the Parent to the Administrative Agent from time to time. Notwithstanding the foregoing, (x) each Loan Party and the Lenders acknowledge and agree that the Administrative Agent shall not have any responsibility or obligation to determine whether any Lender or potential Lender is a Disqualified Lender and the Administrative Agent shall have no liability with respect to any assignment or participation made to a Disqualified Lender and (y) any such designation of a Disqualified Lender may not apply retroactively to disqualify any Person that has previously acquired an assignment or participation in any Loan prior to such date of designation.

“Disqualified Stock” means, with respect to any Person, any Equity Interests of such person that, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Qualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments), (b) is redeemable at the option of the holder thereof, except to the extent such Person may satisfy such redemption through the issuance of Qualified Equity Interests, in whole or in part, (c) requires the scheduled payment of dividends in cash (and which may not accrue) or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Stock, in each case of clauses (a) to (d), prior to the date that is ninety-one (91) days after the Final Extended Maturity Date in effect at the time of issuance thereof (provided, that only the portion of the Equity Interests that so mature or are mandatorily redeemable, are so convertible or exchangeable or are so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Stock). Notwithstanding the foregoing, any Equity Interests issued to any employee or to any plan for the benefit of employees of the Borrower or the Subsidiaries or by any such plan to such employees shall not constitute Disqualified Stock solely because they may be required to be repurchased by the Borrower in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability.

“Dollar” and “$” mean lawful money of the United States.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Sections 11.06(b)(iii) and (v) (subject to such consents, if any, as may be required under Section 11.06(b)(iii)).

“Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of or exposure to any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower, any other Loan Party or any of their respective Subsidiaries or Controlled JV Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock (or other ownership or profit interests) in such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock (or other ownership or profit interests) in such Person, all of the securities convertible into or exchangeable for shares of capital stock (or other ownership or profit interests) in such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) the withdrawal of the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA; (e) the institution by the PBGC of proceedings to terminate a Pension Plan; (f) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (g) the determination that any Pension Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA; (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate; or (i) a failure by the Borrower or any ERISA Affiliate to meet all applicable requirements under the Pension Funding Rules in respect of a Pension Plan, whether or not waived, or the failure by the Borrower or any ERISA Affiliate to make any required contribution to a Multiemployer Plan.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Default” has the meaning specified in Section 8.01.

“Excluded Subsidiary” means (a) any Property-Level Subsidiary which is prohibited from guaranteeing the Obligations pursuant to restrictions contained in (x) any document, instrument or agreement evidencing Mortgage Indebtedness secured by assets directly owned by such Property-Level Subsidiary (or by its Subsidiary, provided Section 6.12(b) has been complied with in respect of such Mortgage Indebtedness) or (y) such Property-Level Subsidiary’s Organizational Documents as in effect on the Closing Date or to the extent they are required to contain such restrictions under documents referred to in clause (x), (b) any JV Subsidiary, (c) any Subsidiary that holds no material assets (and holds no Equity Interests in entities that own material assets, whether directly or indirectly through Equity Interests in other such entities) and has no material operations, (d) any Subsidiary of any entity described in clause (a) or (b) or (c) above, (e) any CFC or a Subsidiary that is held directly or indirectly by a CFC, (f) any Subsidiary of Parent that is a CFC Holding Company, (g) any Subsidiary that is disregarded as separate from its owner within the meaning of Treasury Regulations Section 301.7701-2(c)(2) that is held directly or indirectly by a non-U.S. Subsidiary that is a CFC, (h) any captive insurance Subsidiary, (i) any not-for-profit Subsidiary, or (j) any Subsidiary that is taxable as a REIT and prohibited by law or by the terms of any Mortgage Indebtedness from providing any guaranty in respect of this Agreement. A Subsidiary shall no longer be considered an Excluded Subsidiary when it ceases to be subject to the circumstances or restrictions which caused it to be an Excluded Subsidiary.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to a Recipient: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a Law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 11.13), or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 3.01, amounts with respect to such withholding Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.01(e) and (d) any withholding Taxes imposed pursuant to FATCA.

“Exit Fee” has the meaning specified in Section 2.08(b)(i).

“Extended Maturity Date” means, (a) with respect to the first requested extension pursuant to Section 2.13, if any, the first anniversary of the Initial Maturity Date, and (b) with respect to the second requested extension pursuant to Section 2.13, if any, the second anniversary of the Initial Maturity Date.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average quotation (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) on such day for such transactions received by the Administrative Agent from three federal funds brokers of recognized standing, selected by it.

“Final Extended Maturity Date” means the fifth anniversary of the Closing Date.

“Forbearance Agreements” means any forbearance, standstill or modification agreements relating to Mortgage Indebtedness executed on or prior to the Closing Date or pending as of the Closing Date and hereafter executed in connection with the COVID-19 Pandemic or such other forbearance agreement contemplated by Section 2.01(c).

“Foreign Lender” means a Lender that is not a U.S. Person.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” means, as to any Person, any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person in any manner, whether directly or indirectly. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the Indebtedness in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith.

“Guarantors” means, collectively, (a) the Parent Entities, and (b) all Subsidiary Guarantors.

“Guaranty” means, collectively, the Guaranty made by the Parent under Article X in favor of the Secured Parties, the Guaranty made by the Borrower and Guarantors in favor of the Secured Parties, substantially in the form of Exhibit F, together with each other guaranty and guaranty supplement delivered pursuant to Section 6.12.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Hedging Agreement” shall mean any agreement with respect to any swap, forward, future or derivative transaction, or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value, or credit spread transaction, repurchase transaction, reserve repurchase transaction, securities lending transaction, weather index transaction, spot contracts, fixed price physical delivery contracts, or any similar transaction or any combination of these transactions, in each case of the foregoing, whether or not exchange traded.

“Hotel Properties” means any of the hotel properties owned or leased by the Borrower or any Subsidiaries or JV Subsidiaries.

“Immediate Family Member” means, with respect to any individual, such individual’s child, stepchild, grandchild or more remote descendant, parent, stepparent, grandparent, spouse, former spouse, domestic partner, former domestic partner, sibling, mother-in-law, father-in-law, son-in-law and daughter-in-law (including adoptive relationships), any trust, partnership or other bona fide estate-planning vehicle the only beneficiaries of which are any of the foregoing individuals, such individual’s estate (or an executor or administrator acting on its behalf), heirs or legatees or any private foundation or fund that is controlled by any of the foregoing individuals or any donor-advised fund of which any such individual is the donor.

“Indebtedness” means, as to any Person, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments, (c) the maximum amount of all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person, (e) all obligations of such Person issued or assumed as the deferred purchase price of property or services (other than such obligations accrued in the ordinary course of business or consistent with past practice), to the extent that the same would be required to be shown as a long-term liability on a balance sheet prepared in accordance with GAAP, (f) all Capitalized Lease Obligations of such Person, (g) all net payments that would be due from such Person in the event of an early termination, on the date of determination, in respect of outstanding Hedging Agreements, (h) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock (excluding accrued dividends that have not increased the liquidation preference of such Disqualified Stock) and (i) all Guarantees by such Person of Indebtedness described in clauses (a) to (h) above. The Indebtedness of any Person shall include the Indebtedness of any partnership in which such Person is a general partner, other than to the extent that the instrument or agreement evidencing such Indebtedness limits the liability of such Person in respect thereof.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitees” has the meaning specified in Section 11.04(b).

“Information” has the meaning specified in Section 11.07.

“Initial DDTL” means DDTLs advanced up to an aggregate principal amount of $150,000,000 (and any PIK Principal on Initial DDTLs).

“Initial Maturity Date” means the third anniversary of the Closing Date.

“Initial Loans” means the Initial Term Loans and each DDTL (if any).

“Initial Term Loan” has the meaning set forth in Section 2.01(a).

“Initial Term Loan Commitment” means, in the case of each Lender as of the date hereof, the amount set forth opposite such Lender’s name on Schedule 1.01 under the header “Initial Term Loan Commitment”, as the same may be changed from time to time pursuant to the terms hereof.

“Initial Term Loan Lender” means any Lender with an Initial Term Loan Commitment or an outstanding Initial Term Loan.

“Insolvency Proceeding” has the meaning set forth in Section 8.01(f).

“Interest Payment Date” means the last Business Day of each March, June, September and December and the Maturity Date.

“Intermediate Parents” means, collectively, Ashford OP General Partner LLC and Ashford OP Limited Partner LLC.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition (including pursuant to a merger with another Person that is not a Subsidiary of a Loan Party immediately prior to such merger) of Equity Interests, Indebtedness or other securities of another Person, (b) the making of a loan, advance or capital contribution to another Person, or the Guarantee or assumption of Indebtedness of another Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of a Hotel Property or assets of another Person that constitute a business unit.

“IP Rights” has the meaning specified in Section 5.17.

“IRS” means the United States Internal Revenue Service.

“JV Subsidiary” means any entity in which Borrower owns, directly and indirectly, less than 100% of the equity interests, excluding any investment in the securities of any publicly traded company.

“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“Lender” has the meaning specified in the introductory paragraph hereto.

“Lending Office” means, as to any Lender, the office or offices of such Lender and, as appropriate, its account, as described in such Lender’s Administrative Questionnaire, or such other office or offices or account as a Lender may from time to time notify the Borrower and the Administrative Agent, which office or account may be that of any Affiliate of such Lender or any domestic or foreign branch of such Lender or such Affiliate. Unless the context otherwise requires each reference to a Lender shall include its applicable Lending Office.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).

“Liquidity Test Date” has the meaning set forth in Section 7.11.

“Lismore Contract” means that certain letter agreement re Amended and Restated Ashford Trust Agreement, dated as of April 6, 2020, related to the provision by Lismore Capital II LLC to the Parent of certain services.

“Loan” means an extension of credit by a Lender to the Borrower in the form of an Initial Term Loan, a DDTL or a Protective Advance Loan, as applicable.

“Loan Documents” means, collectively, (a) this Agreement, (b) the Note, (c) the Guaranty, (d) the Collateral Documents, (e) the AINC Subordination and Non-Disturbance Agreement, (f) the Voting Agreement and (g) each other agreement, certificate, instrument or document executed or delivered pursuant to this Agreement and the other Loan Documents.

“Loan Parties” means, collectively, the Borrower and each Guarantor.

“Make-Whole Amount” means, as of any time of determination with respect to any applicable actual or required repayment, prepayment or acceleration of the outstanding principal amount of the Initial Loans, an amount, determined by the Administrative Agent, equal to the excess of (i) the sum of (x) the present value on the repayment, prepayment or acceleration (including automatic acceleration pursuant to Section 8.02 or by operation of law) date of the aggregate amount of all interest which would otherwise have accrued on the amount repaid, prepaid or accelerated for the period from the date of such repayment, or prepayment or acceleration (or the date on which such repayment or prepayment was required to be made) to the date that is twenty-four (24) months following the Closing Date, computed using a discount rate equal to the Treasury Rate as at the date which is two Business Days prior to the date of repayment or prepayment plus 50 basis points, plus (y) an amount equal to 102.00% of the principal amount to be repaid, prepaid or accelerated over (ii) the principal amount to be repaid or prepaid or accelerated.

“Material Adverse Effect” means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Parent and its Subsidiaries and Controlled JV Subsidiaries taken as a whole, (b) the ability of the Loan Parties to timely perform their obligations under the Loan Documents, or (c) the validity or enforceability of the Loan Documents.

“Material Contract” means, with respect to any Person, each contract or agreement to which such Person is a party (a) involving aggregate consideration in excess of the Threshold Amount, (b) as to which the breach, nonperformance, cancellation or failure to renew by any party thereto could reasonably be expected to have a Material Adverse Effect, or (c) that is a management, franchise or brand license agreement with respect to any of the Hotel Properties.

“Maturity Date” means (a) if the Initial Maturity Date is not extended to the Extended Maturity Date pursuant to Section 2.13, then the Initial Maturity Date, and (b) if the Initial Maturity Date is extended to the Extended Maturity Date pursuant to Section 2.13, then the Extended Maturity Date; provided, however, that, in each case, if such date is not a Business Day, then the Maturity Date shall be the next succeeding Business Day, unless such Business Day falls in another calendar month, in which case the Maturity Date shall be the next preceding Business Day.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Mortgage Debt Threshold Amount” means $400,000,000.

“Mortgage Indebtedness” means, collectively, (a) the Indebtedness identified on Schedule 5.07(b) (including any mezzanine loans comprising a part thereof) and any Permitted Refinancing thereof and (b) all other Indebtedness of Property-Level Subsidiaries that is secured by the assets of any Property-Level Subsidiaries, in each case of clauses (a) and (b), that is without recourse to any Loan Party (other than pursuant to one or more Mortgage Recourse Carve-outs).

“Mortgage Recourse Carve-outs” means, (a) with respect to Mortgage Indebtedness, (i) recourse liabilities contained in customary (ii) “bad boy” guarantees, (iii) environmental indemnities, (iv) PIP completion guarantees, (v) limited payment or replenishment guarantees contained in any Forbearance Agreements, and (b) guarantees of brand franchise or management agreements.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Multiple Employer Plan” means a Plan which has two or more contributing sponsors (including the Borrower or any ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.

“Net Cash Proceeds” means:

(a)            with respect to any Disposition of a Hotel Property (including a Disposition of any direct or indirect Equity Interests in a Property-Level Subsidiary that owns a Hotel Property) or any other Disposition pursuant to clauses (e), (h)(vii) and (h)(viii) of Section 7.05 by the Borrower or any of its Subsidiaries or Controlled JV Subsidiaries, the excess, if any, of:

(i)          the sum of cash and Cash Equivalents received in connection with such Disposition (including any cash or Cash Equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received); over

(ii)           the sum (without duplication) of (A) the principal amount of any Mortgage Indebtedness that is directly or indirectly secured by the Hotel Property (or any other Indebtedness secured by the property subject to such Disposition) and that is required to be repaid in connection with such Disposition (other than Indebtedness under the Loan Documents), together with any applicable premium, penalty, interest and breakage costs, (B) the out-of-pocket expenses (including, without limitation, attorneys’ fees, accountants’ fees, investment banking fees, survey costs, title insurance premiums and related search and recording charges, transfer taxes, deed or mortgage recording taxes, other customary expenses and brokerage, consultant and other customary fees) actually incurred by the Borrower or such Subsidiary or Controlled JV Subsidiary in connection with such Disposition; (C) taxes (or distributions for taxes) paid or reasonably estimated to be payable in connection therewith by the Borrower or such Subsidiary or Controlled JV Subsidiary and attributable to such Disposition; and (D) any reserve for adjustment in respect of (1) the sale price of such asset or assets established in accordance with GAAP and (2) any liabilities associated with such asset or assets and retained by the Borrower or such Subsidiary or Controlled JV Subsidiary after such Disposition, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction;

(b)            with respect to any incurrence or issuance of Indebtedness (other than to the extent permitted under Section 7.02 or in respect of Indebtedness incurred or issued in connection with a Permitted Refinancing), the excess, if any, of (i) the sum of the cash received in connection with such incurrence or issuance over (ii) the investment banking fees, underwriting discounts, commissions, costs and other out-of-pocket expenses (including attorneys’ fees) and other customary expenses, incurred by such Person in connection with such transaction;

(c)            with respect to any Permitted Refinancing, (A) the amount of Indebtedness incurred or issued in such Permitted Refinancing in excess of the principal amount of Indebtedness to be repaid in connection with such Permitted Refinancing, together with any applicable premium, penalty, interest and breakage costs, less (B) investment banking fees, underwriting discounts, commissions, costs and other out-of-pocket expenses (including attorneys’ fees) and other customary expenses, incurred by such Person in connection with such transaction (including any reserves required to be maintained by such Person); and

(d)            with respect to any Casualty Event, the excess of (i) the sum of the cash and Cash Equivalents received under an insurance claim filed or from any governmental authority in connection with such Casualty Event over (ii) the sum (without duplication) of (A) the costs incurred or reserved to repair or restore the damage to the Hotel Property (or insured property) (x) to the extent such repair or restoration is required under the terms of any Mortgage Indebtedness or (y) otherwise, so long as such repair or restoration is commenced within 180 days of receipt of such Net Cash Proceeds (B) any amounts required to be applied or reserved under the terms of any Mortgage Indebtedness, (C) the out-of-pocket expenses (including, without limitation, attorneys’ fees) incurred in connection with the insurance recovery thereof, (D) taxes (or distributions for taxes) paid or reasonably estimated to be payable in connection therewith by the Borrower or such Subsidiary or Controlled JV Subsidiary and attributable to such Casualty Event, and (E) any reserve for adjustment in respect of any liabilities retained by Borrower or any Subsidiary or Controlled JV Subsidiary after such Casualty Event, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

“Net Equity Proceeds” means, in respect of any sale or issuance of common Equity Interests in Parent, the excess of (i) the sum of the cash and Cash Equivalents received by Parent in connection with such sale or issuance, over the sum (without duplication) of (ii)(A) the fees, underwriting discounts and commissions, and other reasonable and customary out-of-pocket expenses, incurred by Parent in connection therewith and (B) taxes (or distributions for taxes) paid or reasonably estimated to be payable in connection therewith by the Parent and attributable to such sale or issuance.

“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (a) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 11.01 and (b) has been approved by the Required Lenders.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Note” means a promissory note made by the Borrower in favor of a Lender evidencing Loans made by such Lender, substantially in the form of Exhibit C.

“NPL” means the National Priorities List under CERCLA.

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest, fees and premiums that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest, fees and premiums are allowed claims in such proceeding.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“OP Units” means “Common Partnership Units” as defined in the Borrower Partnership Agreement.

“Organizational Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.07).

“Outstanding Amount” means the aggregate outstanding principal amount of all Loans after giving effect to any borrowings and prepayments or repayments of Loans occurring on such date;.

“Parent” has the meaning specified in the introductory paragraph hereto.

“Parent Entities” means, collectively, the Parent and the Intermediate Parents.

“Participant” has the meaning specified in Section 11.06(d).

“Participant Register” has the meaning specified in Section 11.06(d).

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Act” means the Pension Protection Act of 2006.

“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and set forth in, with respect to plan years ending prior to the effective date of the Pension Act, Section 412 of the Code and Section 302 of ERISA, each as in effect prior to the Pension Act and, thereafter, Section 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.

“Pension Plan” means any employee pension benefit plan (including a Multiple Employer Plan or a Multiemployer Plan) that is maintained or is contributed to by the Borrower and any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code.

“Permitted Refinancing” means any refinancing or replacement of Indebtedness that does not increase the principal amount thereof or shorten the maturity thereof; provided that (i) the principal amount may be increased by reasonable fees incurred in connection therewith and otherwise increased, so long as any Net Cash Proceeds thereof are applied in accordance with Section 2.04, and (ii) if the Indebtedness being so refinanced or replaced is Mortgage Indebtedness, the Indebtedness with which it is refinanced or replaced shall constitute Mortgage Indebtedness.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“PIK Election Period” means the period commencing on the Closing Date and ending on the second anniversary of the Closing Date.

“PIK Interest” has the meaning specified in Section 2.07(c)(ii).

“PIK Interest Payment” has the meaning specified in Section 2.07(c)(ii).

“PIP” means any property improvement plan or other capital expenditures required by any hotel brand franchisor at a Hotel Property.

“Plan” means any “employee benefit plan” within the meaning of Section 3(3) of ERISA (including a Pension Plan), maintained for employees of any Loan Party or any ERISA Affiliate or any such Plan to which any Loan Party or any ERISA Affiliate is required to contribute on behalf of any of its employees.

“Platform” has the meaning specified in Section 6.02.

“Pledge Agreement” has the meaning specified in Section 4.01(a)(iii).

“Pledged Debt Instruments” has the meaning specified in Section 1 of the Security Agreement.

“Pledged Equity” means the Pledged Shares and the Pledged Interests, each as defined in Section 1 of the Pledge Agreement.

“Premier Project Management Agreement” means (a) that certain Master Project Management Agreement dated August 8, 2018, by and among Ashford TRS Corporation, RI Manchester Tenant Corporation, CY Manchester Tenant Corporation and Premier Project Management LLC, together with all addendums executed in connection therewith, and (b) Mutual Exclusivity Agreement dated August 8, 2018, by and among Borrower, Parent and Premier Project Management LLC, together with all addendums executed in connection therewith, as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof.

“Prepayment Premium” means, as of the date of the occurrence of a Prepayment Premium Trigger Event, with respect to any Initial Loan:

(a)            during the period from and after the Closing Date through and including the date that is the second anniversary of the Closing Date, an amount equal to the Make-Whole Amount;

(b)            during the period following the second anniversary of the Closing Date through the date immediately preceding the Initial Maturity Date, an amount equal to two percent (2.0%) of the principal amount of the Initial Loans prepaid (or in the case of an Prepayment Premium Trigger Event occurring under clauses (b) or (c) of the definition thereof, deemed to be prepaid) on such date; and

(c)            on the Initial Maturity Date (and including in the event of an extension of the Initial Maturity Date pursuant to Section 2.13), zero (0.0%).

“Prepayment Premium Trigger Event” means:

(a)            any prepayment by the Borrower of all, or any part, of the principal balance of any Initial Loan other than (i) any payment of PIK Principal (including pursuant to Sections 2.04(a) and 2.07(c)(ii)(B)), (ii) prepayments of Protective Loan Advances, (iii) any prepayment of the Initial Loans in an aggregate principal amount up to $125,000,000 prior to the Maturity Date that is funded solely with (x) the Net Equity Proceeds of the issuance and sale of common Equity Interests in the Parent in a registered offering (provided such Net Equity Proceeds are applied to make such prepayment within ten (10) Business Days of such issuance and sale), (y) the Net Cash Proceeds of a Disposition of Hotel Properties or of the Equity Interests of a Property-Level Subsidiary or other Disposition pursuant to Section 2.04(b)(i) or (z) with the Net Cash Proceeds of Casualty Events pursuant to Section 2.04(b)(i).

(b)          the acceleration of the Obligations for any reason pursuant to Section 8.02, including any automatic acceleration upon commencement of any proceeding under the Bankruptcy Code; or

(c)            the satisfaction, release, payment, restructuring, reorganization, replacement, reinstatement, defeasance or compromise of any of the Obligations in any proceeding under the Bankruptcy Code, foreclosure (whether by power of judicial proceeding or otherwise) or deed in lieu of foreclosure, or the making of a distribution of any kind in any proceeding under the Bankruptcy Code to the Administrative Agent or the Lenders in full or partial satisfaction of the Obligations.

For purposes of the definition of the term Prepayment Premium, if a Prepayment Premium Trigger Event occurs under clause (b) or (c) above, solely for the purposes of determining the amount of Prepayment Premium that is due, the entire outstanding principal amount of the Initial Loans shall be deemed to have been prepaid on the date on which such Prepayment Premium Trigger Event occurs.

“Property-Level Subsidiary” means any Subsidiary or Controlled JV Subsidiary of the Borrower that is obligated in respect of any Mortgage Indebtedness and (i) holds title to any assets which are collateral for, or are intended under applicable security documents to be collateral for, such Mortgage Indebtedness, (ii) which is a direct or indirect beneficial owner of one or more other Subsidiaries or Controlled JV Subsidiaries holding assets referred to in clause (i), or (iii) which is a Subsidiary or Controlled JV Subsidiary of a Property-Level Subsidiary.

“Protective Advance Lender” means any Lender with an outstanding Protective Advance Loan.

“Protective Advance Loan” has the meaning specified in Section 2.01(e).

“Public Lender” has the meaning specified in Section 6.02.

“Qualified Equity Interests” shall mean any Equity Interest other than Disqualified Stock.

“Recipient” means the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder.

“Register” has the meaning specified in Section 11.06(c).

“REIT” means a Person qualifying for treatment as a “real estate investment trust” under Sections 856 through 860 of the Code and the United States Treasury Regulations promulgated thereunder.

“REIT Ownership Issuance Limit” has the meaning specified in Section 2.08(b)(iv).

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Registration Rights Agreement” means that certain Registration Rights Agreement, in the form attached hereto as Exhibit I, that may be entered into by Parent and one or more Lenders or their Affiliates in accordance with Section 2.08(b)(vi).

“Remington Management Agreement” means (a) that certain Consolidated, Amended and Restated Hotel Master Management Agreement dated August 8, 2018, by and among Ashford TRS Corporation, RI Manchester Tenant Corporation, CY Manchester Tenant Corporation and Remington Lodging & Hospitality LLC, together with all addendums executed in connection therewith, and (b) Amended and Restated Mutual Exclusivity Agreement dated August 8, 2018, by and among Borrower, Parent and Remington Lodging & Hospitality, LLC, together with all addendums executed in connection therewith, as amended, restated, supplemented or otherwise modified in accordance with the terms hereof.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the thirty (30) day notice period has been waived.

“Request for Credit Extension” means a notice of a Borrowing pursuant to Section 2.02(a), which, shall be substantially in the form of Exhibit A or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower.

“Required Lenders” means, at any time, Lenders having Total Credit Exposures representing more than fifty percent (50%) of the Total Credit Exposures of all Lenders. The Total Credit Exposure of any Defaulting Lender shall be disregarded in determining Required Lenders at any time.

“Responsible Officer” means the chief executive officer, president, chief financial officer, treasurer, assistant treasurer, controller or other executive officer of a Loan Party, solely for purposes of the delivery of incumbency certificates pursuant to Section 4.01, the secretary or any assistant secretary of a Loan Party and, solely for purposes of notices given pursuant to Article II, any other officer or employee of the applicable Loan Party so designated by any of the foregoing officers in a notice to the Administrative Agent or any other officer or employee of the applicable Loan Party designated in or pursuant to an agreement between the applicable Loan Party and the Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Payment” means (a) the payment or declaration by any Person of any dividend or other distribution, by reduction of capital or otherwise (whether in cash, securities or other property, but excluding dividends and distributions payable solely by the issuance of additional Equity Interests (other than Disqualified Stock) of such Person) with respect to any capital stock or other Equity Interest of such Person, (b) the payment by any Person (whether in cash, securities or other property other than any payment solely in the form of Equity Interests (other than Disqualified Stock) of such Person), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any capital stock or other Equity Interest of such Person, or such Person’s direct or indirect parent entity, or on account of any return of capital to such Person’s or such Person’s direct or indirect parent entity’s shareholders, partners, members or other holders of Equity Interests and (c) the making of any principal payment on or with respect to, or purchase, redemption, defeasance or other acquisition or retirement for value of, any Indebtedness for borrowed money of any Loan Party that is (i) contractually subordinated in right of payment to the Obligations, (ii) secured by a Lien on the Collateral that ranks junior in priority to the Lien on the Collateral securing the Obligations or (iii) unsecured, in each case, except for regularly scheduled principal payments thereof, at the stated maturity thereof or a Permitted Refinancing thereof.

“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc. and any successor thereto.

“Sanction(s)” means any international economic sanction administered or enforced by the United States Government (including without limitation, OFAC), the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Secured Parties” means, collectively, the Administrative Agent, the Lenders, each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.05, and the other Persons the Obligations owing to which are or are purported to be secured by the Collateral under the terms of the Collateral Documents.

“Security Agreement” has the meaning specified in Section 4.01(a)(iii).

“Stock Exchange Issuance Limit” has the meaning specified in Section 2.08(b)(iv).

“Subsidiary” of a Person means a corporation, partnership, limited liability company or other entity in respect of which 100% of the Equity Interests therein are at the time directly or indirectly owned or controlled by such Person or one or more other Subsidiaries of such Person. As used in this Agreement, the Borrower shall be deemed a Subsidiary of Parent. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Parent.

“Subsidiary Guarantor” means each Subsidiary of the Borrower that has entered into (or is required hereunder to enter into) the Guaranty, or an addendum thereto in the form attached to the Guaranty; provided that “Subsidiary Guarantors” shall not include (i) Subsidiaries of the Borrower that have been released from the Guaranty pursuant to the terms of this Agreement or (ii) Excluded Subsidiaries.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Threshold Amount” means $40,000,000.

“Total Credit Exposure” means, as to any Lender at any time, (a) the unused DDTL Commitments of such Lender at such time and (b) the aggregate outstanding principal amount of such Lender’s Loans.

“Total DDTL Commitment” means the sum of all Lenders’ DDTL Commitments, which as of the date hereof is $250,000,000.

“Total Initial Term Loan Commitment” means the sum of all Initial Term Loan Lenders’ Initial Term Loan Commitments, which as of the date hereof is $200,000,000.

“Total Outstandings” means the aggregate Outstanding Amount of all Loans.

“Treasury Rate” means, as of any date of determination, the weekly average rounded to the nearest 1/100th of a percentage point (for the most recently completed week for which such information is available as of the date that is two (2) Business Days prior to such date) of the yield to maturity of United States Treasury Securities with a constant maturity (as compiled and published in Federal Reserve Statistical Release H.15 with respect to each applicable day during such week or, if such Statistical Release is no longer published, any publicly available source of similar market data) most nearly equal to the period from such date of determination to the date that is twenty-four (24) months following the Closing Date; provided, however, that if the period from such date of determination to the date that is twenty-four (24) months following the Closing Date is not equal to the constant maturity of a United States Treasury Security for which such a yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury Securities for which such yields are given, except that if the period from the date of determination to the date that is twenty-four (24) months following the Closing Date is less than one year, the weekly average yield on actually traded United States Treasury Securities adjusted to a constant maturity of one year shall be used.

“UCC” means the Uniform Commercial Code as in effect in the State of New York or any other applicable jurisdiction.

“United States” and “U.S.” mean the United States of America.

“Unpledgeable Subsidiary” means (a) any Subsidiary of the Borrower the Equity Interests in which are prohibited from being pledged to secure the Obligations pursuant to restrictions contained in (x) any document, instrument or agreement evidencing Mortgage Indebtedness secured by assets directly or indirectly owned by such Subsidiary (or by its Subsidiary, provided Section 6.12(b) has been complied with in respect of such Mortgage Indebtedness) or (y) such Subsidiary’s Organizational Documents as in effect on the Closing Date or to the extent they are required to contain such restrictions under documents referred to in clause (x), (b) any JV Subsidiary, (c) any Subsidiary that holds no material assets (and holds no Equity Interests in entities that own material assets, whether directly or indirectly through Equity Interests in other such entities) and has no material operations, (d) any Subsidiary of any entity described in clause (a) or (b) or (c) above, (e) any CFC or a Subsidiary that is held directly or indirectly by a CFC, (f) any captive insurance Subsidiary, (g) any not-for-profit Subsidiary, or (h) any Subsidiary of the Borrower that is taxable as a REIT and prohibited by law or by the terms of any Mortgage Indebtedness from having its Equity Interests pledged to secure the Obligations. A Subsidiary shall no longer be considered an Unpledgeable Subsidiary when it ceases to be subject to the circumstances or restrictions which caused it to be an Unpledgeable Subsidiary.

“Unrestricted Cash” ” means, as of any date of determination, all cash and Cash Equivalents of the Loan Parties that would not appear as “restricted” on a consolidated balance sheet of the Parent (other than by reason of being held in a Collateral Account).

“U.S. Loan Party” means any Loan Party that is a U.S. Person.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning specified in Section 3.01(e)(ii)(B)(3) or (4).

“Voting Agreement” means that certain Investor Agreement, of even date herewith, by and among the Parent and the Lenders, as amended, restated, supplemented or otherwise modified from time to time.

“Warrants” has the meaning specified in Section 2.08(b)(iii).

“Warrant Certificate” means that certain Warrant Certificate, in the form attached hereto as Exhibit B, that may be entered into by Parent and one or more of the Lenders or their Affiliates in accordance with Section 2.08(b)(iii).

“Withholding Agent” means any Loan Party and the Administrative Agent.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

1.02         Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a)            The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “hereto,” “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Preliminary Statements, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Preliminary Statements, Exhibits and Schedules to, the Loan Document in which such references appear, and (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time.

(b)          In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(c)           Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

1.03        Accounting Terms.

(a)           Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of the Borrower and its Subsidiaries and or Controlled JV Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 on financial liabilities shall be disregarded.

(b)           Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or Lender shall so request, Lender and Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP.

1.04         Rounding. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.05         Times of Day; Rates. Unless otherwise specified, all references herein to times of day shall be references to Eastern Time (daylight or standard, as applicable).

1.06          Payments. If the Administrative Agent so instructs, all payments that are to be made to the Administrative Agent hereunder for the account of the Lenders shall instead be made directly by the Borrower to each Lender in the amount owed to such Lender hereunder assuming that the Administrative Agent had paid over such amounts to each Lender in accordance with the terms of this Agreement.

Article II.
The Commitments and Credit Extensions

2.01        Commitments and Loans.

(a)           Initial Term Loans. Subject to the terms and conditions set forth herein, each Initial Term Lender agrees severally and not jointly to make a loan or loans (each such loan, an “Initial Term Loan”) to the Borrower on the Closing Date, in an amount equal to such Initial Term Lender’s Initial Term Loan Commitment. All such Initial Term Loans in the aggregate shall not exceed the Total Initial Term Loan Commitment. Such Initial Term Loans may be repaid or prepaid in accordance with the terms hereof, but once repaid or prepaid may not be re-borrowed.

(b)          DDTLs. Subject to the terms and conditions set forth herein, each DDTL Lender severally agrees severally and not jointly to make a loan or loans to the Borrower from time to time after the Closing Date (each such loan, a “DDTL”), which shall be either an Initial DDTL or an Additional DDTL, until the DDTL Commitment Expiration Date, in an aggregate principal amount not to exceed its DDTL Commitment. All such DDTLs in the aggregate shall not exceed the Total DDTL Commitment. Such DDTLs may be repaid or prepaid in accordance with the terms hereof, but once repaid or prepaid may not be re-borrowed.

(c)           Protective Advances. Subject to the terms and conditions set forth herein, the Lenders may, in their sole and absolute discretion, make advances (each, a “Protective Advance Loan”) to or on behalf of the Borrower or its applicable Subsidiary or Controlled JV Subsidiary from time to time on any Business Day, solely to cure a default under Mortgage Indebtedness with an outstanding principal amount in excess of the Mortgage Debt Threshold Amount in the aggregate (the "Applicable Mortgage Indebtedness") (and for the avoidance of doubt, no such cure may be made with respect to any Mortgage Indebtedness with an aggregate outstanding principal amount equal to or less than the Mortgage Debt Threshold Amount); provided, however, that the Administrative Agent shall give Borrower ten (10) Business Days’ prior written notice prior to making a Protective Advance Loan, which notice shall specify (i) the amount of the Protective Advance Loan, (ii) the funding date of the Protective Advance Loan, which shall be a Business Day, and (iii) a reasonably detailed description of the default and the Applicable Mortgage Indebtedness to be paid with the proceeds of the Protective Advance Loan. If, prior to such funding date the Borrower pays or cures such default or obtains a Forbearance Agreement in respect thereof or provides other adequate assurances to the satisfaction of the Administrative Agent, the Administrative Agent will not advance the Protective Advance Loan; provided that, (i) in the event the Forbearance Agreement obtained or other assurances provided with respect to such default terminate or expire while the applicable default is continuing under such Applicable Mortgage Indebtedness, or if, notwithstanding any such Forbearance Agreement or other assurances, the creditor under the Applicable Mortgage Indebtedness is or becomes entitled to accelerate the Applicable Mortgage Indebtedness or enforce its rights in the collateral therefor, the Administrative Agent may advance Protective Advance Loans pursuant to this Section 2.01(c) without regard to this sentence and (ii) without the prior written consent of the Administrative Agent, the Loan Parties shall not, and shall cause their Subsidiaries and Controlled JV Subsidiaries not to, following such default, enter into, consent to or otherwise acquiesce to any agreement, arrangement, action or proceeding whereby the secured creditors under such Applicable Mortgage Indebtedness take exclusive control or possession of, or dispose of, or exercise their rights as a secured creditor in, collateral for such Applicable Mortgage Indebtedness, in full or partial satisfaction thereof.

(d)            Each Loan shall be made as part of a Borrowing consisting of Loans of the same Class made by the applicable Lenders ratably in accordance with their respective Commitments of the applicable Class. To the extent a Borrowing of Initial DDTLs would exceed an aggregate principal amount of $150,000,000, any amount in excess thereof shall be deemed to be a Borrowing of Additional DDTLs.

2.02        Borrowings of Loans.

(a)             Each Borrowing shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may be given by a Request for Credit Extension. Each such Request for Credit Extension must be received by the Administrative Agent not later than 11:00 a.m. (i) in the case of the Borrowing of Initial Term Loans to occur on the Closing Date, at least three (3) Business Days prior to the Closing Date and (ii) in the case of a Borrowing of DDTLs, at least five (5) Business Days prior to the date of the proposed Borrowing. Each Borrowing of Loans shall be in a principal amount of at least $25,000,000 or a whole multiple of $1,000,000 in excess thereof. Each Request for Credit Extension shall specify (i) whether the Borrower is requesting an Initial Term Loan or DDTL, (ii) the requested date of the Borrowing (which shall be a Business Day) and (iii) the principal amount of Loans to be borrowed (and, in the case of a Borrowing of DDTLs, the amount of such Borrowing constituting Initial DDTLs and the amount thereof constituting Additional DDTLs, if applicable).

(b)           Following receipt of a Request for Credit Extension, the Administrative Agent shall promptly notify each Lender of the amount of its Applicable Percentage of the applicable Loans. Subject to the satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), each Lender shall make the amount of its Loan available to the Borrower by wire transfer of such funds, in each case in accordance with instructions provided to the Administrative Agent by the Borrower, on the Business Day specified in the applicable Request for Credit Extension.

2.03         Pro Rata Borrowings. The Initial Term Loans under this Loan Agreement shall be made by the Initial Term Loan Lenders pro rata on the basis of their Initial Term Loan Commitments. Any DDTL under this Loan Agreement shall be made by the DDTL Lenders pro rata on the basis of their DDTL Commitments. No Lender shall be responsible for any default by any other Lender in its obligation to make Loans hereunder, and each Lender shall be obligated to make the Loans, as applicable, provided to be made by it hereunder regardless of the failure of any other Lender to fulfill its commitments hereunder.

2.04         Prepayments.

(a)          Voluntary Prepayments. The Borrower may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay the Loans (including PIK Principal) in whole or in part without premium or penalty other than, to the extent set forth in Section 2.04(d), any applicable Prepayment Premium; provided that such notice must be received by the Administrative Agent not later than 11:00 a.m. one Business Day prior to any date of prepayment (which notice may be extended or revoked in the discretion of Borrower). Each such notice shall specify the date and amount of such prepayment of Loans to be prepaid, and the applicable Prepayment Premium (if any). The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such prepayment. If such notice is given by the Borrower (and not extended or revoked), the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of Loans shall be accompanied by all accrued but unpaid interest on the amount prepaid, together with any applicable Prepayment Premium pursuant to Section 2.04(d) and, in the case of a repayment in full of the outstanding principal amount of the Loans (including any PIK Principal), the Exit Fee in accordance with Section 2.08(b). Subject to Section 3.05, each such prepayment shall be applied to the Loans of each Class held by the Lenders in accordance with their respective Applicable Percentages for Loans of such Class.

(b)          Mandatory Prepayments.

(i)            Dispositions; Casualty Events.

(A)            All Net Cash Proceeds described in clauses (a) or (d) of the definition thereof that are realized or received by the Parent and its Subsidiaries (but, in the case of any Property-Level Subsidiary, only to the extent permitted by the terms of any Mortgage Indebtedness to distribute such net cash proceeds to the Borrower), shall be paid to the Administrative Agent, for distribution to the Lenders for application to the Loans in accordance with the provisions of Section 2.04(c), within five (5) Business Days after realization or receipt of such Net Cash Proceeds; provided that, in respect of Net Cash Proceeds realized or received with respect to any Disposition of a Hotel Property or other Disposition pursuant to clauses (e), (h)(vii) and (h)(viii) of Section 7.05 or any Casualty Event, no such prepayment shall be required pursuant to this Section 2.04(b)(i)(A) if, on or prior to such date, the Borrower shall have given written notice to the Administrative Agent of its intention, to either (1) reinvest or cause to be reinvested all or a portion of such Net Cash Proceeds in accordance with Section 2.04(b)(i)(B) or (2) utilize all or a portion of such Net Cash Proceeds to fund operations at Property-Level Subsidiaries in accordance with Section 2.04(b)(i)(C) (which election may only be made if no Event of Default has occurred and is then continuing).

(B)          With respect to any Net Cash Proceeds realized or received with respect to any Disposition of a Hotel Property or other Disposition pursuant to clauses (e), (h)(vii) and (h)(viii) of Section 7.05 or any Casualty Event, at the option of the Borrower, and so long as no Event of Default shall have occurred and be continuing, the Borrower may reinvest or cause to be reinvested all or any portion of such Net Cash Proceeds (to the extent not utilized pursuant to Section 2.04(b)(i)(C)) in new Hotel Properties and other capital assets useful for the business of the Borrower and its Subsidiaries and JV Subsidiaries within one hundred and eighty (180) days of the receipt of such Net Cash Proceeds; provided that if any Net Cash Proceeds are not so reinvested within such reinvestment period, an amount equal to any such Net Cash Proceeds shall be immediately applied to the payment of the Loans pursuant to Section 2.04(c).

(C)            With respect to any Net Cash Proceeds realized or received with respect to any Disposition of a Hotel Property or other Disposition pursuant to clauses (e), (h)(vii) and (h)(viii) of Section 7.05 or any Casualty Event, at the option of the Borrower, and so long as no Event of Default shall have occurred and be continuing, the Borrower may use all or a portion of such Net Cash Proceeds (to the extent not reinvested pursuant to Section 2.04(b)(i)(B)) to pay any operating deficits at any Property-Level Subsidiary, provided that the aggregate amount of such Net Cash Proceeds that may be utilized pursuant to this Section 2.04(b)(i)(C) shall not exceed (1) $50,000,000 in any fiscal year of the Borrower (with no carry-over to subsequent fiscal years) and (2) $125,000,000 in the aggregate prior to the Maturity Date.

(ii)            Non-Permitted Indebtedness. If the Borrower or any other Subsidiary incurs or issues any Indebtedness not expressly permitted to be incurred or issued pursuant to Section 7.02, the Borrower shall immediately cause to be paid to the Administrative Agent an amount equal to 100% of the Net Cash Proceeds received therefrom, to be immediately applied as set forth in Section 2.04(c).

(iii)            Permitted Refinancings. If the Borrower or any other Subsidiary realizes or receives any Net Cash Proceeds in connection with any Permitted Refinancing, the Borrower shall immediately cause to be paid to the Administrative Agent an amount equal to 100% of the Net Cash Proceeds received therefrom, to be immediately applied as set forth in Section 2.04(c).

(c)           Except as otherwise provided in Section 2.04(b)(i), each prepayment of principal pursuant to this Section 2.04 shall be applied pro rata to the Loans based on the outstanding principal amounts thereof. All amounts received pursuant to this Section 2.04 shall be applied (i) first, to the prepayment of the any Protective Advance Loan then outstanding in accordance with the first sentence of this Section 2.04(c), (ii) second, to the outstanding balance of PIK Principal, and (iii) third, to the prepayment of any Initial Loans (including any Prepayment Premium thereon) in accordance with the first sentence of this Section 2.04(c). For the avoidance of doubt, the Net Cash Proceeds required to be applied pursuant to this Section 2.04(c) shall not be increased to an amount in excess of the Net Cash Proceeds realized or received to account for any Prepayment Premium owing as a result of any prepayment of Initial Loans.

(d)           Prepayment Premium. Upon the occurrence of a Prepayment Premium Trigger Event, the Borrower shall pay to the Administrative Agent, for the account of the Lenders holding the Loans being prepaid (or deemed prepaid), the Prepayment Premium. For the avoidance of doubt, no Prepayment Premium shall be due in connection with (i) any prepayment of PIK Principal, (ii) any prepayment of Protective Loan Advances or (iii) any prepayment of the Initial Loans in an aggregate principal amount up to $125,000,000 prior to the Maturity Date that is funded solely with: (x) the Net Equity Proceeds of the issuance and sale of common Equity Interests in the Parent in a registered offering (provided such Net Equity Proceeds are applied to make such prepayment within ten (10) Business Days of such issuance and sale), (y) the Net Cash Proceeds of a Disposition of Hotel Properties or of the Equity Interests of a Property-Level Subsidiary, pursuant to Section 2.04(b)(i) or (z) with the Net Cash Proceeds of Casualty Events pursuant to Section 2.04(b)(i). Notwithstanding anything to the contrary in this Loan Agreement or any other Loan Document, it is understood and agreed that if the Obligations are accelerated as a result of the occurrence and continuance of any Event of Default (including by operation of law or otherwise), the Prepayment Premium, if any, determined as of the date of acceleration, will also be due and payable and will be treated and deemed as though the Loans were prepaid as of such date and shall constitute part of the Obligations for all purposes herein. Any Prepayment Premium payable pursuant to this Section 2.04 shall be presumed to be equal to the liquidated damages sustained by the Lenders as the result of the occurrence of the Prepayment Premium Trigger Event, and the Borrower and Guarantors agree that it is reasonable under the circumstances currently existing. The Prepayment Premium, if any, shall also be payable in the event the Obligations (and/or this Loan Agreement) are satisfied or released by foreclosure (whether by power of judicial proceeding), deed in lieu of foreclosure or by any other means. THE LOAN PARTIES EXPRESSLY WAIVE THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF THE FOREGOING PREPAYMENT PREMIUM IN CONNECTION WITH ANY SUCH ACCELERATION. The Loan Parties expressly agree that (a) the Prepayment Premium is reasonable and is the product of an arm’s length transaction between sophisticated business people, ably represented by counsel, (b) the Prepayment Premium shall be payable notwithstanding the then prevailing market rates at the time payment is made, (c) there has been a course of conduct between Lenders and the Loan Parties giving specific consideration in this transaction for such agreement to pay the Prepayment Premium, (d) the Loan Parties shall be estopped hereafter from claiming differently than as agreed to in this Section 2.04(d), (e) their agreement to pay the Prepayment Premium is a material inducement to the Lenders to provide the Commitments and make the Loans, and (f) the Prepayment Premium represents a good faith, reasonable estimate and calculation of the lost profits or damages of the Lenders and that it would be impractical and extremely difficult to ascertain the actual amount of damages to the Lenders or profits lost by the Lenders as a result of any Prepayment Premium Trigger Event.

(e)           Change of Control Offer. Unless the Borrower has previously or concurrently delivered a notice of prepayment with respect to all the outstanding Loans pursuant to Section 2.04(a) (and such notice has not been rescinded):

(i)            not less than thirty (30) days nor more than sixty (60) days prior to the expected occurrence of a Change of Control, the Borrower shall deliver to the Administrative Agent (who shall promptly distribute the same to the Lenders) written notice setting forth in reasonable detail the facts and circumstances underlying such Change of Control (each, a “Change of Control Notice”). In the Change of Control Notice, the Borrower shall make an irrevocable offer to prepay all, but not less than all, of the principal amount of the Loans outstanding as of the date of such Change of Control, subject to payment of a premium of 1.00% of the aggregate principal amount of the Loans to be so prepaid, (and, for the avoidance of doubt, not the Prepayment Premium). Such offer may be contingent upon the occurrence of the Change of Control;

(ii)            the Change of Control Notice shall also set forth (A) the estimated date on which such Change of Control will occur, and (B) the estimated date on which the prepayment of the Loans will be consummated (which date shall be simultaneous with, the occurrence of such Change of Control);

(iii)            following receipt of any Change of Control Notice, each Lender shall advise the Administrative Agent, by written notice, within fifteen (15) Business Days after receipt by the Administrative Agent of such Change of Control Notice, as to whether it desires to have any or all of the Loans held by it prepaid in accordance with this Section 2.04(e), specifying the principal amount of the Loans that it elects to be prepaid. If a Lender accepts the offer contained in the Change of Control Notice but does not specify a principal amount of the Loans that it elects to be prepaid, it will be deemed to have elected that all of the Loans held by such Lender should be prepaid on the applicable date. If a Lender fails to respond to such offer by the Borrower within such fifteen (15) Business Day period, such Lender shall be deemed to have declined the offer contained in the Change of Control Notice; and

(iv)             in the case of offers contingent upon the occurrence of the Change of Control Event (x) the Borrower shall keep the Administrative Agent reasonably informed as to the status of the proposed Change of Control, (y) if the consummation of such Change of Control will be delayed for a period of more than forty-five (45) days after the estimated date therefor set forth in the Change of Control Notice, the Borrower shall provide the Administrative Agent with written notice of the revised estimated date from which such Change of Control will have effect and each Lender shall have the option, by written notice to the Administrative Agent (who shall promptly distribute the same to the Borrower) within fifteen (15) Business Days after receipt thereof, to no longer have its Loans prepaid pursuant to this Section 2.04(e) (in which case such Lender shall be treated as a Lender that originally rejected the offer set forth in the Change of Control Notice). If any Lender fails to respond to such notice from the Borrower within such fifteen (15) Business Day period, such Lender’s denial of the original offer shall remain effective; and (z) the Borrower shall (x) provide the Administrative Agent with written notice of the actual date of closing of the Change of Control and its final calculation of the interest payable upon consummation of such Change of Control two (2) Business Days prior to such closing date and (y) on such closing date prepay the Loans in such amount as described above.

2.05        Termination or Reduction of Commitments. The Initial Term Loan Commitments of each Initial Term Loan Lender shall automatically terminate upon the making of such Initial Term Loan Lender’s Initial Term Loans pursuant to Section 2.01(a) on the Closing Date. Upon the effectiveness of any Borrowing of DDTL, the DDTL Commitments of each DDTL Lender shall be automatically reduced by the aggregate principal amount of DDTL made by such DDTL Lender pursuant to such Borrowing. Any outstanding DDTL Commitments of each DDTL Lender shall automatically terminate on the DDTL Commitment Expiration Date.

2.06        Repayment of Loans. The Borrower agrees to pay to the Administrative Agent, for the benefit of the Initial Lenders, on the Maturity Date, the principal amount of the Loans then outstanding (including any PIK Principal), together with all accrued interest thereon and all fees, expenses payable under the terms of the Loan Documents and other Obligations accrued in respect thereof.

2.07        Interest.

(a)           Subject to the provisions of Section 2.07(b), each Initial Loan shall bear interest on the outstanding principal amount thereof for at a rate per annum equal to the Applicable Rate.

(b)           If any amount of principal, interest, premium, or any other amount payable under this Agreement in respect of any Loan or Obligation is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at an interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c)           (i) Subject to clause (ii) below, interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

(ii)           (A) Any interest on each Loan payable under clause (i) above shall be paid in cash, provided that, in the case of any interest payable on any Interest Payment Date during the PIK Election Period, all of such interest payment (the “PIK Interest”) shall be paid-in-kind by capitalizing the entire amount of such PIK Interest accrued as of such Interest Payment Date by adding the amount thereof to the unpaid principal amount of the relevant Loans as of such date (each, a “PIK Interest Payment” and such capitalized PIK Interest, “PIK Principal”) unless the Borrower elects to pay all or any portion of such interest payment in cash (and any such amount paid in cash shall not constitute a PIK Interest Payment) by providing the Administrative Agent written notice, not less than five (5) Business Days prior to the applicable Interest Payment Date, stating that all or a specified portion of such interest payment will be paid in cash. Following each such increase in the principal amount of such Loans as a result of any PIK Interest Payment, such Loans will bear interest on such increased principal amount from and after the date of each such PIK Interest Payment. Each PIK Interest Payment will be applied pro rata to the Loans (and pro rata among and within each Class of Loans) based for each Lender on the Applicable Percentage of such Lender for the Loans (or the Loans of such Class). For all purposes of this Agreement and the other Loan Documents, the outstanding principal amount of the Loans at any time shall include each increase in the principal amount of the relevant outstanding Loans as a result of all PIK Interest Payments occurring at or prior to such time.

(B)           The Borrower may at any time make “catch-up” prepayments of PIK Principal and such prepayment shall not be deemed a Prepayment Premium Trigger Event or be subject to Section 2.04(d). Each prepayment made in reliance on this clause (B) shall be applied pro rata to the Loans (and pro rata among and within each Class of Loans) based for each Lender on the Applicable Percentage of such Lender for the Loans (or the Loans of such Class).

2.08         Fees.

(a)          Upfront Fee. The Borrower shall pay to the Administrative Agent for the account of each Lender, in accordance with its Applicable Percentage for the applicable Class of Loans after giving effect to the funding of such Loans, an upfront fee (the “Origination Fee”) in an amount equal to $4,500,000, payable on the Closing Date, which may be net funded from the proceeds of the Initial Term Loans.

(b)          Exit Fee. (i) Upon the earliest of (x) repayment in full of the outstanding principal amount of the Loans (including any PIK Principal, and including for the avoidance of doubt as a result of a Change of Control Offer under Section 2.04(e) to the extent that the full outstanding principal amount of all Loans are prepaid as a result of such Change of Control Offer), (y) the Maturity Date, or (z) the acceleration of the outstanding principal amount of the Loans pursuant to Section 8.02 following an Event of Default (the “Exit Date”), in addition to all other amounts owed under this Agreement, the Borrower shall pay to the Administrative Agent, for the account of the Lenders, a fee (the “Exit Fee”) equal to and in the form of, at the Administrative Agent’s written election (acting upon the instructions of the Required Lenders), either the Cash Exit Fee or the Warrants. For the avoidance of doubt, the election for either the Cash Exit Fee or the Warrants shall apply to all Lenders collectively.

(ii)           The “Cash Exit Fee” means an amount payable in cash equal to the product of (A) 15%, multiplied by (B) the aggregate amount of Initial Loans advanced to Borrower at any time following the Closing Date plus the then-outstanding balance of PIK Principal; provided, however, so long as payment of the Exit Fee is not triggered by the acceleration of the outstanding principal amount of the Loans by the Administrative Agent pursuant to Section 8.02 following an Event of Default, the Borrower may in its sole discretion pay all or any portion of the Cash Exit Fee in the form of Common Stock. The amount of Cash Exit Fee that each Lender will be deemed to have received with any issuance of Common Stock will be equal to the number of shares of Common Stock issued to such Lender multiplied by the volume weighted average price of Common Stock for the thirty (30) days prior to the issuance of such Common Stock. Any Common Stock issued to the Lenders pursuant to the payment of the Cash Exit Fee shall be subject to the Voting Agreement.

(iii)           The “Warrants” mean a number of warrants to purchase an equivalent number of shares of Common Stock, at a purchase price of $0.01 per share, equal to the product of the Warrants Percentage (as defined in the Warrant Certificate) multiplied by the number of shares of Common Stock outstanding as of the Closing Date, determined on a Pro Forma Basis (as defined in the Warrant Certificate). The Warrants will be issued pursuant to, and be subject to the terms of, the Warrant Certificate, which will be executed and delivered by the parties in the event the Lenders elect to receive Warrants for the Exit Fee. Any Common Stock issued to the Lenders or their Affiliates, as applicable, pursuant to the exercise of Warrants shall be subject to the Voting Agreement. Upon the issuance of the Warrants, Parent shall also make a cash payment and non-cash distribution to each Lender or its Affiliates, as applicable, being issued Warrants, as more fully described in Section 2(a)(i)(D) of the Warrant Certificate.

(iv)         The board of directors of the Parent will (A) approve each applicable Lender and its applicable Affiliates as an “Excepted Holder” (as that term is defined in the Organizational Documents of the Parent) with respect to any Common Stock, Warrants and/or OP Units issued pursuant to this Section 2.08(b) and (B) maintain such Lender’s or any of its Affiliates’ status as an “Excepted Holder” for so long as any Lender or any of its Affiliates continues to hold any such Common Stock, Warrants, OP Units and/or any other securities convertible into Common Stock.

(v)           For the avoidance of doubt, the Exit Fee shall not be payable at the time of any prepayment of the Loans pursuant to Section 2.04 (including, for the avoidance of doubt, as a result of a Change of Control Offer), unless such prepayment shall constitute a prepayment in full of all outstanding Obligations on such date of prepayment.

(vi)           In the event that any Lender or any of its Affiliates receives Common Stock or Warrants in accordance with this Section 2.08(b), each such Lender and/or the applicable Affiliate and the Parent shall execute and deliver to the other parties thereto the Registration Rights Agreement.

(c)           Administrative Agent Fee. In the event Oaktree Fund Administration, LLC resigns as administrative agent pursuant to Section 9.06 or otherwise ceases to be the Administrative Agent, Parent and the Borrower hereby agree to enter into a customary fee letter with any successor administrative agent appointed pursuant to Section 9.06, which will provide for the Borrower to pay to such successor a customary annual administrative agent fee in an amount reasonably satisfactory to the Borrower and Parent and such successor.

2.09         Computation of Interest and Fees; Retroactive Adjustments of Applicable Rate. All computations of interest shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.11(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

2.10           Evidence of Debt. The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto. The Administrative Agent shall maintain a record of all PIK Interest outstanding from time to time and any prepayments thereof pursuant to Section 2.07(c).

2.11        Payments Generally; Administrative Agent’s Clawback.

(a)          General. All payments to be made by the Borrower shall be made free and clear of and without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to each Lender (unless there shall be more than five (5) Lenders, in which event, if the Administrative Agent is unable or unwilling to accept payment from the Borrower for the account of the Lenders, then the Administrative Agent hereby agrees, within thirty (30) calendar days after receipt of the Borrower’s written request therefor, to resign as administrative agent in accordance with Section 9.06, and, following the appointment of a successor Administrative Agent pursuant to Section 9.06, all such payments shall be made to the Administrative Agent for the account of the Lenders) to which such payment is owed for its own account, in accordance with such Lender’s Applicable Percentage (or other applicable share as provided herein) of the Loans (or Class of Loans) to which such payment relates, by wire transfer to such Lender’s Lending Office in Dollars and in immediately available funds, not later than 2:00 p.m. on the due date specified for such payment herein. All payments received by a Lender after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

(b)           Payments by Borrower; Presumptions by Administrative Agent. Subject to Borrower’s right to make PIK Interest Payments, unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

A notice of the Administrative Agent to the Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.

(c)           [Reserved].

(d)           Obligations of Lenders Several. The obligations of the Lenders hereunder to make Loans and to make payments pursuant to Section 11.04(c) are several and not joint. The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 11.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 11.04(c).

(e)            Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

(f)             Insufficient Funds. If at any time insufficient funds are received by and available to the Lenders to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, toward payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, toward payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

2.12        Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Loans made by it resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Loans or participations and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided that:

(i)            if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii)            the provisions of this Section shall not be construed to apply to (A) any payment made by or on behalf of the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (B) [reserved], or (C) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than an assignment to the Parent, the Borrower or any Subsidiary or Controlled JV Subsidiary thereof (as to which the provisions of this Section 2.12 shall apply).

Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.

2.13        Extension of Maturity Date.

(a)           Notice of Extension. The Borrower may, on up to two occasions, by notice to the Administrative Agent (who shall promptly notify the Lenders) not earlier than 90 days and not later than 30 days prior to the Maturity Date then in effect hereunder (the “Existing Maturity Date”), extend the Maturity Date to the Extended Maturity Date.

(b)           Conditions to Effectiveness of Extensions. An extension of the Maturity Date pursuant to Section 2.13(a) shall be subject solely to (i) payment to the Administrative Agent for the account of each Lender of an extension fee of 1.0% of the outstanding principal amount of the Loans being extended, to be paid in accordance with the Applicable Percentage of such Lender and (ii) as of the applicable Existing Maturity Date, not more than 25% of the aggregate principal amount of Mortgage Indebtedness shall have a final maturity date occurring prior to the applicable Extended Maturity Date.

(c)           Conflicting Provisions. This Section 2.13 shall supersede any provisions in Section 11.01 to the contrary.

2.14        Tax Treatment. The parties hereto agree to treat the Loans as indebtedness for U.S. federal and applicable state and local income tax purposes, unless otherwise required pursuant to a final judgment, decree or order by a court of competent jurisdiction.

Article III.
Taxes, Yield Protection and Illegality

3.01        Taxes. For purposes of this Section, the term “applicable Laws” includes FATCA.

(a)           Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes.

(i)            Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Laws. If any applicable Laws (as determined in the good faith discretion of the applicable Withholding Agent) require the deduction or withholding of any Tax from any such payment by the applicable Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding, upon the basis of the information and documentation to be delivered pursuant to subsection (e) below.

(ii)            If any Loan Party or the Administrative Agent shall be required by any applicable Laws to withhold or deduct any Taxes from any payment, then (A) the applicable withholding Agent shall withhold or make such deductions as are determined by it to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) the applicable withholding Agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with such Laws, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Loan Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(b)          Payment of Other Taxes by the Borrower. Without limiting the provisions of subsection (a) above, the Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable Laws, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(c)          Tax Indemnifications.

(i)             Each of the Loan Parties shall, and does hereby, jointly and severally indemnify each Recipient, and shall make payment in respect thereof within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto (other than penalties resulting from the gross negligence, bad faith or willful misconduct of such Recipient), whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability prepared in good faith by such Lender (or the Administrative Agent on behalf of such Lender), accompanied by a written statement thereof setting forth in reasonable detail the basis and calculation of such amounts, delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(ii)           Each Lender shall, and does hereby, severally indemnify, and shall make payment in respect thereof within 10 days after demand therefor, the Administrative Agent against (x) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (y)  any Taxes attributable to such Lender’s failure to comply with the provisions of Section 11.06(d) relating to the maintenance of a Participant Register and (z)  any Excluded Taxes attributable to such Lender that are payable or paid by the Administrative Agent or a Loan Party in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this clause (ii).

(d)          Evidence of Payments. Upon request by any Loan Party or the Administrative Agent, as the case may be, after any payment of Taxes by such Loan Party or by the Administrative Agent to a Governmental Authority as provided in this Section 3.01, such Loan Party shall deliver to the Administrative Agent or the Administrative Agent shall deliver to such Loan Party, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to such Loan Party or the Administrative Agent, as the case may be.

(e)           Status of Lenders; Tax Documentation.

(i)            Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable Laws or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.01(e)(ii)(A), 3.01(e)(ii)(B) and 3.01(e)(ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)          Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person,

(A)          any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)           any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1)          in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN-E (or W-8BEN, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” Article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN-E (or W-8BEN, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” Article of such tax treaty;

(2)           executed copies of IRS Form W-8ECI;

(3)           in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit J-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 871(h)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BENE (or W-8BEN, as applicable); or

(4)            to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BENE (or W-8BEN, as applicable), a U.S. Tax Compliance Certificate substantially in the form of Exhibit J-2 or Exhibit J-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit J-4 on behalf of each such direct and indirect partner;

(C)          any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable Laws as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Laws to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)           if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable Laws (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(iii)           Each Lender agrees that if any form or certification it previously delivered pursuant to this Section 3.01 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(f)            Treatment of Certain Refunds. If any Recipient determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes (including any tax credit in lieu of a refund) as to which it has been indemnified by any Loan Party or with respect to which any Loan Party has paid additional amounts pursuant to this Section 3.01, it shall promptly pay to the Loan Party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by a Loan Party under this Section 3.01 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) incurred by such Recipient, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Loan Party, upon the request of the Recipient, agrees to repay the amount paid over to the Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Recipient in the event the Recipient is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (f), in no event will a Recipient be required to pay any amount to a Loan Party pursuant to this paragraph (f) the payment of which would place such Recipient in a less favorable net after-Tax position than such Recipient would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This subsection shall not be construed to require any Recipient to make available its tax returns (or any other information relating to its taxes that it deems confidential) to any Loan Party or any other Person.

(g)           Survival. Each party’s obligations under this Section 3.01 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.

3.02         Increased Costs.

(a)           Increased Costs Generally. If any Change in Law shall:

(i)            impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender;

(ii)           subject any Lender to any Taxes (other than (A) Indemnified Taxes and (B) Excluded Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii)          impose on any Lender or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, converting to, continuing or maintaining any Loan or of maintaining its obligation to make any such Loan, or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, the Loan Parties will pay to such Lender such additional amount or amounts as will compensate such Lender as the case may be, for such additional costs incurred or reduction suffered.

(b)           Capital Requirements. If any Lender determines that any Change in Law affecting such Lender or any lending office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time the Loan Parties will pay to such Lender such additional amount or amounts as will compensate such Lender’s holding company for any such reduction suffered.

(c)           Certificates for Reimbursement. A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section and delivered to the Borrower, shall be conclusive absent manifest error. The Loan Parties shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

(d)           Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Loan Parties shall not be required to compensate a Lender pursuant to this Section for any increased costs incurred or reductions suffered more than six months prior to the date that such Lender notifies the Issuer of the Change in Law giving rise to such increased costs or reductions, and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof).

3.03         [Reserved].

3.04         [Reserved].

3.05         Defaulting Lenders.

(a)           Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i)           Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of “Required Lenders” and in Section 11.01.

(ii)           Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 11.08, shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement; fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans in respect of which such Defaulting Lender has not fully funded its appropriate share and (y) such Loans were made at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender until such time as all Loans are held by the Lenders pro rata in accordance with their Commitments hereunder.

(iii)          Certain Fees.

(A)            No Defaulting Lender shall be entitled to receive any fee payable under Section 2.08(b) for any period during which such Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to such Defaulting Lender).

(B)            [Reserved]

(C)            [Reserved].

(b)          Defaulting Lender Cure. If the Borrower and the Administrative Agent agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans to be held on a pro rata basis by the Lenders in accordance with their respective Applicable Percentages, whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

3.06         [Reserved].

3.07         Mitigation Obligations; Replacement of Lenders.

(a)           Designation of a Different Lending Office. Each Lender may make any Credit Extension to the Borrower through any Lending Office, provided that the exercise of this option shall not affect the obligation of the Borrower to repay the Credit Extension in accordance with the terms of this Agreement. If any Lender requires the Borrower to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, then at the request of the Borrower such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 in the future and (ii) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)          Replacement of Lenders. If Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, and such Lender has declined or is unable to designate a different lending office in accordance with Section 3.06(a), the Borrower may replace such Lender in accordance with Section 11.13.

3.08         Survival. All of the Borrower’s obligations under this Article III shall survive the termination of all Commitments, repayment in full of all other Obligations hereunder, and resignation of the Administrative Agent.

Article IV.
Conditions Precedent To Credit Extensions

4.01         Conditions of Initial Credit Extension. The obligation of each Lender to make its initial Credit Extension of Initial Term Loans on the Closing Date is subject to satisfaction or waiver of the following conditions precedent either prior to or substantially contemporaneously with such initial Credit Extension:

(a)           The Administrative Agent’s receipt of the following, each of which shall be originals or electronic (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to the Administrative Agent and each of the Lenders:

(i)            executed counterparts of this Agreement and the Guaranty, in each case sufficient in number for distribution to the Administrative Agent, each Lender, and the Borrower;

(ii)           a Note executed by the Borrower in favor of each Lender requesting a Note;

(iii)          a security agreement, in substantially the form of Exhibit G (together with each other security agreement and supplement delivered pursuant to Section 6.12, in each case as amended, the “Security Agreement”), in each case duly executed by each Loan Party, together with:

(A)            proper Financing Statements in form appropriate for filing under the Uniform Commercial Code of all jurisdictions that the Administrative Agent may deem necessary or desirable in order to perfect the Liens created under the Security Agreement, covering the Collateral described in the Security Agreement, and

(B)            evidence that all other actions, recordings, and filings that the Administrative Agent may deem necessary or desirable in order to create a perfected first-priority Lien (subject to Liens permitted by Section 7.01) in the Collateral described in the Security Agreement has been taken (including receipt of duly executed payoff letters and UCC-3 termination statements);

(iv)          a pledge agreement, in substantially the form of Exhibit H (together with each other pledge agreement and supplement delivered pursuant to Section 6.12, in each case as amended, the “Pledge Agreement”), in each case duly executed by each of the Parent Entities and the Administrative Agent, together with:

(A)            proper Financing Statements in form appropriate for filing under the Uniform Commercial Code of all jurisdictions that the Administrative Agent may deem necessary or desirable in order to perfect the Liens created under the Pledge Agreement, covering the Pledged Equity described therein (which shall be uncertificated), and

(B)            evidence that all other actions, recordings, and filings that the Administrative Agent may deem necessary or desirable in order to create a perfected first-priority Lien (subject to Liens permitted by Section 7.01) in the Pledged Equity (which shall be uncertificated) has been taken (including receipt of duly executed payoff letters and UCC-3 termination statements);

(v)           to the extent requested by Administrative Agent, lien searches in the name of each Loan Party, and any other name(s) as Administrative Agent may deem appropriate in such Loan Party’s jurisdiction of formation, showing no financing statements or other Lien instruments of record except for Liens created or permitted by the Loan Documents or Liens being released on the Closing Date;

(vi)          such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party;

(vii)        such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and that each Loan Party is validly existing, in good standing and qualified to engage in business in its jurisdiction of formation and each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification;

(viii)       a customary opinion of (A) Weil, Gotshal & Manges LLP, counsel to the Loan Parties, (B) Hogan Lovells, counsel to the Loan Parties organized in Maryland, (C) Jackson Walker LLP, counsel to the Loan Parties organized in Delaware, (D) Cadwalader, Wickersham & Taft LLP, counsel to the Loan Parties and (E) Locke Lord, LLP, counsel to the Loan Parties, each addressed to the Administrative Agent and each Lender, and each as to such matters concerning the Loan Parties and the Loan Documents as the Administrative Agent may reasonably request;

(ix)          a certificate of a Responsible Officer of each Loan Party either (A) attaching copies of all consents, licenses and approvals required in connection with the execution, delivery and performance by such Loan Party and the validity against such Loan Party of the Loan Documents to which it is a party, and such consents, licenses and approvals shall be in full force and effect, or (B) stating that no such consents, licenses or approvals are so required;

(x)           a certificate signed by a Responsible Officer of the Borrower certifying:

(A)            that no Default or Event of Default shall have occurred and be continuing and

(B)            that there has been no event or circumstance since September 30, 2020, that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect (excluding (i) the COVID-19 pandemic and (ii) domestic political and/or social unrest);

(C)            as to the matters set forth in Section 4.01(e); and

(D)            that the following representation shall be true and correct in all respects, both (x) if the “Applicable Date” means December 26, 2020 and (y) if the “Applicable Date” means Closing Date: (1) all written information, including for the avoidance of doubt all 10-K and 10-Q filings with the Securities and Exchange Commission of the Parent (but other than financial projections referred to in clause (2) below or information of a general economic or general industry nature) that has been made available to the Administrative Agent and the Lenders by the Borrower or any of its Affiliates or representatives on or prior to the Applicable Date in connection with the transactions contemplated hereby, taken as a whole (including giving effect to any supplements to the information prior to Applicable Date), is, as of the date hereof, complete and correct in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of circumstances under which the statements were made and (2) all financial projections concerning the Borrower and its Subsidiaries and Controlled JV Subsidiaries that have been made available to the Administrative Agent and the Lenders by the Borrower or any of its Affiliates or representatives on or prior to the Applicable Date in connection with the transactions contemplated hereby, taken as a whole, have been prepared in good faith based upon assumptions believed to be reasonable as of the Applicable Date; it being understood and acknowledged that any such projections are as to future events and are not to be viewed as facts, and are subject to significant uncertainties and contingencies, many of which are beyond the control of the Borrower, that no assurance can be given that any particular projections can be realized, that actual results may differ significantly from the projected results and that such differences may be material; and

(xi)          such other assurances, certificates, documents, consents or opinions as the Administrative Agent or the Required Lenders reasonably may require.

(b)            (i) All fees required to be paid to the Administrative Agent on or before the Closing Date under this Agreement shall have been paid and (ii) all fees required to be paid to the Lenders on or before the Closing Date shall have been paid.

(c)            The Administrative Agent and each Lender shall have received all documentation and other information that the Administrative Agent and such Lender require in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act (as hereafter defined), in each case to be received no later than three Business Days prior to the Closing Date, to the extent such documentation and/or information was request no later than five Business Days prior to the Closing Date.

(d)            Unless waived by the Administrative Agent, the Borrower shall have paid all fees, charges and disbursements of counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent) to the extent invoiced prior to the Closing Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent).

(e)            The representations and warranties of the Borrower and each other Loan Party contained in Article V or any other Loan Document shall be true and correct on and as of the Closing Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such date.

(f)            The Administrative Agent shall have received a Request for Credit Extension in accordance with the requirements thereof.

(g)            Prior to, simultaneously or substantially concurrently with the closing under this Agreement, (i) each of the Advisor Arrangement Amendment Documents shall have been entered into by the parties thereto, and the AINC Subordination and Non-Disturbance Agreement shall be effective to subordinate to the prior repayment in full of the Obligations all amounts that would otherwise be owed under the Advisory Agreement or the Lismore Contract and, in each case, are not permitted to be paid under Section 7.17; and (ii) Bank of America N.A. shall have provided its prior written consent to the Advisory Arrangement Amendment Documents for which its consent is required and, in each case, complete and accurate copies of such documents or evidence of such consent (each as in effect on the Closing Date) shall have been delivered to the Administrative Agent.

Without limiting the generality of the provisions of the last paragraph of Section 9.03, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

4.02          Conditions to DDTLs. The obligation of each Lender to make any Credit Extension of DDTLs hereunder is subject to satisfaction or waiver of the following conditions precedent either prior to or substantially contemporaneously with such Credit Extension:

(a)           The Administrative Agent shall have received a Request for Credit Extension in accordance with the requirements hereof;

(b)           No Default or Event of Default shall have occurred and not have been cured or waived; and

(c)            The date of such Credit Extension shall be on or prior to the DDTL Commitment Expiration Date.

Article V.
Representations and Warranties

Each of the Parent and the Borrower represents and warrants to the Administrative Agent and the Lenders that:

5.01          Existence, Qualification and Power. Each Loan Party and each of its Subsidiaries and Controlled JV Subsidiaries (a) is duly organized or formed, validly existing and, as applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, and (c) is duly qualified and is licensed and, as applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (b)(i) or (c), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

5.02          Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is party have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any Material Contract of any Loan Party or any of their Subsidiaries or Controlled JV Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law.

5.03          Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (a) the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, (b) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, (c) the perfection or maintenance of the Liens created under the Collateral Documents (including the first priority nature thereof) or (d) the exercise by the Administrative Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, except as may be provided in any “transfer” or “change of control” provision or other similar change in ownership provision in the organizational documents of the Subsidiaries and the JV Subsidiaries, direct or indirect Equity Interests in which are included in the Pledged Equity, that would apply to the exercise by the Administrative Agent or any Lender of any rights or remedies with respect to such Pledged Equity.

5.04         Binding Effect. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party hereto or thereto, as applicable. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, subject to Debtor Relief Laws and principles of equity, whether applied in a court of law or equity.

5.05          Financial Statements; No Material Adverse Effect.

(a)            The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present the financial condition of the Consolidated Parties as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other liabilities, direct or contingent, of the Consolidated Parties as of the date thereof, including liabilities for taxes, material commitments and Indebtedness.

(b)            The unaudited consolidated balance sheet of the Consolidated Parties dated September 30, 2020, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for the fiscal quarter ended on that date (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present the financial condition of the Consolidated Parties as of the date thereof and their results of operations, cash flows and changes in shareholders’ equity for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments.

(c)            Since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect, other than the COVID-19 Pandemic and political and/or social unrest in the United States.

5.06          Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Parent and the Borrower after due and diligent investigation, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against any Loan Party or any of its Subsidiaries or Controlled JV Subsidiaries or against any of their properties or revenues that (i) purport to affect or pertain to this Agreement, any other Loan Document or any of the transactions contemplated hereby or thereby or (ii) except as specifically disclosed in Schedule 5.06, either individually or in the aggregate, if determined adversely, could reasonably be expected to have a Material Adverse Effect.

5.07         Ownership of Property; Liens; Investments.

(a)            Each Loan Party and each of its Subsidiaries and Controlled JV Subsidiaries has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b)            As of the date hereof, Schedule 5.07(b)(i) sets forth a complete and accurate list of all Mortgage Indebtedness constituting Liens on the property or assets of each Loan Party and each of its Subsidiaries and Controlled JV Subsidiaries showing the original principal amount of the obligations secured thereby and the property or assets of such Loan Party or such Subsidiary or Controlled JV Subsidiary subject thereto. As of the date hereof, Schedule 5.07(b)(ii) sets forth a complete and accurate list of Liens on the property or assets of each Loan Party.

(c)            As of the date hereof, Schedule 5.07(c) sets forth a complete and accurate list of all Hotel Properties owned or ground leased by each Loan Party and each of its Subsidiaries and Controlled JV Subsidiaries, showing as of the date hereof the street address, county or other relevant jurisdiction, state, and record owner. Each Loan Party and each of its Subsidiaries and Controlled JV Subsidiaries has good, marketable and insurable fee simple or ground leasehold title to the Hotel Properties owned or ground leased by such Loan Party or such Subsidiary or Controlled JV Subsidiary, free and clear of all Liens, other than Liens not otherwise prohibited by the Loan Documents.

5.08         Environmental Compliance.

(a)            The Loan Parties and their respective Subsidiaries and Controlled JV Subsidiaries are and have been in compliance with all applicable Environmental Laws, except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Loan Parties and their respective Subsidiaries and Controlled JV Subsidiaries conducted in the ordinary course of business a review of the effect of existing and reasonably anticipated future Environmental Laws and claims alleging potential liability or responsibility for violation of any Environmental Law on their respective businesses, operations and properties, and as a result thereof the Parent and the Borrower have reasonably concluded that, except as specifically disclosed in Schedule 5.08, such Environmental Laws and claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b)            Except as otherwise set forth in Schedule 5.08, none of the properties currently or formerly owned or operated by any Loan Party or any of its Subsidiaries or Controlled JV Subsidiaries is listed or proposed for listing on the NPL or on the CERCLIS or any analogous foreign, state or local list or is adjacent to any such property; there are no underground or above-ground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been treated, stored or disposed in violation of any Environmental Law on any property currently owned or operated by any Loan Party or any of its Subsidiaries or Controlled JV Subsidiaries; there is no asbestos or asbestos-containing material on any property currently owned or operated by any Loan Party or any of its Subsidiaries or Controlled JV Subsidiaries in violation of any Environmental Law or in a condition reasonably likely to result in liability; and Hazardous Materials have not been released, discharged or disposed of in violation of any Environmental Law on any property currently owned or operated by any Loan Party or any of its Subsidiaries or Controlled JV Subsidiaries.

(c)            Except as otherwise set forth on Schedule 5.08, neither any Loan Party nor any of its Subsidiaries or Controlled JV Subsidiaries is undertaking, and has not completed, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened release, discharge or disposal of Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the order of any Governmental Authority or the requirements of any Environmental Law; and all Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any property currently or formerly owned or operated by any Loan Party or any of its Subsidiaries or Controlled JV Subsidiaries have been disposed of in a manner that has not resulted and is not reasonably expected to result in material liability to any Loan Party or any of its Subsidiaries or Controlled JV Subsidiaries.

5.09         Insurance. The properties of the Loan Parties and their respective Subsidiaries and Controlled JV Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of any Loan Party, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the applicable Loan Party or the applicable Subsidiary or Controlled JV Subsidiary operates.

5.10         Taxes. The Loan Parties and their respective Subsidiaries and Controlled JV Subsidiaries have filed all material Federal, state and other tax returns and reports required to be filed, and have paid all material Federal, state and other taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being disputed or contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against any Loan Party or any Subsidiary or Controlled JV Subsidiary that would, if made, have a Material Adverse Effect.

5.11          ERISA Compliance.

(a)            Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state Laws. Each Pension Plan that is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service to the effect that the form of such Plan is qualified under Section 401(a) of the Code and the trust related thereto has been determined by the Internal Revenue Service to be exempt from federal income tax under Section 501(a) of the Code, or an application for such a letter is currently being processed by the Internal Revenue Service. To the best knowledge of the Parent and the Borrower, nothing has occurred that would prevent, or cause the loss of, such tax-qualified status. The Parent, the Borrower and each ERISA Affiliate have made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

(b)            There are no pending or, to the best knowledge of the Parent and the Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(c)            (i) No ERISA Event has occurred and neither the Parent, nor the Borrower nor any ERISA Affiliate is aware of any fact, event, or circumstance that could reasonably be expected to constitute or result in an ERISA Event with respect to any Pension Plan; (ii) the Loan Parties and each ERISA Affiliate has met all applicable requirements under the Pension Funding Rules in respect of each Pension Plan, and no waiver of the minimum funding standards under the Pension Funding Rules has been applied for or obtained; (iii) as of the most recent valuation date for any Pension Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is 60% or higher, and neither the Parent, nor the Borrower nor any ERISA Affiliate knows of any facts or circumstances that could reasonably be expected to cause the funding target attainment percentage for any such plan to drop below 60% as of the most recent valuation date; (iv) no Loan Party nor any ERISA Affiliate has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due that are unpaid; (v) no Loan Party nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA; and (vi) no Pension Plan has been terminated by the plan administrator thereof nor by the PBGC, and no event or circumstance has occurred or exists that could reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Pension Plan.

(d)            No Loan Party nor any ERISA Affiliate maintains or contributes to, or has any unsatisfied obligation to contribute to, or liability under, any active or terminated Pension Plan other than (A) on the Closing Date, those listed on Schedule 5.11(d) hereto and (B) thereafter, Pension Plans not otherwise prohibited by this Agreement.

5.12         Subsidiaries and JV Subsidiaries; Equity Interests; Loan Parties. As of the Closing Date, no Loan Party has any Subsidiaries or JV Subsidiaries other than those specifically disclosed in Part (a) of Schedule 5.12. All of the outstanding Equity Interests in such Subsidiaries and JV Subsidiaries have been validly issued, are fully paid and non-assessable and are owned by a Loan Party (or a Subsidiary or JV Subsidiary thereof) in the amounts specified on Part (a) of Schedule 5.12 and, with respect to any Equity Interests pledged or intended to be pledged under this Agreement or any other Loan Document, free and clear of all Liens except those created under the Collateral Documents, and with respect to all other Equity Interests, free and clear of all Liens except those permitted under this Agreement. As of the Closing Date, no Loan Party has any equity investments in any other corporation or entity other than those specifically disclosed in Part (b) of Schedule 5.12. All of the outstanding Equity Interests in each Loan Party have been validly issued, are fully paid and non-assessable and are owned in the amounts specified on Part (c) of Schedule 5.12 (including, in the case of the Common Stock of Parent, both the number of shares issued and outstanding and the fully-diluted share number in reasonable detail, as of the close of business on the Business Day immediately prior to the Closing Date) and, with respect to any Equity Interests pledged or intended to be pledged under this Agreement or any other Loan Document, free and clear of all Liens except those created under the Collateral Documents, and with respect to all other Equity Interests, free and clear of all Liens except those permitted under this Agreement. Set forth on Part (d) of Schedule 5.12 is a complete and accurate list of all Loan Parties as of the Closing Date, showing as of the Closing Date (as to each Loan Party) the jurisdiction of its incorporation, the address of its principal place of business and its U.S. taxpayer identification number.

5.13         Margin Regulations; Investment Company Act.

(a)            The Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock.

(b)            None of the Borrower, any Person Controlling the Borrower, or any Subsidiary or Controlled JV Subsidiary is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

5.14         Disclosure. (a) All written information, including for the avoidance of doubt all 10-K and 10-Q filings with the Securities and Exchange Commission of the Parent (but other than financial projections referred to in clause (b) below or information of a general economic or general industry nature) that has been made available to the Administrative Agent and the Lenders by the Borrower or any of its Affiliates or representatives on or prior to the Closing Date in connection with the transactions contemplated hereby, taken as a whole (including giving effect to any supplements to the information prior to Closing Date), is, as of the date hereof, complete and correct in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of circumstances under which the statements were made and (b) all financial projections concerning the Borrower and its Subsidiaries and Controlled JV Subsidiaries that have been made available to the Administrative Agent and the Lenders by the Borrower or any of its Affiliates or representatives on or prior to the Closing Date in connection with the transactions contemplated hereby, taken as a whole, have been prepared in good faith based upon assumptions believed to be reasonable as of the Closing Date; it being understood and acknowledged that any such projections are as to future events and are not to be viewed as facts, and are subject to significant uncertainties and contingencies, many of which are beyond the control of the Borrower, that no assurance can be given that any particular projections can be realized, that actual results may differ significantly from the projected results and that such differences may be material.

5.15         Compliance with Laws. Each Loan Party and each Subsidiary or Controlled JV Subsidiary thereof is in compliance with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being disputed or contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

5.16          Taxpayer Identification Number. The Borrower’s true and correct U.S. taxpayer identification number is set forth on Schedule 11.02.

5.17          Intellectual Property; Licenses, Etc. Each Loan Party and each of its Subsidiaries and Controlled JV Subsidiaries own, or possess the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, licenses and other intellectual property rights (collectively, “IP Rights”) that are reasonably necessary for the operation of their respective businesses, without infringement or conflict with the rights of any other Person except to the extent the absence of any such IP Rights could not reasonably be expected to have a Material Adverse Effect. To the best knowledge of the Parent and the Borrower, no trademark, slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by any Loan Party or any of its Subsidiaries or Controlled JV Subsidiaries infringes upon any rights held by any other Person, except to the extent the absence of any such IP Rights could not reasonably be expected to have a Material Adverse Effect. No claim or litigation regarding any of the foregoing is pending or, to the best knowledge of the Parent and the Borrower, threatened, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. To the knowledge of the Loan Parties, no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code pertaining to intellectual property is pending or proposed, which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

5.18         Casualty, Etc. Neither the businesses nor the properties of any Loan Party or any of its Subsidiaries or Controlled JV Subsidiaries are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance), condemnation or eminent domain proceeding that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, other than the COVID-19 Pandemic.

5.19         Labor Matters. There are no collective bargaining agreements or Multiemployer Plans covering the employees of the Parent, the Borrower or any of their respective Subsidiaries or Controlled JV Subsidiaries as of the Closing Date and neither the Parent, nor the Borrower nor any Subsidiary or Controlled JV Subsidiary has suffered any strikes, walkouts, work stoppages or other material labor difficulty within the last five years.

5.20          Collateral Documents. The provisions of the Collateral Documents are effective to create in favor of the Administrative Agent for the benefit of the Secured Parties a legal, valid and enforceable first priority Lien on all right, title and interest of the respective Loan Parties in the Collateral described therein. Except for filings completed prior to the Closing Date and as contemplated hereby and by the Collateral Documents, no filing or other action will be necessary to perfect or protect such Liens.

5.21         OFAC. Neither the Parent, nor the Borrower, nor any of their respective Subsidiaries or Controlled JV Subsidiaries, nor, to the knowledge of the Parent, the Borrower and their respective Subsidiaries and Controlled JV Subsidiaries, any director, officer, employee, agent, affiliate or representative thereof, is an individual or entity that is, or is owned or controlled by any individual or entity that is (i) currently the subject or target of any Sanctions, (ii) included on OFAC’s List of specially Designated Nationals, Her Majesty’s Treasury’s Consolidated List of Financial Sanctions Targets and the Investment Ban List, or any similar list enforced by any other relevant sanctions authority or (iii) located, organized or resident in a Designated Jurisdiction.

5.22          Nature of Business. As of the Closing Date, the Loan Parties and their Subsidiaries are engaged in the business of acquiring, financing, owning, and operating hotel properties, together with other business activities incidental thereto.

5.23          Anti-Corruption Laws. The Parent, the Borrower and their respective Subsidiaries and Controlled JV Subsidiaries have conducted their businesses in compliance with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other similar anti-corruption legislation in those or other jurisdictions, and have instituted and maintained policies and procedures designed to promote and achieve compliance with such laws.

5.24          EEA Financial Institutions. No Loan Party is an EEA Financial Institution.

5.25         REIT Status. Parent qualifies as, and has elected to be treated as, a REIT and its proposed method of operation is in compliance with all requirements and conditions imposed under the Code necessary to maintain its status as a REIT.

5.26         No Default. No Default or Event of Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

5.27         Anti-Terrorism Laws. Except as could not reasonably be expected to have a Material Adverse Effect, to the extent applicable, each Loan Party is in compliance with (a) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto and (b) the Patriot Act, the Bank Secrecy Act, and any other anti-terrorism or anti-money laundering laws or regulations that are applicable to the Loan Parties.

5.28         Use of Proceeds. Each Loan Party will use the proceeds of Credit Extensions only for uses permitted under Section 6.11.

Article VI.
Affirmative Covenants

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, the Borrower shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02 and 6.03) cause each Subsidiary and Controlled JV Subsidiary to:

6.01          Financial Statements. Deliver to the Administrative Agent (who will deliver same to each Lender), in form and detail satisfactory to the Administrative Agent:

(a)            within 90 days after the end of each fiscal year of the Parent, a consolidated balance sheet of the Consolidated Parties as of the end of such fiscal year, the related consolidated statements of income or operations of the Parent for such fiscal year, and the related consolidated statements of changes in shareholders’ equity and cash flows of the Parent for such fiscal year, setting forth in each case in comparative form, as applicable, the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, which consolidated financial statements shall be accompanied by a customary management’s discussion and analysis, audited by an independent certified public accountant of nationally recognized standing and accompanied by an opinion of such accountants (which opinion may be subject to a “going concern” or like qualification) to the effect that such consolidated financial statements fairly present, in all material respects, the financial condition, results of operations, shareholders’ equity and cash flows of the Consolidated Parties on a consolidated basis in accordance with GAAP;

(b)            within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Parent, a consolidated balance sheet of the Consolidated Parties as at the end of such fiscal quarter, the related consolidated statements of income or operations for such quarter and for the portion of the Parent’s fiscal year then ended, and the related statements of changes in shareholders’ equity and cash flows of the Parent for such fiscal quarter and for the portion of the Parent’s fiscal year then ended, setting forth in each case in comparative form, as applicable, the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail, which consolidated financial statements shall be accompanied by a customary management’s discussion and analysis and certified by the chief executive officer, chief financial officer, treasurer or controller of the Parent as fairly presenting the financial condition, results of operations, shareholders’ equity and cash flows of the Consolidated Parties on a consolidated basis in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes;

(c)            to the extent available, and within 30 days after the end of each fiscal month, monthly financial reports in respect of the Property-Level Subsidiaries, in each case in form and substance consistent with such reporting delivered by the applicable Property-Level Subsidiary to the creditors under any applicable Mortgage Indebtedness (or otherwise consistent with such reporting as is customarily produced by such Property-Level Subsidiary), in each case, as may be adjusted as to form or re-formatted from time to time;

(d)           within 60 days after the beginning of the fiscal year ending December 31, 2021 and each fiscal year thereafter, a consolidated annual budget for such fiscal year consisting of a projected consolidated balance sheet of the Consolidated Parties as of the end of the following fiscal year, the related consolidated statements of projected income or operations and projected cash flows (collectively, the “Budget”), which Budget shall in each case be accompanied by the certification by the chief executive officer, chief financial officer, treasurer or controller of the Parent to the effect that the Budget is based on assumptions believed by the Parent to be reasonable as of the date of delivery thereof; and

(e)           Documents required to be delivered pursuant to this Section 6.01(a) or (b) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Parent or the Borrower posts such documents, or provides a link thereto on the Parent’s or the Borrower’s website on the Internet; or (ii) on which such documents are posted on the Parent’s or the Borrower’s behalf on an Internet or intranet website, if any, to which Lender has access (whether a commercial, third-party website or whether sponsored by Lender).

6.02         Certificates; Other Information. Deliver to the Administrative Agent (who will deliver same to each Lender), in form and detail satisfactory to the Administrative Agent:

(a)            concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b), a duly completed Compliance Certificate signed by the chief executive officer, chief financial officer, treasurer or controller of the Parent (which delivery may be by electronic communication including fax or email and shall be deemed to be an original authentic counterpart thereof for all purposes);

(b)            not later than five Business Days after receipt thereof by any Loan Party or any Subsidiary or Controlled JV Subsidiary thereof, copies of all notices, requests and other documents (including amendments, waivers and other modifications) so received under or pursuant to any instrument, indenture, loan or credit or similar agreement regarding or related to any breach or default by any party thereto or any other event that could materially impair the value of the interests or the rights of any Loan Party or otherwise have a Material Adverse Effect;

(c)            promptly after the assertion or occurrence thereof, notice of any action or proceeding against or of any noncompliance by any Loan Party or any of its Subsidiaries or Controlled JV Subsidiaries with any Environmental Law or Environmental Permit that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(d)          promptly following any request therefor, provide information and documentation reasonably requested by Lender for purposes of compliance with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the PATRIOT Act;

(e)           promptly, such additional information regarding the business, financial, legal or corporate affairs of any Loan Party or any Subsidiary or Controlled JV Subsidiary thereof, or compliance with the terms of the Loan Documents, as any Lender may from time to time reasonably request.

The Parent and the Borrower hereby acknowledge that (a) the Administrative Agent may, but shall not be obligated to, make available to the Lenders materials and/or information provided by or on behalf of the Parent or the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks, Syndtrak, ClearPar, or a substantially similar electronic transmission system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Parent, the Borrower or their respective Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Parent and the Borrower hereby agree that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Parent and the Borrower shall be deemed to have authorized the Administrative Agent and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to the Parent, the Borrower or their respective securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 11.07); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) the Administrative Agent shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.”

6.03       Notices. Promptly notify the Administrative Agent:

(a)          of the occurrence of any Default or Event of Default;

(b)          of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including as a result of (i) any breach or non-performance of, or any default under, a Material Contract of the Parent, the Borrower or any Subsidiary or Controlled JV Subsidiary, by any party thereto; (ii) any dispute, litigation, investigation, proceeding or suspension between the Parent, the Borrower or any Subsidiary or Controlled JV Subsidiary and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting the Parent, the Borrower or any Subsidiary or Controlled JV Subsidiary, including pursuant to any applicable Environmental Laws;

(c)          of the occurrence of any ERISA Event; and

(d)          of the receipt by the Parent, the Borrower, or any Subsidiary or Controlled JV Subsidiary of a written notice of default in respect of any Mortgage Indebtedness having an outstanding principal amount in excess of the Mortgage Debt Threshold Amount.

Each notice pursuant to this Section 6.03 shall be accompanied by a statement of a Responsible Officer of the Parent and the Borrower setting forth details of the occurrence referred to therein and stating what action the Parent and the Borrower have taken and propose to take with respect thereto. Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

6.04       Payment of Obligations. Timely pay and discharge (or bond or insure against) as the same shall become due and payable, all its obligations and liabilities, including (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being disputed or contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Parent, the Borrower or such Subsidiary or Controlled JV Subsidiary; and (b) all lawful claims of materialmen and mechanics, for labor, materials and supplies which, if unpaid, would by law become a Lien upon its property, unless the same are being disputed or contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Parent, the Borrower or such Subsidiary or Controlled JV Subsidiary, except in each case of the foregoing, to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

6.05       Preservation of Existence, Etc . (a) Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization except, in the case of any Person other than the Parent Entities and the Borrower, in a transaction permitted in this Agreement or to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) preserve or renew all of its registered patents, copyrights, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

6.06       Maintenance of Properties. (a) Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted; (b) make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) use the standard of care typical in the industry in the operation and maintenance of its facilities.

6.07       Maintenance of Insurance. Maintain with financially sound and reputable insurance companies not Affiliates of the Parent or the Borrower, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts (and including deductibles and exclusions) as are customarily carried under similar circumstances by such other Persons.

6.08       Compliance with Laws. Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being disputed or contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

6.09       Books and Records . (a) Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Parent, the Borrower or such Subsidiary or Controlled JV Subsidiary, as the case may be; and (b) maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over the Parent, the Borrower or such Subsidiary or Controlled JV Subsidiary, as the case may be.

6.10       Inspection Rights . Permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the expense of the Parent and the Borrower and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Parent and the Borrower; provided, however, that when an Event of Default exists the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Parent and the Borrower at any time during normal business hours and without advance notice.

6.11       Use of Proceeds . Use the proceeds of the Credit Extensions for working capital, capital expenditures and other general corporate purposes not in contravention of any Law or of any Loan Document.

6.12       Covenant to Guarantee Obligations and Give Security .

(a)          Upon the formation or acquisition of any new direct or indirect Subsidiary (other than an Excluded Subsidiary) by any Loan Party, or with respect to a Subsidiary that is no longer an Excluded Subsidiary due to it ceasing to be subject to the circumstances or restrictions which caused it to be an Excluded Subsidiary, then the Borrower shall, within 30 days after such formation or acquisition or such Subsidiary ceasing to be an Excluded Subsidiary, at the Borrower’s expense, as applicable:

(i)          cause such Subsidiary, and cause each direct and indirect parent of such Subsidiary (if it has not already done so), to duly execute and deliver to the Administrative Agent a guaranty or guaranty supplement, in form and substance satisfactory to the Administrative Agent, guaranteeing the other Loan Parties’ obligations under the Loan Documents,

(ii)         furnish to the Administrative Agent a description of the real and personal properties of such Subsidiary, in detail reasonably satisfactory to the Administrative Agent, and

(iii)        cause such Subsidiary to duly execute and deliver to the Administrative Agent supplements to the Security Agreement and Pledge Agreement, as applicable, in form and substance satisfactory to the Administrative Agent (including delivery of all instruments specified in Section 4.01(a)(iii) and (iv) as applicable); provided, any such supplements to the Pledge Agreement and other pledge agreements shall not be required with respect to any Equity Interests in such Subsidiary or JV Subsidiary or other direct or indirect parent of such Subsidiary or JV Subsidiary that constitutes an Unpledgeable Subsidiary.

(b)          The Loan Parties shall use commercially reasonable efforts to cause each of their respective Subsidiaries (other than Property-Level Subsidiaries) to be subject to no restrictions under any Indebtedness, any other Contractual Obligation or any organizational documents that would cause it to be an Excluded Subsidiary or Unpledgeable Subsidiary; provided that a Subsidiary may be subject to such restrictions existing on the Closing Date (as to which it need not use commercially reasonable efforts to cause such restrictions to be removed, except in connection with any refinancing or replacement of any Indebtedness or any other Contractual Obligation requiring such restriction).

(c)          At any time upon request of the Administrative Agent, promptly execute and deliver any and all further instruments and documents and take all such other action as the Administrative Agent may deem necessary or desirable in obtaining the full benefits of, or (as applicable) in perfecting and preserving the Liens of, such guaranties, supplements to the Security Agreement and Pledge Agreement, and other security and pledge agreements, consistent with Borrower’s obligations in this Agreement.

(d)         On or prior to each date on which financial statements are delivered by the Borrower pursuant to Section 6.01(a) of this Agreement, the Borrower shall provide the Administrative Agent (who will deliver same to each Lender) with a written report of all new and material Copyrights, Patents or Trademarks (as defined in the Security Agreement) that are registered or the subject of pending applications for registrations, in each case, which were acquired, registered, or for which applications for registration were filed by the Parent or any Loan Party during the most recent fiscal year included in such financial statements and any statement of use or amendment to allege use with respect to any material intent-to-use trademark applications filed by the Parent or any Loan Party during such fiscal year. In the case of such registrations or applications therefor which were acquired by the Parent or any Loan Party, the Parent or the Loan Party as applicable shall file the necessary documents with the appropriate Governmental Authority identifying the Parent or the applicable Loan Party as the owner (or as a co-owner thereof, if such is the case) of such intellectual property. In each of the foregoing cases, to the extent requested in writing by the Administrative Agent, the Parent or the applicable Loan Party shall promptly cause to be prepared, executed, and delivered to the Administrative Agent supplemental schedules to the applicable Loan Documents to identify such Copyright, Patent and Trademark registrations and applications therefor (with the exception of Trademark applications filed on an intent-to-use basis for which no statement of use or amendment to allege use has been filed) as being subject to the security interests created thereunder.

6.13       Compliance with Environmental Laws . Comply, in all material respects, with all applicable Environmental Laws and Environmental Permits; obtain and renew all Environmental Permits necessary for its operations and properties; and conduct any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Materials from any of its properties, in accordance with the requirements of all Environmental Laws; provided, however, that neither the Parent, nor the Borrower nor any of their respective Subsidiaries or Controlled JV Subsidiaries shall be required to undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so is being disputed or contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances in accordance with GAAP.

6.14       Further Assurances . Promptly upon the reasonable request by the Administrative Agent, or any Lender through the Administrative Agent, (a) correct any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof, and (b) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent, or any Lender through the Administrative Agent, may reasonably require from time to time in order to (i) carry out more effectively the purposes of the Loan Documents, (ii) to the fullest extent permitted by applicable law, subject any Loan Party’s or any of its Subsidiaries’ or Controlled JV Subsidiaries’ properties, assets, rights or interests to the Liens now or hereafter intended to be covered by any of the Collateral Documents, (iii) perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and any of the Liens intended to be created thereunder and (iv) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Secured Parties the rights granted or now or hereafter intended to be granted to the Secured Parties under any Loan Document or under any other instrument executed in connection with any Loan Document to which any Loan Party or any of its Subsidiaries or Controlled JV Subsidiaries is or is to be a party, and cause each of its Subsidiaries and Controlled JV Subsidiaries to do so.

6.15       Anti-Corruption Laws . Conduct its businesses in compliance with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other similar anti-corruption legislation in those and other jurisdictions, and maintain policies and procedures designed to promote and achieve compliance with such laws.

6.16       Collateral Accounts . Maintain one or more deposit accounts (which shall be held at institution(s) selected by the Borrower in its sole discretion) each subject to a first priority perfected lien in favor of the Administrative Agent, for the benefit of the Secured Parties, pursuant to control agreements in form and substance reasonably satisfactory to the Administrative Agent (each, a “Collateral Account”). The Borrower shall use its commercially reasonable efforts to obtain such control agreements within 120 days following the Closing Date, provided that a failure to obtain the same within such 120 day period shall not constitute a Default or Event of Default so long as the Borrower used and continues to use its commercially reasonable efforts to so obtain the same. The Borrower will hold all of its cash and Cash Equivalents (including for the avoidance of doubt all distributions received from Subsidiaries, Controlled JV Subsidiaries and all Net Cash Proceeds) in the Collateral Accounts. Borrower shall have the right to open additional Collateral Accounts after the Closing Date, subject to executing and delivering to Lender a control agreement in form and substance reasonably satisfactory to the Administrative Agent.

6.17       Conditions Subsequent . Use commercially reasonable efforts to deliver each of the items set forth on Schedule 6.17 to the Administrative Agent, within 120 days following the Closing Date (or such later date that the Administrative Agent may agree in its reasonable discretion); provided that a failure to deliver such items within said 120 period shall not constitute a Default or an Event of Default, so long as the Borrower used and is continuing to use its commercially reasonable efforts to deliver the same.

6.18       Tax Returns . Timely file all federal, state and other tax returns and reports required to be filed (after giving effect to any available exceptions and/or extensions), except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

6.19       Quarterly Lender Calls . Upon the prior written request of the Administrative Agent, and not later than (i) 10 days after the delivery of any financial statements pursuant to Section 6.01(a) or (b) or (ii) such other time as agreed by the Borrower and the Administrative Agent, the appropriate Responsible Officers of the Parent or the Borrower shall participate in a conference call with the Administrative Agent and the Lenders to discuss in reasonable detail such financial statements and the financial condition and results of operations of the Consolidated Parties, as well as to answer reasonable questions from the Administrative Agent or the Lenders about such financial statements and the financial condition and results of operations of the Consolidated Parties.

Article VII.
Negative Covenants

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, each of the Parent Entities (but only with respect to Sections 7.04, 7.06, 7.08, 7.12, 7.13, 7.15, 7.16, and 7.17) and the Borrower shall not, nor shall it permit any Subsidiary or Controlled JV Subsidiary, directly or indirectly:

7.01        Liens . Other than in the case of any Property-Level Subsidiary or any other Subsidiary or JV Subsidiary that owns a Hotel Property, create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:

(a)           Liens pursuant to any Loan Document;

(b)          Liens for taxes not yet due or which are being disputed or contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(c)          landlord’s, carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business that are not overdue for a period of more than 60 days or which are being disputed or contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person, or which are otherwise subject to a bond or insured against;

(d)          pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;

(e)          deposits to secure the performance of bids, trade contracts and leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(f)           Liens securing judgments for the payment of money not constituting an Event of Default under Section 8.01(f);

(g)          Liens securing Capital Lease Obligations permitted pursuant to Section 7.02(i)(ii);

(h)          Liens evidenced by the filing of precautionary UCC financing statements relating solely to operating leases entered into in the ordinary course of business; and

(i)           Liens that are contractual rights of set-off relating to depositary relations with banks in the ordinary course of business.

7.02       Indebtedness. Create, incur, assume or suffer to exist any Indebtedness other than the following:

(a)           the Loans and Obligations;

(b)          Mortgage Indebtedness as of the date hereof and listed on Schedule 5.07(b), any renewals, amendments, modifications or extensions thereof that do not increase the principal amount thereof, and any Permitted Refinancings thereof;

(c)          Monthly payment, installment or financing plans for the payment of insurance policy premiums;

(d)          Indebtedness arising from (i) any agreement providing for indemnification, adjustment of purchase price or similar obligations (including contingent earn-out obligations) incurred in connection with any Investment or Disposition permitted hereunder and Indebtedness comprising guarantees, letters of credit, bank guaranties, surety bonds, performance bonds or similar instruments securing the performance pursuant to such agreement, or (ii) any Mortgage Indebtedness incurred to finance, or assumed in connection with, an acquisition or Investment in a Hotel Property (or part of a Hotel Property) or the direct or indirect Equity Interests of any Person that owns a Hotel Property, not to exceed 70% of the fair market value (determined as of the date of entry into the agreement for such acquisition or Investment) of such Hotel Property (or part of a Hotel Property) and any Permitted Refinancings thereof;

(e)          Indebtedness of a Loan Party to any other Loan Party and/or any Subsidiary or Controlled JV Subsidiary, and Indebtedness of a Subsidiary or Controlled JV Subsidiary to any other Subsidiary or Controlled JV Subsidiary and/or any Loan Party; provided that any such Indebtedness of a Loan Party to a Subsidiary or Controlled JV Subsidiary that is not a Loan Party shall be contractually subordinated in right of payment to the prior repayment in full of the Obligations on terms reasonably satisfactory to the Administrative Agent;

(f)           Indebtedness in respect of Banking Services;

(g)          trade payables and similar current obligations to a trade creditor incurred in the ordinary course of business and not evidenced by a note;

(h)          Indebtedness incurred by a Loan Party or any of its Subsidiaries or Controlled JV Subsidiaries in respect of letters of credit, bank guarantees, bankers’ acceptances, warehouse receipts or similar instruments issued or created, or relating to obligations or liability incurred, in the ordinary course of business, including in respect of workers compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement-type obligations regarding workers compensation claims;

(i)           Indebtedness (including Capitalized Lease Obligations) incurred by (i) any Subsidiary or Consolidated JV Subsidiary of the Borrower that is not a Loan Party in the ordinary course of business not more than 180 days before or after the acquisition, construction, repair, replacement, lease, expansion, development, installation, relocation, renewal, maintenance, upgrade or improvement of a fixed or capital asset incurred by the Borrower or any Subsidiary or Controlled JV Subsidiary, in order to finance such acquisition, construction, repair, replacement, lease, expansion, development, installation, relocation, renewal, maintenance, upgrade or improvement of such fixed or capital asset; provided that any Indebtedness incurred under this Section 7.02(i)(i) shall be without recourse to any Loan Parties and (ii) any Loan Party in an aggregate amount at any time not to exceed $10,000,000, incurred in the ordinary course of business not more than 180 days before or after the acquisition, construction, repair, replacement, lease, expansion, development, installation, relocation, renewal, maintenance, upgrade or improvement of a fixed or capital asset incurred by a Loan Party, Borrower or any Subsidiary or Controlled JV Subsidiary, in order to finance such acquisition, construction, repair, replacement, lease, expansion, development, installation, relocation, renewal, maintenance, upgrade or improvement of such fixed or capital asset;

(j)           Indebtedness in respect of Swap Contracts designed to hedge against the Borrower’s or any Subsidiary’s exposure to interest rates, foreign exchange rates or commodities pricing risks incurred in the ordinary course of business and not for speculative purposes and guarantees thereof;

(k)          Indebtedness incurred under the ERF Program in an aggregate amount at any time not to exceed $100,000,000 (or such other increased amount as may be approved by the Required Lenders);

(l)          without duplication of any other Indebtedness, all premiums (if any), interest (including post-petition interest and payment in kind interest), accretion or amortization of original issue discount, fees, expenses and charges with respect to Indebtedness of the Loan Parties and their respective Subsidiaries and Controlled JV Subsidiaries permitted hereunder;

(m)         (i) Guarantees by a Loan Party of Indebtedness of Property-Level Subsidiaries to the extent consisting of Guarantees that do not provide any greater recourse to the applicable Loan Party than the Mortgage Recourse Carve-Outs; provided that such Guarantees are entered into in the ordinary course of business and (ii) Guarantees by Controlled JV Subsidiaries or Subsidiaries that do not constitute Loan Parties in respect of Indebtedness otherwise permitted hereunder;

(n)          Indebtedness representing deferred compensation to current or former directors, officers, employees, members of management, managers, and consultants of the Loan Parties and/or any of their respective Subsidiaries and Controlled JV Subsidiaries in the ordinary course of business; and

(o)          Indebtedness incurred in the ordinary course of business under performance, surety, statutory and appeal bonds.

In furtherance of the foregoing, no Property-Level Subsidiary shall create, incur, assume or suffer to exist any Indebtedness that is recourse to any Loan Party, other than Mortgage Recourse Carve-Outs.

7.03        Investments . In the case of any Loan Party, make or hold any Investment, other than those which are in the lines of businesses of the Loan Parties as of the date hereof, or those substantially related or incidental thereto (for the sake of clarity, acquiring and owning retail and/or commercial space acquired as part of an acquisition consisting primarily of assets otherwise permitted to be acquired or held pursuant to this Section 7.03 shall be considered substantially related or incidental to the lines of businesses of the Loan Parties as of the date hereof), and unless immediately prior to making such Investment, and immediately thereafter and after giving effect thereto, no Event of Default has occurred and not been cured or waived.

7.04       Fundamental Changes . In the case of any Loan Party, merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that:

(a)          any Loan Party may merge or consolidate with any other Person, provided that (i) to the extent involving the Borrower, the Borrower shall be the continuing surviving Person and (ii) to the extent involving a Loan Party (other than the Borrower), a Loan Party shall be the continuing or surviving Person;

(b)          any Loan Party (other than the Borrower) may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Borrower or to another Loan Party (other than the Parent Entities);

(c)          any Loan Party (other than the Borrower) may liquidate or dissolve, to the extent in the interests of the Loan Parties (as determined by the Borrower in good faith) and not materially adverse to the Lenders in any respect; and

(d)          other than a Disposition that results in the Disposition of all or substantially all of the assets of the Borrower or any Parent Entity, any Subsidiary or Controlled JV Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) if such Disposition is permitted under Section 7.05.

7.05       Dispositions . Make any Disposition or enter into any agreement to make any Disposition, except:

(a)          Dispositions of obsolete or worn out property or property determined by Borrower to no longer be necessary in the business or operations of Borrower or its Subsidiaries or JV Subsidiaries, whether now owned or hereafter acquired, in the ordinary course of business;

(b)          Dispositions of furniture, fixtures and equipment or other personal property to AINC or an Affiliate thereof that is leased back under the ERF Program;

(c)          Dispositions of inventory in the ordinary course of business;

(d)          Dispositions of equipment or non-core assets in the ordinary course of business to the extent that (i) such property is replaced with similar replacement property or exchanged for credit against the purchase price of similar replacement property and (ii) the proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement property;

(e)          Dispositions of Equity Interests of any Property Level Subsidiaries, any Hotel Properties and other Dispositions, in each case, not otherwise permitted by this Section 7.05 (including, for the avoidance of doubt, Dispositions in excess of any monetary limitations as set forth in this Section 7.05); provided that the Borrower complies with the applicable requirements of Section 2.04(b)(i) with respect to the Net Cash Proceeds of such Disposition;

(f)           To the extent constituting Dispositions, (i) Investments permitted by Section 7.03, (ii) Restricted Payments permitted by Section 7.06, and (iii) Liens permitted by Section 7.01;

(g)          (i) Any Loan Party may make a Disposition to any other Loan Party and (ii) any Subsidiary or Controlled JV Subsidiary (other than a Loan Party) of a Loan Party may make a Disposition to any Loan Party or any other Subsidiary or Controlled JV Subsidiary of any Loan Party; and

(h)          Parent or any Subsidiary or Controlled JV Subsidiary of Parent may make or effect, as applicable:

(i)          Dispositions in the ordinary course of business of (A) receivables in connection with the collection, settlement or compromise thereof (including any discount and/or forgiveness thereof), (B) equipment, (C) other current assets or (D) immaterial assets,

(ii)         Dispositions, to the extent required pursuant to the terms of any agreement with respect to a JV Subsidiary (including, but not limited to, buy/sell arrangements between joint venture or similar parties),

(iii)        Dispositions of non-core assets (which may include non-core real properties) currently owned or acquired in an acquisition or Investment permitted pursuant to Section 7.03 in an aggregate amount not greater than $10,000,000,

(iv)        leases and/or licenses of Hotel Properties and assets related thereto (including, without limitation, intellectual property) in the ordinary course of business,

(v)         Dispositions of cash and/or Cash Equivalents,

(vi)        (i) any termination of any lease in the ordinary course of business and (ii) any surrender or waiver of contractual rights or the settlement, release or surrender of contractual rights or litigation claims (including in tort) in the ordinary course of business,

(vii)       Dispositions of property subject to foreclosure, casualty, eminent domain or condemnation proceedings (including in lieu thereof or any similar proceeding),

(viii)      Dispositions made to comply with any order of any Governmental Authority or any applicable requirement of Law.

7.06       Restricted Payments . In the case of the Parent Entities and the Borrower, declare, make or pay any Restricted Payment, other than, so long as no Event of Default has occurred and is continuing under Sections 8.01(a) or 8.01(e), (a), Restricted Payments in an amount necessary for the Parent to make distributions (x) to remain in compliance with the applicable rules for qualifications as a REIT under the Code and (y) sufficient to avoid the imposition of any U.S. federal or state income and excise taxes under the Code (and in connection therewith the Borrower may make Restricted Payments in a ratable amount to the holders of partnership interests of the Borrower), (b) at any time following November 30, 2021, Restricted Payments constituting current or accrued dividends on Company Preferred Stock, so long as (i) no PIK Principal is then outstanding and (ii) the aggregate amount of Unrestricted Cash, after giving effect to such Restricted Payment, is not less than an amount equal to the sum of (x) $100,000,000 plus (y) the aggregate principal amount of DDTLs advanced prior to the date thereof or contemporaneously therewith, (c) to repurchase, redeem, retire or otherwise acquire or retire for value the Equity Interests of the Parent held by any future, present or former employee, director, officer (or any Immediate Family Members thereof) of AINC and its Affiliates, the Loan Parties, their Subsidiaries or Controlled JV Subsidiaries, in connection with the death, disability, retirement or termination of employment of any such Person or otherwise in connection with any equity option, equity benefit or incentive plan or agreement, equity subscription plan or other employment agreements, in an aggregate amount under this clause (c) not to exceed (i) $5,000,000 in any fiscal year or (ii) $15,000,000 in aggregate, (d) Restricted Payments among the Borrower and the Parent Entities, (e) to the extent constituting Restricted Payments, any payments made in respect of and subject to the terms of Section 7.02(e), (f) the purchase, repurchase or acquisition by the Parent of its Equity Interests in an aggregate amount not to exceed $30,000,000 in the aggregate, to the extent (i) Equity Interests are approved to be awarded to employees and/or officers of the Parent, the Advisor and/or their Affiliates pursuant to an equity compensation plan, (ii) sufficient Equity Interests are not as of such date authorized or available for issuance by the Parent and (iii) such purchased or acquired Equity Interests are subsequently distributed to such employees and/or officers and (g) Restricted Payments in respect of the OP Units made in accordance with the terms of the Borrower Partnership Agreement; provided that (i) all such Restricted Payments made under this clause (g) in respect of the OP Units shall be made in Equity Interests (not constituting Disqualified Stock) to the greatest extent permitted by the Borrower Partnership Agreement and (ii) any Restricted Payments made under this clause (g) in respect of the OP Units not outstanding on the Closing Date shall be made solely in Equity Interests (not constituting Disqualified Stock), except in the case of this clause (ii) to the extent that such OP Units not outstanding on the Closing Date were issued in connection with an acquisition of any Person or Hotel Property permitted hereby, in which case a maximum amount of consideration of $50,000,000 that does not constitute Equity Interests (not constituting Disqualified Stock) may be paid.

7.07       Change in Nature of Business . Engage in any material line of business substantially different from those lines of business conducted by the Borrower and its Subsidiaries and Controlled JV Subsidiaries on the date hereof or any business substantially related or incidental thereto.

7.08       Transactions with Affiliates . Enter into any transaction of any kind with any Affiliate of the Borrower or Advisor or its Affiliates, whether or not in the ordinary course of business, other than on fair and reasonable terms as would be obtainable by the Borrower or such Subsidiary or Controlled JV Subsidiary at the time in a comparable arm’s length transaction with a Person other than an Affiliate; provided that the foregoing restriction shall not apply to (a) transactions between or among the Loan Parties, (b) the Advisor Arrangements existing as of the Closing Date or as they may be amended or otherwise modified in accordance with Section 7.13(b) or entered into in accordance therewith, or (c) any transaction or series of related transactions involving aggregate payments not exceeding $1,000,000.

7.09       Burdensome Agreements . Enter into or permit to exist any Contractual Obligation (other than this Agreement, any other Loan Document, any Mortgage Indebtedness or any Organizational Document) that (a) limits the ability (i) of such Person to make any dividends or distributions to another Loan Party or to otherwise transfer property to or invest in another Loan Party, except for any agreement in effect (A) on the date hereof and set forth on Schedule 7.09 or (B) at the time any such Person becomes a Subsidiary or Controlled JV Subsidiary of the Borrower, so long as such agreement was not entered into solely in contemplation of such Person becoming a Subsidiary or Controlled JV Subsidiary of the Borrower, (ii) of such Person to Guarantee the Indebtedness of the Borrower or (iii) of any Loan Party to create, incur, assume or suffer to exist Liens on property of such Person; provided, however, that, with respect to any Property-Level Subsidiary, this clause (iii) shall not prohibit any such restriction contained in (x) any document, instrument or agreement evidencing Mortgage Indebtedness secured by assets directly owned by such Property-Level Subsidiary (or by its Subsidiary) or (y) such Property-Level Subsidiary’s Organizational Documents as in effect on the Closing Date or to the extent they are required to contain such restrictions under documents referred to in clause (x); or (b) requires the grant of a Lien to secure an obligation of such Person if a Lien is granted to secure another obligation of such Person.

7.10       Use of Proceeds . Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.

7.11       Minimum Cash . Permit, as of the close of business on the last Business Day of each calendar week following the Closing Date (each, a “Liquidity Test Date”), the aggregate amount of Unrestricted Cash to be less than $50,000,000.

7.12       Permitted Activities of Parent Entities . None of the Parent Entities shall:

(a)          own any material property other than (i) direct or indirect Equity Interests of the Borrower, as applicable, and any property owned in relation thereto (including, without limitation, intercompany loans to the Borrower) and (ii) cash and Cash Equivalents in an aggregate amount (for all Parent Entities) not to exceed at any time the sum of (x) $500,000 and (y) an additional amount of cash and Cash Equivalents intended in good faith to be used for making dividends or distributions permitted under Section 7.06 or other uses permitted under this Section 7.12; provided that any additional amount under this clause (y) is actually applied to such intended purpose (or contributed to the Borrower) within five (5) Business Days after the first date on which the aggregate cash and Cash Equivalents of the Parent Entities exceeds $500,000; or

(b)          otherwise conduct, transact or engage in any business or operations other than as specified in clause (a) other than (i) any actions required or expressly permitted under this Agreement or any other Loan Document, (ii) the maintenance of its legal existence and other customary administrative matters related thereto (including payment of taxes and fees and expenses related thereto), (iii) participating in tax, accounting and similar matters, (iv) the issuance of its Equity Interests (other than Disqualified Stock), including, for the avoidance of doubt, Company Preferred Stock (other than Disqualified Stock), (v) making any dividends or distributions to the extent not otherwise prohibited by Section 7.06, (vi) any Investment in a Loan Party or a Subsidiary of a Loan Party that is not otherwise prohibited by Section 7.03, (vii) in the case of the Parent, any activities (other than Restricted Payments and Investments) required to maintain its status as a REIT, (viii) providing indemnification to officers and directors, (ix) providing Mortgage Recourse Carve-outs consistent with past practices or then-applicable customary market terms, and (x) any activities incidental to those actions described in clauses (i) through (ix) of this paragraph.

7.13       Amendments of Certain Documents .

(a)          Amend any of its Organization Documents in any manner that would adversely affect any Loan Party’s ability to pay its Obligations hereunder or materially and adversely impairs any rights or remedies of Administrative Agent or any Lender under the Loan Documents or applicable Laws; or

(b)         Make (i) any material changes to the Advisor Arrangements, including any modification or termination thereof or (ii) any changes to other agreements or arrangements between the Parent and its Subsidiaries, on the one hand, and AINC and its Affiliates, on the other hand, to the extent that such changes are materially adverse to the Lenders or would otherwise not be on fair and reasonable terms for the Parent and its Subsidiaries, including, for the avoidance of doubt, in the case of each of clauses (i) and (ii), the termination of AINC or any of its Affiliates’ roles under any such agreement or arrangement other than in accordance with its terms.

7.14       Accounting Changes . Make any change in (a) accounting policies or reporting practices, except as required by GAAP, or (b) fiscal year.

7.15       Sanctions . Directly or indirectly, use the proceeds of any Credit Extension, or lend, contribute or otherwise make available such proceeds to any Subsidiary, Controlled JV Subsidiary, joint venture partner or other individual or entity, to fund any activities of or business with any individual or entity, or in any Designated Jurisdiction, that, at the time of such funding, is the subject of Sanctions, or in any other manner that will result in a violation by any individual or entity (including any individual or entity participating in the transaction, whether as Lender, Administrative Agent, or otherwise) of Sanctions.

7.16       Anti-Corruption Laws . Directly or indirectly use the proceeds of any Credit Extension for any purpose which would breach the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other similar anti-corruption legislation in other jurisdictions.

7.17       Advisory Agreement .

(a)          Prior to the later of (i) the second anniversary of the Closing Date, and (ii) the first date thereafter that no PIK Principal is outstanding, make payment to Advisor in respect of any fees (other than (x) termination fees referred to in clause (b) below and (y) any reimbursable expenses) owing to Advisor under the Advisory Agreement in any fiscal year commencing with the fiscal year ending on December 31, 2021 in excess of $29,015,034;

(b)         Make any payment of a termination fee (including the “Termination Fee” or any “Liquidated Damages Amount” (each term as defined in the Advisory Agreement) or any amount owed under any enhanced return funding program arrangement in connection with the termination of the Advisory Agreement or the sale, foreclosure, casualty or other disposition of assets financed under such arrangement) to Advisor pursuant to the Advisory Agreement prior to repayment in full of the Obligations; or

(c)         Make any payment under the Lismore Contract or otherwise to Lismore Capital II LLC (or any other Affiliate of AINC, excluding the Parent and its Subsidiaries and Controlled JV Subsidiaries) in connection with the negotiation, arrangement, or administration of the Commitments or the Loans, including any future forbearances, extensions or other workout negotiations in respect of the Loans, and including without limitation any fees of the type that are set forth in the Lismore Contract.

Article VIII.
Events of Default and Remedies

8.01       Events of Default . Any of the following shall constitute an Event of Default:

(a)          Non-Payment. The Borrower or any other Loan Party fails to pay any amount of principal or interest on any Loan or any fee due hereunder, and such failure continues for three (3) Business Days after written notice from the Administrative Agent or any Lender; or

(b)          Other Defaults. The Borrower or any Loan Party fails to perform or observe any term, covenant or agreement contained in this Agreement (other than as set forth in Section 8.01(a)) or any Loan Document on its part to be performed or observed and, except in the case of any covenant contained in Article VII hereof that is not reasonably susceptible of cure, the Borrower or such Loan Party shall have received notice of such failure from the Administrative Agent or any Lender and thereafter such failure continues for 30 days (or, if such failure cannot reasonably be cured within such 30-day period and the Borrower or such Loan Party shall have commenced to cure such failure within such 30-day period and thereafter diligently and expeditiously proceeds to cure the same, such longer period as is reasonably necessary to effectuate a cure of such failure, not to exceed a total of 60 days after the Borrower or such Loan Party received notice of such failure); or

(c)          Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrower or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect (without duplication of any materiality qualifiers contained therein) when made or deemed made (a “Misrepresentation”) and shall not have been cured within 30 days of receipt of notice thereof from the Administrative Agent or any Lender (or, if such Misrepresentation cannot reasonably be cured within such 30-day period and the Borrower or such Loan Party shall have commenced to cure such Misrepresentation within such 30-day period and thereafter diligently and expeditiously proceeds to cure the same, such longer period as is reasonably necessary to effectuate a cure of such Misrepresentation, not to exceed a total of 60 days after the Borrower or such Loan Party received notice of such Misrepresentation); or

(d)          Cross-Default. (i) The Borrower shall default, after giving effect to any applicable cure or grace periods, in respect of any Indebtedness of the Borrower having an aggregate outstanding principal amount of more than the Threshold Amount (excluding Mortgage Recourse Carve-outs), the effect of which default is to permit the holder thereof to cause such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed, or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity or (ii) any Subsidiary or Controlled JV Subsidiary shall default, after giving effect to any applicable cure or grace periods, with respect to Mortgage Indebtedness having an aggregate principal amount of more than the Mortgage Debt Threshold Amount, and which the holder thereof has demanded payment of such Indebtedness in full or has caused such Indebtedness to become immediately due and payable or to be immediately repurchased, prepaid, defeased or redeemed prior to its stated maturity; or

(e)          Insolvency Proceedings, Etc. Any Loan Party institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding (any such proceeding or proceedings set forth in this clause (e), each an “Insolvency Proceeding”); or

(f)           Judgments. There is entered against any Loan Party one or more monetary judgments or orders for the payment of money with respect to any transaction or other matter not otherwise addressed in Section 8.01(k) in an aggregate amount (as to all such judgments and orders) exceeding the Threshold Amount (to the extent not covered by insurance) that is not paid, stayed, bonded or dismissed within 60 days; or

(g)          ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Borrower under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount, or (ii) the Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the Threshold Amount; or

(h)          Invalidity of Loan Documents. This Agreement or any material Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect and same is not promptly remedied; or any Loan Party or any other Person disputes or contests in any manner the validity or enforceability thereof; or any Loan Party denies that it has any or further liability or obligation thereunder, or purports to revoke, terminate or rescind this Agreement or any material Loan Document; or

(i)           Collateral Documents. Any Collateral Document after delivery thereof shall for any reason (other than (i) pursuant to the terms thereof or (ii) the failure of the Administrative Agent to maintain perfection, whether through failing to maintain possession of Collateral, file UCC or equivalent continuation statements or otherwise) cease to create a valid and perfected first priority Lien (subject to Liens permitted by Section 7.01) on a material portion of the Collateral purported to be covered thereby and same is not promptly remedied; or

(j)          REIT Status. The Parent shall, for any reason, lose or fail to maintain its status as a REIT (after taking into account any cure provisions set forth in the Code that are complied with by the Parent).

(k)          Bad Boy Guarantees. There is entered against any Loan Party, by a court of competent jurisdiction, a monetary judgment or order for a payment of money in excess of $50,000,000 relating to a claim made against such Loan Party under any “bad boy” guarantee provided by such Loan Party with respect to any Mortgage Indebtedness (and, in the case of an environmental liability, not otherwise covered by insurance that may apply thereto and for which, (i) an insurance claim has been made within 120 days following such judgment or order and (ii) such insurance carrier at such time has not denied liability or coverage in respect of such claim).

8.02       Remedies Upon Event of Default . If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

(a)          declare the commitment of each Lender to make Loans to be terminated, whereupon such commitments shall be terminated;

(b)          declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, the applicable Prepayment Premium (if any), the Exit Fee, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;

(c)          exercise on behalf of itself and the Lenders all rights and remedies available to it and the under the Loan Documents, at law, in equity, or otherwise;

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest, premiums (including the Prepayment Premium), fees (including the Exit Fee), and other amounts as aforesaid shall automatically become due and payable without further act of the Administrative Agent or any Lender.

8.03       Application of Funds . After the exercise of remedies provided for in Section 8.02 (or after the Loans have become immediately due and payable as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall, subject to the provisions of Section 3.05 be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting, fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including fees, charges and disbursements of counsel to the respective Lenders and fees and time charges for attorneys who may be employees of any Lender) arising under the Loan Documents and amounts payable under Article III, ratably among them in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of all other Obligations hereunder (including the Prepayment Premium and Exit Fee); and

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.

8.04       Cure Right . In the event Borrower fails to comply with the financial covenant set forth in Section 7.11, subject to the terms and conditions hereof, the Parent shall have the right (the “Cure Right”) from the applicable Liquidity Test Date until date that is 30 days following such Liquidity Test Date (the applicable “Cure Cut-Off Date”) to issue Qualified Equity Interests for cash in an amount sufficient to comply with Section 7.11 when such cash amounts received are added on a dollar-for-dollar basis to Unrestricted Cash for purposes of such Liquidity Test Date (hereinafter, the “Cure Amount”), and upon the receipt by Borrower of the cash proceeds thereof, Borrower’s compliance with Section 7.11 shall then be recalculated and increased giving effect to the to the Cure Amount by an amount equal to the Cure Amount; and if, after giving effect to the foregoing recalculation, Borrower shall then be in compliance with the requirements of the financial covenant set forth in Section 7.11, Borrower shall be deemed to have been in compliance with such financial covenant as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach, default or Event of Default of such financial covenant that had occurred shall be deemed not to have occurred. In the event that (i) no Event of Default exists other than that arising due to failure of Borrower to comply with the financial covenant set forth in Section 7.11, and (ii) the Parent shall have delivered to Administrative Agent written notice of its intention to exercise the Cure Right, then from and following receipt by Administrative Agent of any such notice and until the Business Day immediately following the Cure Cut-off Date, neither Administrative Agent nor any Lender shall exercise any remedies for breach of Section 7.11 (or any subsequent breach prior to the Cure Cut-Off Date) or any Default or Event of Default resulting therefrom set forth in any Loan Document or otherwise during such period; provided, that so long as any Default or Event of Default would otherwise be in existence due to failure of the Loan Parties to comply with the financial covenant set forth in Section 7.11 and until Borrower receives the Cure Amount, neither the Administrative Agent nor any Lender shall be required to advance any Loans. Notwithstanding anything herein to the contrary, in no event shall the Parent be permitted to exercise the Cure Right hereunder (x) more than 5 times in the aggregate during the term of this Agreement or (y) more than 2 times in any 4 consecutive calendar quarters.

Article IX.
Administrative Agent

9.01        Appointment and Authority.

(a)          Each of the Lenders hereby irrevocably appoints Oaktree Fund Administration, LLC to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders, and neither the Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

(b)           The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 9.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent, shall be entitled to the benefits of all provisions of this Article IX and Article XI (including Section 11.04(c), as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.

9.02       Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or Controlled JV Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

9.03        Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent:

(a)          shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b)          shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents (which discretionary rights and powers shall in all cases be exercised or not exercised by the Administrative Agent at the written direction of the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents)), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may affect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and

(c)           shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 11.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by a final and non-appealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given in writing to the Administrative Agent by the Borrower, or a Lender.

The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Collateral Documents, (v) the value or the sufficiency of any Collateral, or (vi) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

9.04       Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

9.05       Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

9.06        Resignation of Administrative Agent.

(a)         The Administrative Agent may at any time give notice of its resignation to the Lenders and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower (unless an Event of Default has occurred and is continuing), to appoint a successor, which shall be a financial institution with an office in the United States that has capital, surplus and undivided profits aggregating at least $100,000,000 (as of the date of such financial institution’s most recent financial reports), or an Affiliate of any such financial institution with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to) on behalf of the Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that in no event shall a Defaulting Lender be so appointed as successor Administrative Agent. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(b)           If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable law, by notice in writing to the Borrower and such Person remove such Person as Administrative Agent and, in consultation with the Borrower, appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

(c)           With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (i) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any Collateral held by the Administrative Agent on behalf of the Lenders under any of the Loan Documents, the retiring or removed Administrative Agent shall continue to hold such Collateral until such time as a successor Administrative Agent is appointed) and (ii) except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or removed) Administrative Agent (other than as provided in Section 3.01(g) and other than any rights to indemnity payments or other amounts owed to the retiring or removed Administrative Agent as of the Resignation Effective Date or the Removal Effective Date, as applicable), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). Subject to Section 2.08(c), the fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and Section 11.04 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them (i) while the retiring or removed Administrative Agent was acting as Administrative Agent and (ii) after such resignation or removal for as long as any of them continues to act in any capacity hereunder or under the other Loan Documents, including (a) acting as collateral agent or otherwise holding any Collateral on behalf of any of the Lenders and (b) in respect of any actions taken in connection with transferring the agency to any successor Administrative Agent.

9.07        Non-Reliance on Administrative Agent and Other Lenders. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

9.08         Reserved.

9.09         Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise

(a)         to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 2.08 and 11.04) allowed in such judicial proceeding; and

(b)           to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.08 and 11.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender to authorize the Administrative Agent to vote in respect of the claim of any Lender or in any such proceeding.

9.10        Collateral and Guaranty Matters. Without limiting the provisions of Section 9.09, each of the Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion,

(a)           to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon termination of all Commitments and payment in full of all Obligations (other than contingent indemnification obligations), (ii) pursuant to Section 9.11, or (iii) subject to Section 11.01, if approved, authorized or ratified in writing by the Required Lenders; and

(b)            to release any Guarantor from its obligations under the Guaranty, Security Agreement, and Pledge Agreement pursuant to Section 9.11.

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty, Security Agreement and Pledge Agreement pursuant to this Section 9.10. In each case as specified in this Section 9.10, the Administrative Agent will, at the Borrower’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents or to subordinate its interest in such item, or to release such Guarantor from its obligations under the Guaranty, Security Agreement and Pledge Agreement, in each case in accordance with the terms of the Loan Documents and this Section 9.10.

The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.

9.11        Releases.

(a)         The Borrower may request in writing that the Administrative Agent release, and upon receipt of such request the Administrative Agent shall release, any Person from any of the Guaranty and the Security Agreement so long as: (i) such Person qualifies, or will qualify at the time of its release from the Guaranty and the Security Agreement, as an Excluded Subsidiary or has ceased to be, or at the time of its release from the Guaranty and the Security Agreement will cease to be, a Subsidiary pursuant to a transaction permitted by this Agreement; (ii) no Default or Event of Default shall then be in existence or would occur as a result of such release, and (iii) the Administrative Agent shall have received such written request at least 7 Business Days prior to the requested date of release. Delivery by the Borrower to the Administrative Agent of any such request shall constitute a representation by the Borrower that the matters set forth in the preceding sentence (both as of the date of the giving of such request and as of the date of the effectiveness of such request) are true and correct with respect to such request.

(b)           The Borrower may request in writing that the Administrative Agent release, and upon receipt of such request the Administrative Agent shall release, the Equity Interests in a Person from the Lien of a Pledge Agreement so long as: (i) such Person qualifies, or will qualify at the time of the release of its Equity Interests, as an Unpledgeable Subsidiary or has ceased to be, or at the time of its release from the Pledge Agreement will cease to be, a Subsidiary pursuant to a transaction permitted by this Agreement; (ii) no Default or Event of Default shall then be in existence or would occur as a result of such release; and (iii) the Administrative Agent shall have received such written request at least 7 Business Days prior to the requested date of release. Delivery by the Borrower to the Administrative Agent of any such request shall constitute a representation by the Borrower that the matters set forth in the preceding sentence (both as of the date of the giving of such request and as of the date of the effectiveness of such request) are true and correct with respect to such request.

(c)            Reasonably promptly after written request from the Borrower, the Administrative Agent will confirm (subject to the terms hereof) in writing that it has no Lien in a particular asset (including the Equity Interests in a specified Person), or that a specified Person is not a Guarantor hereunder, as the case may be. Delivery by the Borrower to the Administrative Agent of any such request shall be accompanied by a certificate of a Responsible Officer, certifying as to the facts underlying such confirmation requested of the Administrative Agent, and such other supporting documentation as the Administrative Agent may request.

(d)             The Lenders hereby authorize the Administrative Agent to execute and deliver any instruments, documents, and agreements reasonably necessary to evidence and confirm the release of any Guarantor or Collateral pursuant to the foregoing provisions of this Section 9.11 and to return to Parent or the Borrower all possessory collateral (including share certificates (if any)) held by it in respect of any Collateral so released. Delivery by the Borrower to the Administrative Agent of any such request shall be accompanied by a certificate of a Responsible Officer to the effect that the release of the applicable Guarantor and/or Collateral is in compliance with this Agreement including the foregoing provisions of this Section 9.11. Administrative Agent shall rely solely on the representations of Borrower in the taking or not taking of any action pursuant to this Section 9.11. If such representations of Borrower are not true and correct, then to the full extent possible under applicable law, such evidence or confirmation by Administrative Agent shall not release, diminish or impair any Lien pursuant to the Collateral Documents or other rights under the Loan Documents.

(e)           The Borrower agrees to pay all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and its representatives in connection with taking any actions to effectuate the releases contemplated by this Section 9.11.

Article X.
Continuing Guaranty

10.01      Guaranty. The Parent hereby absolutely and unconditionally guarantees, as a guaranty of payment and performance and not merely as a guaranty of collection, prompt payment when due, whether at stated maturity, by required prepayment, upon acceleration, demand or otherwise, and at all times thereafter, of any and all of the Obligations, whether for principal, interest, premiums (including the Prepayment Premium), fees (including the Exit Fee), indemnities, damages, costs, expenses or otherwise, of the Borrower to the Secured Parties, and whether arising hereunder or under any other Loan Document (including all renewals, extensions, amendments, refinancings and other modifications thereof and all costs, attorneys’ fees and expenses incurred by the Secured Parties in connection with the collection or enforcement thereof) and hereby consents to any extension of the Maturity Date pursuant to Section 2.13 hereof or otherwise. The Administrative Agent’s books and records showing the amount of the Obligations shall be admissible in evidence in any action or proceeding, and shall be binding upon the Parent, and conclusive for the purpose of establishing the amount of the Obligations. This Guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Obligations or any instrument or agreement evidencing any Obligations, or by the existence, validity, enforceability, perfection, non-perfection or extent of any collateral therefor, or by any fact or circumstance relating to the Obligations which might otherwise constitute a defense to the obligations of the Parent under this Guaranty, and the Parent hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to any or all of the foregoing.

10.02       Rights of Lenders. The Parent agrees that it shall not affect the enforceability or continuing effectiveness hereof if any of the Secured Parties shall at any time, with or without notice or demand: (a) amend, extend, renew, compromise, discharge, accelerate or otherwise change the time for payment or the terms of the Obligations or any part thereof; (b) take, hold, exchange, enforce, waive, release, fail to perfect, sell, or otherwise dispose of any security for the payment of this Guaranty or any Obligations; (c) apply such security and direct the order or manner of sale thereof as the Administrative Agent and the Lenders in their sole discretion may determine; and (d) release or substitute one or more of any endorsers or other guarantors of any of the Obligations. Without limiting the generality of the foregoing, the Parent consents to the taking of, or failure to take, any action which might in any manner or to any extent vary the risks of the Parent under this Guaranty or which, but for this provision, might operate as a discharge of the Parent.

10.03       Certain Waivers. The Parent waives (a) any defense arising by reason of any disability or other defense of the Borrower or any other guarantor, or the cessation from any cause whatsoever (including any act or omission of any Secured Party) of the liability of the Borrower; (b) any defense based on any claim that the Parent’s obligations exceed or are more burdensome than those of the Borrower; (c) the benefit of any statute of limitations affecting the Parent’s liability hereunder; (d) any right to proceed against the Borrower, proceed against or exhaust any security for the Obligations, or pursue any other remedy in the power of any Secured Party whatsoever; (e) any benefit of and any right to participate in any security now or hereafter held by any Secured Party; and (f) to the fullest extent permitted by law, any and all other defenses or benefits that may be derived from or afforded by applicable law limiting the liability of or exonerating guarantors or sureties. The Parent expressly waives all setoffs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Obligations, and all notices of acceptance of this Guaranty or of the existence, creation or incurrence of new or additional Obligations.

10.04       Obligations Independent. The obligations of the Parent hereunder are those of primary obligor, and not merely as surety, and are independent of the Obligations and the obligations of any other guarantor, and a separate action may be brought against the Parent to enforce this Guaranty whether or not the Borrower or any other person or entity is joined as a party.

10.05       Subrogation. The Parent shall not exercise any right of subrogation, contribution, indemnity, reimbursement or similar rights with respect to any payments it makes under this Guaranty until all of the Obligations and any amounts payable under this Guaranty have been indefeasibly paid and performed in full and the Commitments are terminated. If any amounts are paid to the Parent in violation of the foregoing limitation, then such amounts shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Secured Parties to reduce the amount of the Obligations, whether matured or unmatured.

10.06       Termination; Reinstatement. This Guaranty is a continuing and irrevocable guaranty of all Obligations now or hereafter existing and shall remain in full force and effect until all Obligations and any other amounts payable under this Guaranty are indefeasibly paid in full in cash and the Commitments with respect to the Obligations are terminated. Notwithstanding the foregoing, this Guaranty shall continue in full force and effect or be revived, as the case may be, if any payment by or on behalf of the Borrower or the Parent is made, or any of the Secured Parties exercises its right of setoff, in respect of the Obligations and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by any of the Secured Parties in their discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Laws or otherwise, all as if such payment had not been made or such setoff had not occurred and whether or not the Secured Parties are in possession of or have released this Guaranty and regardless of any prior revocation, rescission, termination or reduction. The obligations of the Parent under this paragraph shall survive termination of this Guaranty.

10.07        Subordination. The Parent hereby subordinates the payment of all obligations and indebtedness of the Borrower owing to the Parent, whether now existing or hereafter arising, including but not limited to any obligation of the Borrower to the Parent as subrogee of the Secured Parties or resulting from the Parent’s performance under this Guaranty, to the indefeasible payment in full in cash of all Obligations. If the Secured Parties so request, any such obligation or indebtedness of the Borrower to the Parent shall be enforced and performance received by the Parent as trustee for the Secured Parties and the proceeds thereof shall be paid over to the Secured Parties on account of the Obligations, but without reducing or affecting in any manner the liability of the Parent under this Guaranty.

10.08        Stay of Acceleration. If acceleration of the time for payment of any of the Obligations is stayed, in connection with any case commenced by or against any Loan Party other than the Parent under any Debtor Relief Laws, or otherwise, all such amounts shall nonetheless be payable by the Parent immediately upon demand by the Secured Parties.

10.09        Condition of Borrower. The Parent acknowledges and agrees that it has the sole responsibility for, and has adequate means of, obtaining from the Borrower and any other guarantor such information concerning the financial condition, business and operations of the Borrower and any such other guarantor as the Parent requires, and that none of the Secured Parties has any duty, and the Parent is not relying on the Secured Parties at any time, to disclose to the Parent any information relating to the business, operations or financial condition of the Borrower or any other guarantor (the Parent waiving any duty on the part of the Secured Parties to disclose such information and any defense relating to the failure to provide the same).

Article XI.
Miscellaneous

11.01      Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

(a)           waive any condition set forth in Section 4.01 (other than Section 4.01(b)(i)), or, in the case of a DDTL, Section 4.02, without the prior written consent of each Lender;

(b)           extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the prior written consent of such Lender;

(c)            postpone any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts (including the Prepayment Premium and the Exit Fee) due to the Lenders (or any of them) hereunder or under any other Loan Document without the prior written consent of each Lender directly affected thereby;

(d)            reduce the principal of, or the rate of interest specified herein on, any Loan, or any fees or other amounts (including the Prepayment Premium and the Exit Fee) payable hereunder or under any other Loan Document, without the prior written consent of each Lender; provided, however, that only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest at the Default Rate;

(e)            change the definition of “Applicable Percentage” or Sections 8.03, 2.11, or 2.12 in a manner that would alter the pro rata sharing of payments required thereby (or otherwise permit any direct or indirect non-pro rata purchase, prepayment or repayment of the Loans by the Borrower or its Affiliates (including by way of open market repurchase or otherwise)) without the written consent of each Lender;

(f)            change any provision of this Section 11.01 or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the prior written consent of each Lender;

(g)            release all or substantially all of the Collateral in any transaction or series of related transactions other than releases as permitted by Section 9.10 or 9.11 hereof, without the prior written consent of each Lender;

(h)            release all or substantially all of the value of the Guaranty, without the prior written consent of each Lender, except to the extent the release of any Subsidiary or Controlled JV Subsidiary from the Guaranty is permitted pursuant to Section 9.10 or 9.11 (in which case such release may be made by the Administrative Agent acting alone); or

(i)           subordinate or have the effect of subordinating (i) the Administrative Agent’s Lien on any Collateral to a Lien securing any other Indebtedness, or (ii) any Obligation in right of payment to any other Indebtedness, in each case, without the prior written consent of each Lender.

and provided, further, that no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender disproportionately adversely relative to other affected Lenders shall require the consent of such Defaulting Lender.

If any Lender does not consent to a proposed amendment, waiver, consent or release with respect to any Loan Document that requires the consent of each Lender and that has been approved by the Required Lenders, the Borrower may replace such non-consenting Lender in accordance with Section 11.13; provided that such amendment, waiver, consent or release can be effected as a result of the assignment contemplated by such Section (together with all other such assignments required by the Borrower to be made pursuant to this paragraph).

11.02      Notices; Effectiveness; Electronic Communication.

(a)          Notices Generally. Except as provided in subsection (b) below, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or electronic mail as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i)            if to the Parent, the Borrower or any other Loan Party or the Administrative Agent, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 11.02; and

(ii)           if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the Borrower).

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below shall be effective as provided in such subsection (b).

(b)          Electronic Communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail, FpML messaging, and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may each, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii), if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(c)           The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Parent, the Borrower, any other Loan Party, any Lender or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s, any Loan Party’s or the Administrative Agent’s transmission of Borrower Materials or notices through the Platform, any other electronic platform or electronic messaging service, or through the Internet.

(d)            Change of Address, Etc. Each of the Parent, the Borrower, any other Loan Party or the Administrative Agent may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the Borrower and the Administrative Agent. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, facsimile number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States Federal or state securities laws.

(e)           Reliance by Administrative Agent and Lenders. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including Requests for Credit Extension) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify the Administrative Agent each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower.

11.03       No Waiver; Cumulative Remedies; Enforcement. No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.02 for the benefit of all the Lenders; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b)  any Lender from exercising setoff rights in accordance with Section 11.08 (subject to the terms of Section 2.12), or (c) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.12, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

11.04      Expenses; Indemnity; Damage Waiver.

(a)           Costs and Expenses. The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent), in connection with the negotiation of the Commitments, including legal, financial and accounting due diligence, and the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii)  all out-of-pocket expenses incurred by the Administrative Agent or any Lender (including the fees, charges and disbursements of any counsel for the Administrative Agent or any Lender), and shall pay all reasonable fees and time charges for attorneys who may be employees of the Administrative Agent or any Lender, in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans, in each case, whether such expenses were incurred at any time on or prior to the Closing Date or thereafter.

(b)          Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the reasonable fees, charges and disbursements of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all reasonable fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any Person (including the Borrower or any other Loan Party) arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents (including in respect of any matters addressed in Section 3.01), (ii) any Loan or the use or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any Hotel Properties, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries or JV Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF THE INDEMNITEE; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from (x) the gross negligence or willful misconduct of such Indemnitee or (y) a breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document. Without limiting the provisions of Section 3.01(c), this Section 11.04(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(c)           Reimbursement by Lenders. To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof) or any Related Party of any of the foregoing (and without limiting its obligation to do so), each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent) or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of the Total Credit Exposure at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender), provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.11(d).

(d)         Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, the Loan Parties and their Subsidiaries and Consolidated JV Subsidiaries shall not assert, and hereby waive, and acknowledge that no other Person shall have, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.

(e)           Payments. All amounts due under this Section shall be payable not later than ten Business Days after demand therefor accompanied by an invoice setting forth in reasonable detail the calculation of the amount of such demand.

(f)            Survival. The agreements in this Section and the indemnity provisions of Section 11.02(e) shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of all Commitments and the repayment, satisfaction or discharge of all the other Obligations.

11.05      Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

11.06      Successors and Assigns.

(a)           Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Borrower nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)          Assignments by Lenders. Any Lender may at any time assign to one or more assignees (but subject to Section 11.06(b)(v)) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment(s) and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i)           Minimum Amounts.

(A)          in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and/or the Loans at the time owing to it or contemporaneous assignments to related Approved Funds (determined after giving effect to such Assignments) that equal at least the amount specified in paragraph (b)(i)(B) of this Section in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B)            in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $1,000,000, unless the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower, otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met.

(ii)           Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned;

(iii)           Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:

(A)            Until the earlier of (x) the DDTL Commitment Expiration Date and (y) the date that the DDTL Lenders shall have made Loans to the Borrower constituting DDTLs in an amount equal to the DDTL Commitments, the consent of the Borrower with respect to the assignment of any Lender’s DDTL Commitment (it being understood that the sole reason that the Borrower may withhold such consent is that the Borrower has reasonable concern as to the financial wherewithal of the proposed assignee Lender as it relates to such proposed assignee Lender’s ability to fund the portion of unfunded DDTL Commitments proposed to be assigned to such proposed assignee Lender) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof; and

(B)            the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required if such assignment is to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender.

(iv)          Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent and the Borrower an Administrative Questionnaire.

(v)           No Assignment to Certain Persons. No such assignment shall be made (A) to the Parent, the Borrower or any of their respective Affiliates or Subsidiaries or JV Subsidiaries, (B) to any Defaulting Lender or any Person who, upon becoming a Lender hereunder, would constitute a Defaulting Lender, (C) to a Disqualified Lender, or (D) to a natural Person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural Person).

(vi)          Disqualified Lender. In the event that any assignment of Loans is made pursuant to this Section 11.06(b) or participation in any Loan pursuant to Section 11.06(d) to a Disqualified Lender notwithstanding the prohibition thereon contained in Section 11.06(b)(v) or Section 11.06(d), (1) such assignment or participation, as applicable, shall be deemed null and void ab initio, (2) the assignment or participation, as applicable, shall be unwound by the parties to such assignment or participation, (3) the Borrower shall be entitled to seek specific performance to unwind such assignment or participation in addition to any injunctive relief (without posting a bond or proving irreparable harm) or other remedy available at law or in equity and (4) such Disqualified Lender shall not be deemed a “Lender” for the purposes of this Agreement, including without limitation Section 11.01, and shall not be entitled to payment of any principal, interest, fees and expenses that would otherwise be owed to the Lenders pursuant to any section of this Agreement. The Administrative Agent shall provide a copy of the Disqualified Lender list to any Lender upon request therefor.

(vii)         Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01 and 11.04 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 11.06(d).

(c)            Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower (and such agency being solely for tax purposes), shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it (or the equivalent thereof in electronic form) and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d)            Participations. Any Lender may at any time, sell participations to any Person (other than a natural Person, or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural Person, a Disqualified Lender, a Defaulting Lender, or the Borrower or any of the Borrower’s Affiliates or Subsidiaries or JV Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Sections 11.04(c) without regard to the existence of any participation.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 11.01 that affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section (it being understood that the documentation required under Section 3.01(e) shall be delivered to the Lender who sells the participation) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Sections 3.07 and 11.13 as if it were an assignee under paragraph (b) of this Section and (B) shall not be entitled to receive any greater payment under Sections 3.01 or 3.04, with respect to any participation, than the Lender from whom it acquired the applicable participation would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower’s request, to use commercially reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 3.07 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.12 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e)            Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

11.07      Treatment of Certain Information; Confidentiality. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates, its auditors and to Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement or any Eligible Assignee invited to be a Lender pursuant to Section 11.01 or (ii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder, (g) on a confidential basis to (i) any rating agency in connection with rating the Borrower or its Subsidiaries or JV Subsidiaries or the credit facilities provided hereunder or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers or other market identifiers with respect to the credit facilities provided hereunder, (h) with the consent of the Borrower or (i) to the extent such Information (A) becomes publicly available other than as a result of a breach of this Section or (B) becomes available to the Administrative Agent, any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower. In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Agents and the Lenders in connection with the administration of this Agreement, the other Loan Documents, and the Commitments. In no event shall any disclosure of any Information be made to any person that is or would be a Disqualified Lender.

For purposes of this Section, “Information” means all information received from any Loan Party or any Subsidiary or JV Subsidiary thereof relating to any Loan Party or any Subsidiary or JV Subsidiary thereof or their respective businesses, other than any such information that is available to the Administrative Agent, any Lender on a nonconfidential basis prior to disclosure by any Loan Party or any Subsidiary or JV Subsidiary thereof, provided that, in the case of information received from a Loan Party or any such Subsidiary or JV Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

11.08       Right of Setoff. If an Event of Default shall have occurred and be continuing, the Administrative Agent, each Lender and each of their Affiliates is hereby authorized at any time and from time to time, except to the extent prohibited by law, to setoff and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness or other obligations at any time owing by the Administrative Agent, any Lender or any of their Affiliates, as applicable, to or for the credit or the account of the Loan Parties, against any of and all the Obligations now or hereafter existing under this Agreement and other Loan Documents held by the Administrative Agent or such Lender, as applicable, irrespective of whether or not the Administrative Agent or such Lender or Affiliate, as applicable, shall have made any demand under this Agreement or such other Loan Document and although such obligations may be unmatured or owed to a branch, office or Affiliate of the Administrative Agent or such Lender different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness or other obligation. The rights of the Administrative Agent, each Lender and their respective Affiliates under this Section 11.08 are in addition to other rights and remedies (including other rights of setoff) which such Persons may have.

11.09       Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

11.10       Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging means (e.g., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.

11.11       Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied.

11.12       Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 11.12, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, then such provisions shall be deemed to be in effect only to the extent not so limited.

11.13       Replacement of Lenders. If the Borrower is entitled to replace a Lender pursuant to the provisions of Section 3.07, if any Lender is a Defaulting Lender or a Non-Consenting Lender or if any other circumstance exists hereunder that gives the Borrower the right to replace a Lender as a party hereto, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.06), all of its interests, rights (other than its existing rights to payments pursuant to Sections 3.01 and 3.02) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(a)            the Borrower shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 11.06(b);

(b)           such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(c)            in the case of any such assignment resulting from a claim for compensation under Section 3.02 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter; and

(d)           such assignment does not conflict with applicable Laws; and

(e)            in the case of an assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

11.14      Governing Law; Jurisdiction; Etc.

(a)            GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b)            SUBMISSION TO JURISDICTION. THE BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE ADMINISTRATIVE AGENT, ANY LENDER OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c)            WAIVER OF VENUE. THE BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (b) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d)            SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

11.15       Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

11.16       No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each of the Borrower and the Parent and each other Loan Party acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i)(A) the arranging and other services regarding this Agreement provided by the Administrative Agent and the Lenders are arm’s-length commercial transactions between the Borrower, the Parent, each other Loan Party and their respective Affiliates, on the one hand, and the Administrative Agent and the Lenders, on the other hand, (B) each of the Borrower, the Parent, and each other Loan Party has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) each of the Borrower the Parent and each other Loan Party is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii)(A) the Administrative Agent and each Lender is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower, the Parent, any other Loan Party, or any of their respective Affiliates, or any other Person and (B) neither the Administrative Agent nor any Lender has any obligation to the Borrower, the Parent, any other Loan Party, or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower, the Parent, the other Loan Parties and their respective Affiliates, and neither the Administrative Agent nor any Lender has any obligation to disclose any of such interests to the Borrower, the Parent, any other Loan Party or any of their respective Affiliates. To the fullest extent permitted by law, each of the Borrower and the Parent, and each other Loan Party hereby waives and releases any claims that it may have against the Administrative Agent or any Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

11.17       Electronic Execution of Assignments and Certain Other Documents. The words “execute,” “execution,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation Assignment and Assumptions, amendments or other modifications, Requests for Credit Extension, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it.

11.18       USA PATRIOT Act. Each Lender that is subject to the Patriot Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Loan Party in accordance with the Patriot Act. The Borrower shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act.

11.19      Time of the Essence. Time is of the essence of the Loan Documents.

11.20      Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Solely to the extent any Lender that is an EEA Financial Institution is a party to this Agreement and notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)            the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an EEA Financial Institution; and

(b)            the effects of any Bail-In Action on any such liability, including, if applicable:

(i)            a reduction in full or in part or cancellation of any such liability;

(ii)           a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)          the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.

11.21       ENTIRE AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

ASHFORD HOSPITALITY LIMITED PARTNERSHIP

By: Ashford OP General Partner LLC, its general partner

By:	/s/ Robert G. Haiman
Name: Robert G. Haiman
Title: Executive Vice President, General Counsel and Secretary

ASHFORD HOSPITALITY TRUST, INC., as Holdings

By:	/s/ Robert G. Haiman
Name: Robert G. Haiman
Title: Executive Vice President, General Counsel and Secretary

Signature Page to Credit Agreement

OAKTREE FUND ADMINISTRATION, LLC, as Administrative Agent

By:	Oaktree Capital Mangement, L.P., its Managing Member

By:	/s/ Henry Orren
Name: Henry Orren
Title: Vice President

By:	/s/ Brian Price
Name: Brian Price
Title: Senior Vice President

Signature Page to Credit Agreement

OPPS AHT HOLDINGS, LLC,

By:	Oaktree Fund GP, LLC, its Manager
By:	Oaktree Fund GP I, L.P., its Managing Member

By:	/s/ Jordan Mikes
Name: Jordan Mikes
Title: Authorized Signatory

By:	/s/ Brian Laibow
Name: Brian Laibow
Title: Authorized Signatory

ROF8 AHT PT, LLC,

By:	/s/ Taejo Kim
Name: Taejo Kim
Title: Authorized Signatory

By:	/s/ Cary Kleinman
Name: Cary Kleinman
Title: Authorized Signatory

Signature Page to Credit Agreement

OAKTREE PHOENIX INVESTMENT FUND AIF (DELAWARE), L.P.

By:	Oaktree Fund AIF Series, L.P. – Series U, its General Partner
By:	Oaktree Fund GP AIF, LLC, its General Partner
By:	Oaktree Fund GP III, L.P., its Managing Member

By:	/s/ Jordan Mikes
Name: Jordan Mikes
Title: Authorized Signatory

By:	/s/ Steven Tesoriere
Name: Steven Tesoriere
Title: Authorized Signatory

Signature Page to Credit Agreement

Exhibit A

[FORM OF] request for credit extension

Date: ___________, _____

To:          Oaktree Fund Administration, LLC, as Administrative Agent

333 South Grand Avenue, 28th Floor

Los Angeles, CA 90071

Attention: Cary Kleinman and Jordan Mikes

Email: ckleinman@oaktreecapital.com and jmikes@oaktreecapital.com

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of January 15, 2021 (as amended, restated, amended and restated, supplemented and/or otherwise modified from time to time, the “Credit Agreement;” the terms defined therein being used herein as therein defined), among Ashford Hospitality Limited Partnership, a Delaware limited partnership (the “Borrower”), Ashford Hospitality Trust, Inc., a Maryland corporation (the “Parent”), the Lenders from time to time party thereto, and Oaktree Fund Administration, LLC, as Administrative Agent.

The undersigned hereby gives you notice pursuant to Section 2.02 of the Credit Agreement that it requests a Borrowing under the Credit Agreement to be made on [●], 202[●], and in that connection sets forth below the terms on which the Borrowings are requested to be made:

Borrower:	Ashford Hospitality Limited Partnership

Class of Borrowing	[__________][1]

Aggregate Amount of Borrowing	$[__________][2]

Date of Borrowing (which shall be a Business Day)	[__________] [__], 20[__][3]

Amount, Account Number and Location

[Wire Transfer Instructions:
Amount	$[__________]
Bank:	[__________]
ABA No.:	[__________]
Account No.:	[__________]
Account Name:	[__________]]

[As set forth in Annex A attached hereto.]4

1 Specify whether the proposed Borrowing is of Initial Term Loans, Initial DDTLs or Additional DDTLs.

2 Subject to Section 2.02(a) of the Credit Agreement.

3 Subject to Section 2.02(a) of the Credit Agreement.

4 Attach account information or funds flow as Annex A if needed.

The Borrower hereby represents and warrants that the conditions specified in Section [4.01]5 [4.02]6 of the Credit Agreement shall be satisfied on and as of the date of the Borrowing.

Ashford hospitality Limited Partnership

By:	Ashford OP General Partner LLC, its general partner

By:
Name:
Title:

5 To be included for the Borrowing of Initial Term Loans on the Closing Date.

6 To be included for a Borrowing of DDTLs.

Exhibit B

[FORM OF] WARRANT CERTIFICATE

THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR UNLESS SOLD IN ACCORDANCE WITH RULE 144 UNDER SUCH ACT.

THE SHARES OF COMMON STOCK, PAR VALUE $0.01 PER SHARE, OF ASHFORD HOSPITALITY TRUST, INC. ISSUABLE UPON EXERCISE OF THE WARRANTS REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF THE CERTIFICATE OF INCORPORATION AND BYLAWS OF THE COMPANY, IN EACH CASE AS AMENDED, SUPPLEMENTED OR AMENDED AND RESTATED. THE COMPANY SHALL FURNISH A COPY OF SUCH AGREEMENTS AND ANY RELEVANT AMENDMENTS THERETO TO THE HOLDER OF THIS CERTIFICATE UPON WRITTEN REQUEST.

Warrant Certificate No. [n]	Number of Warrants: 17,452,603[7]
Date of Issuance: [n][8]	(subject to adjustment hereunder)
Expiration Date: [n][9]

Form of
Warrant Certificate to Purchase Common Stock
Ashford Hospitality Trust, Inc.

WHEREAS, this Warrant Certificate (this “Warrant Certificate”) is being delivered pursuant to the terms of that certain Credit Agreement, dated as of January 15, 2021 (the “Credit Agreement”), by and among the Ashford Hospitality Trust, Inc., a Maryland corporation (the “Company”), Ashford Hospitality Limited Partnership, a Delaware limited partnership and a subsidiary of the Company (the “Operating Partnership”), Oaktree Fund Administration, LLC, as administrative agent, and the Lenders party thereto; and

[7]	Number is accurate as of the Closing Date based on the Company’s representations and warranties set forth in Section 5.12 of the Credit Agreement (as defined below). Number to be adjusted as necessary, including to the extent warrants are issued to multiple Holders in connection with the transactions contemplated by the Credit Agreement, such that it is equal, on an aggregate basis together with any other such warrants, to nineteen and nine-tenths percent (19.9%) of the outstanding Common Stock of the Company as of the Closing Date (as defined in the Credit Agreement), calculated on a Pro Forma Basis (as defined below) after giving effect to such Warrant Shares (as defined below).
[8]	To be the earliest to occur of (x) the redemption of all of the Notes (as defined in the Credit Agreement), (y) the final maturity of all of the Notes (as defined in the Credit Agreement) and (z) the acceleration of all of the Notes after an Event of Default (as defined in the Credit Agreement).
[9]	To be the latest to occur of (x) the fifth (5th) anniversary of the Closing Date and (y) the date that is 90 days after the date of issuance.

WHEREAS, as part of the consideration delivered pursuant to the Credit Agreement, the Holder has elected to cause the Company to issue warrants (“Warrants”) to purchase shares of common stock, par value $0.01 per share (“Common Stock”) of the Company to satisfy the Exit Fee (as defined in the Credit Agreement).

This Warrant Certificate certifies that [n] or its registered assigns (the “Holder”), for value received, is the registered holder of, subject to Section 2 hereof, the number of warrants set forth above to purchase shares of Common Stock of the Company in accordance with the provisions of Section 1 hereof, which such warrants shall entitle the Holder to receive 17,452,60310 Warrant Shares (as defined below) which number of shares shall be adjusted, from time to time, as necessary in accordance with the terms of this Warrant Certificate or the Credit Agreement such that it shall be equal[, on an aggregate basis together with any other warrants issued in connection with the transactions contemplated by the Credit Agreement (the “Other Warrant Holders”),] to nineteen and nine-tenths percent (19.9%) of the outstanding Common Stock of the Company calculated as of the Closing Date and calculated on a Pro Forma Basis and as may be adjusted, from time to time, in accordance with the terms of this Warrant Certificate, including Section 2, or the Credit Agreement (such percentage, as so adjusted, the “Warrant Percentage”). References in this Warrant Certificate to this “Warrant” shall mean any and all warrants issued and outstanding under this Warrant Certificate.

For purposes of this Warrant Certificate:

“Closing Date” shall have the meaning ascribed thereto in the Credit Agreement.

“Operating Partnership Agreement” means the Seventh Amended and Restated Agreement of Limited Partnership of the Operating Partnership, dated as of April 14, 2016, as may be amended, modified or restated from time to time.

“Pro Forma Basis” means determined on a pro forma basis, as of the Closing Date assuming that the maximum number of shares of Common Stock for which the Warrants are entitled to be exercised pursuant to this Warrant Certificate were issued and outstanding (which based on the Company’s representations and warranties set forth in Section 5.12 of the Credit Agreement, would equal, as of the Closing Date, Warrants to purchase 17,452,60311 shares of Common Stock); provided that, for purposes of this calculation, pro forma effect shall be given to any anti-dilution adjustments that would have been effected pursuant to the terms of this Warrant Certificate during the period commencing on the Closing Date and ending on the Date of Issuance, assuming the Warrants were issued on the Closing Date for 17,452,60312 shares of Common Stock.

[10]	Number is accurate as of the Closing Date based on the Company’s representations and warranties set forth in Section 5.12 of the Credit Agreement. Number to be adjusted as necessary, including to the extent warrants are issued to multiple Holders in connection with the transactions contemplated by the Credit Agreement, such that it is equal, on an aggregate basis together with any other such warrants, to nineteen and nine-tenths percent (19.9%) of the outstanding Common Stock of the Company as of the Closing Date (as defined in the Credit Agreement), calculated on a Pro Forma Basis after giving effect to such Warrant Shares.
[11]	Upon execution of Warrant Certificate, number will be adjusted as indicated in footnote 4.
[12]	Upon execution of Warrant Certificate, number will be adjusted as indicated in footnote 4.

1.            EXERCISE.

(a)          Number and Exercise Price of Warrant Shares; Expiration Date. Subject to the terms and conditions set forth herein, each warrant entitles the Holder upon exercise to receive from the Company one fully paid and nonassessable share of Common Stock (a “Common Share”), as may be adjusted from time to time pursuant to the terms hereof (the “Warrant Shares”), at an initial purchase price of $0.01 per Common Share (as adjusted, from time to time, in accordance with the terms of this Warrant Certificate, the “Exercise Price”), on or after the Date of Issuance set forth above (the “Date of Issuance”) until on or before 5:00 p.m., Eastern Time, on the Expiration Date set forth above (the “Expiration Date”) (subject to earlier termination as set forth herein).

(b)          Cash Exercise. While this Warrant remains outstanding and exercisable in accordance with Section 1(a) above, the Holder may elect to exercise this Warrant in accordance with Section 6 herein, by wire transfer to the Company.

(c)          Net Issue Exercise. While this Warrant remains outstanding and exercisable in accordance with Section 1(a) above, the Holder may elect to exercise this Warrant in accordance with Section 6 herein, by net issue exercise, in which event the Company shall issue to the Holder a number of Warrant Shares computed using the following formula (a “Net Issue Exercise”):

Where:	X = the number of the Warrant Shares to be issued to the Holder.
Y = the number of the Warrant Shares with respect to which the Warrant Certificate is exercised.
A = the Fair Market Value of one Common Share on the date of determination.
B = the Exercise Price (as adjusted to the date of such calculation)

For purposes of this Warrant, the Fair Market Value of one Common Share on the date of determination shall be determined as follows:

(i) if the Company’s Common Stock is listed and traded on the New York Stock Exchange, the NYSE American, the NASDAQ Global Select Market, the NASDAQ Global Market or the NASDAQ Capital Market (each, a “Trading Market”), the fair market value shall be deemed the volume-weighted average price per share of Common Stock on such Trading Market during the regular trading session (and excluding pre-market and after-hours trading) over the thirty (30) consecutive trading days immediately prior to the date this Warrant is exercised in accordance with Section 6 herein; or

(ii) if the Company’s Common Stock is not listed on a Trading Market, but is traded in the over-the-counter market, the fair market value shall be deemed to be the average of the bid price on such Trading Market over the thirty (30) consecutive trading days immediately prior to the date this Warrant is exercised in accordance with Section 6 herein; or

(iii) if there is no active public market for the Company’s Common Stock, the fair market value of the Common Stock shall be determined in good faith by the Company’s board of directors in reliance on an opinion of an independent financial expert retained by the Company for this purpose, using one or more valuation methods that the independent financial expert in its professional judgment determines to be most appropriate, assuming such securities are fully distributed and are to be sold in an arm’s-length transaction and there was no compulsion on the part of any party to such sale to buy or sell and taking account all other relevant factors.

The Company and the Holder agree, unless otherwise required by a change in law or by the Internal Revenue Service or other governmental authority following an audit or examination, (i) in the event of a Net Issue Exercise under this Section 1(c), the Holder’s exercise of this Warrant in exchange for the receipt of the Warrant Shares issuable in accordance with this Warrant (or the portion thereof being cancelled) shall be treated as a recapitalization under Section 368(a)(1)(E) of the Internal Revenue Code of 1986, as amended and (ii) not to file any tax return inconsistent with the foregoing.

(d)          Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant Certificate to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the warrants represented by this Warrant Certificate have been exercised in full, in which case, the Holder shall surrender this Warrant Certificate to the Company for cancellation within three Business Days of the date the final Notice of Exercise (as defined below) is delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder by an amount equal to the applicable number of Warrant Shares purchased. The Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchase (the “Warrant Statements”). The Company shall keep at its offices a warrant register (the “Warrant Registry”) in which, subject to such reasonable regulations as it may prescribe, it shall register the Warrants as well as any exchanges and transfers of outstanding Warrants, all in form satisfactory to the Company. As used herein, “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law to remain closed.

(e)          Notwithstanding any other provision hereof, if an exercise of any portion of this Warrant Certificate is to be made in connection with a sale of the Company or Ashford Hospitality Limited Partnership, a Delaware limited partnership and a subsidiary of the Company (the “ Operating Partnership”) (pursuant to a merger, sale of stock, or otherwise), such exercise may at the election of the Holder be conditioned upon the consummation of such transaction, in which case such exercise shall not be deemed to be effective until immediately prior to the consummation of such transaction.

(f)          The Company and Holder agree, unless otherwise required by a change in law or by the Internal Revenue Service or other governmental authority following an audit or examination, (i) the Warrant shall be treated as equity of the Company for U.S. federal and applicable state and local income tax purposes and (ii) not to file any tax return inconsistent with the foregoing.

2.            DISTRIBUTIONS; CERTAIN ADJUSTMENTS.

(a)          Distributions; Adjustment of Number of Warrant Shares and Exercise Price. The number and kind of Warrant Shares purchasable upon exercise of this Warrant shall be subject to adjustment from time to time as follows:

(i)           Distributions, Subdivisions, Combinations and Other Issuances.

(A)            If the Company shall, at any time or from time to time after the Date of Issuance but prior to the Expiration Date, make or declare and pay to the holders of Common Stock any dividend or distribution payable in securities of the Company (or another Person), cash, indebtedness, rights or other property or adopt or implement a shareholder rights agreement or effect an offering of securities to holders of Common Shares pursuant to which any rights (“Rights”) are distributed to the holders of Common Shares of the Company, then, in each such event, the Holder shall be entitled to receive such dividend, distribution or Rights as it would have been entitled to receive if it had been a holder of the number of Warrant Shares issuable as of the record date for such dividend or distribution, upon exercise in full of this Warrant.

(B)            If the Company shall, at any time or from time to time after the Date of Issuance but prior to the Expiration Date, (1) subdivide its Common Shares, by split or otherwise, or (2) combine such Common Shares (or effect a pro rata repurchase thereof), or effect a reverse share split of outstanding Common Shares into a smaller number of Common Shares, the Exercise Price shall be adjusted to equal the product obtained by multiplying (x) the Exercise Price by (y) a fraction, the numerator of which shall be the aggregate number of Common Shares outstanding immediately prior to such event and the denominator of which shall be the number of Common Shares outstanding immediately after giving effect to such event. Simultaneously with any adjustment of the Exercise Price in accordance with this Section 2(a)(i)(B), the number of Warrant Shares that may be purchased upon exercise of this Warrant shall be the increased or decreased proportionately, so that after such adjustment the aggregate Exercise Price payable hereunder for the adjusted number of Warrants shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment. Any adjustment under this Section 2(a)(i)(B) shall become effective immediately after the effective time of such subdivision, split, combination or reverse share split.

(C)            For purposes of this Warrant Certificate, “Person” means an individual or a corporation, partnership, limited liability company, association, trust, or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

(D)            Within three (3) Business Days of the Date of Issuance, the Company shall pay to the Holder (x) an amount in cash equal to the aggregate amount of all cash dividends or distributions and (y) (i) such quantity of securities of the Company (or another Person), indebtedness, rights or other property equal to the aggregate quantity of all such securities, indebtedness, rights or other property paid by the Company as a dividend or distribution, in each case, that the Holder would have been entitled to receive (1) had the Warrant been issued on and exercised in full into Warrant Shares on the Closing Date and (2) had the Holder held such Warrant Shares from the Closing Date through the Date of Issuance or (ii) an amount in cash equal to the value of such securities, indebtedness, rights or other property described in clause (i), which value shall be determined in good faith by the Company’s board of directors, as of the record date of such dividend or distribution, in reliance on an opinion of an independent financial expert retained by the Company for this purpose, using one or more valuation methods that the independent financial expert in its professional judgment determines to be most appropriate, assuming such securities, indebtedness, rights or other property are fully distributed and are to be sold in an arm’s-length transaction and there was no compulsion on the part of any party to such sale to buy or sell and taking account all other relevant factors.

(ii)            Reclassification, Reorganizations and Consolidation. In case of any reclassification, capital reorganization or change in the Common Shares of the Company (other than as a result of a subdivision, combination, split (forward or reverse) or Common Share distribution provided for in Section 2(a)(i) above) that occurs on or after the Closing Date (as defined in the Credit Agreement), then, as a condition of such reclassification, reorganization or change, lawful provision shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the Holder, so that the Holder shall, after the Date of Issuance but prior to the Expiration Date, have the right to purchase, at a total price equal to that payable upon the exercise of this Warrant, the kind and amount of Common Shares and/or other securities or property (including, if applicable, cash) receivable in connection with such reclassification, reorganization or change by a holder of the same number and type of securities as were purchasable as Warrant Shares by the Holder immediately prior to such reclassification, reorganization or change. In any such case, appropriate provisions shall be made with respect to the rights and interest of the Holder so that the provisions hereof shall thereafter be applicable with respect to any Common Shares or other securities or property deliverable upon exercise hereof (and, for the avoidance of doubt, this Warrant shall be exclusively exercisable for such Common Shares and/or other securities or property from and after the consummation of such reclassification or other change in the Common Shares of the Company).

(iii)            Bona Fide Equity Issuances. For the avoidance of doubt, in no event shall any adjustment be made to the number of Warrant Shares issuable on the exercise of this Warrant in the event (x) the Company issues and sells in a public offering or a private placement shares of Common Stock, rights or other equity securities substantially similar to or convertible or exchangeable into shares of Common Stock (collectively, “Offered Securities”) or (y) Common Stock (and options exercisable therefor) is issued to the Company’s employees, officers, directors, consultants, or advisors (regardless of whether in such capacity on the date of exercise) under bona fide employee benefit plans or stock option plans adopted by the Company’s board of directors and approved by the holders of Common Stock when required by law; provided, however, that, notwithstanding the foregoing, from the Date of Issuance but prior to the Expiration Date, the Holder shall be entitled to participate in any such public offering, private placement for cash or other offering or placement to stockholders of the Company or any of their Affiliates and shall be entitled, at the election of the Holder, to purchase up to such number of Offered Securities equal to the product of (A) the total number of Offered Securities to be issued by the Company in such offering multiplied by (B) the fraction determined by dividing (x) the sum of (I) the number of Common Shares Beneficially Owned by such Investor and (II) the number of Warrant Shares issuable to the Holder upon exercise in full of this Warrant by the (y) the total number of Common Shares outstanding, in each case as of immediately prior to such offering or placement. For the avoidance of doubt, in no event shall this Section 2(a)(iii) confer upon the Holder any right to participate in any exchange offer exempt pursuant to Section 3(a)(9) of the Securities Act of 1933 (the “Securities Act”), as amended, equity line of credit or standby equity line of credit (whether structured as a primary or secondary offering).

(b)         Additional Adjustments. The number of Warrant Shares purchasable upon exercise of this Warrant shall be subject to additional adjustment from time to time as follows; provided, that, the adjustments set forth in Section 2(a) above shall continue to apply to all Warrant Shares adjusted by this Section 2(b):

(i)           Downward Adjustments. Notwithstanding anything to the contrary in this Agreement:

(A)            The number of Warrant Shares purchasable upon exercise of this Warrant shall be reduced to the nearest whole number such that the Warrant Percentage shall be reduced by two percent (2%) (in addition to any reduction pursuant to Section 2(b)(i)(B) below), on the first date (if any) upon which, prior to the DDTL Commitment Expiration Date, (x) the Borrower delivers to the Administrative Agent in accordance with the terms of the Pledge Agreement, one or more Joinders (as defined therein) effecting the pledge of the Equity Interests in one or more Property-Level Subsidiaries that are Excluded Subsidiaries on the Closing Date, and, in each case, all of whose parent entities (that are Subsidiaries of the Borrower) are Excluded Subsidiaries on the Closing Date (each, a “Closing Date Excluded Property-Level Subsidiary”) and (y) a direct (or indirect) parent of such Closing Date Excluded Property-Level Subsidiary becomes a Subsidiary Guarantor pursuant to the terms of the Credit Agreement and the Guaranty Agreement; provided that this Section 2(b)(i)(A) shall only apply if both the foregoing subclauses (x) and (y) have been satisfied in respect of Closing Date Excluded Property-Level Subsidiaries who are (or whose Subsidiaries are) primary obligors under Indebtedness comprising not less than 80% of all Indebtedness of Closing Date Excluded Property-Level Subsidiaries (and their Subsidiaries) as of the date of such pledge or guaranty;

(B)            The number of Warrant Shares purchasable upon exercise of this Warrant shall be reduced to the nearest whole number such that the Warrant Percentage shall be reduced by two percent (2%) (in addition to any reduction pursuant to Section 2(b)(i)(A) above), on the first date (if any) upon which, prior to the DDTL Commitment Expiration Date, the Borrower delivers to the Administrative Agent, in accordance with the terms of the Pledge Agreement, one or more Joinders (as defined therein) effecting the pledge of the Equity Interests in one or more Property-Level Subsidiaries that are Unpledgeable Subsidiaries on the Closing Date, and, in each case, (I) all of whose parent entities (that are Subsidiaries of the Borrower) are Unpledgeable Subsidiaries on the Closing Date and (II) each of which is (or is the Subsidiary of) a Subsidiary Guarantor on the Closing Date (each, a “Closing Date Unpledgeable Property-Level Subsidiary”); provided that this Section 2(b)(i)(B) shall only apply if (x) the foregoing subclause (II) remains true at the applicable time of determination of the Warrants Percentage and (y) this Section 2(b)(i)(B) shall have been satisfied in respect of Closing Date Unpledgeable Property-Level Subsidiaries who are (or whose Subsidiaries are) primary obligors under Indebtedness comprising not less than 80% of all Indebtedness of Closing Date Unpledgeable Property-Level Subsidiaries (and their Subsidiaries) as of the date of such pledge or guaranty.

(C)            For the avoidance of doubt, in no event shall the Warrant Percentage be reduced by more than four percent (4%) or below fifteen and nine-tenths percent (15.9%) pursuant to this Section 2(b)(i).

(D)            For purposes of this Section 2(b)(i), all capitalized terms used but not defined in this Section 2(b)(i) shall have the meanings ascribed to them in the Credit Agreement.

(ii)            Upward Adjustments. Notwithstanding anything to the contrary in this Agreement, the number of Warrant Shares purchasable upon exercise of this Warrant shall be increased to the nearest whole number such that the Warrant Percentage shall be increased by an amount equal to the product of (A) 1.0% multiplied by (B) a fraction, the numerator of which is the aggregate amount (if any) of DDTLs (as defined in the Credit Agreement) advanced by all Lenders (as defined in the Credit Agreement) not to exceed $150,000,000, and the denominator of which is $10,000,000. For the avoidance of doubt, any DDTLs advanced by Lenders in excess of $150,000,000 shall not apply to the calculation set forth in clause (B) of this Section 2(b)(ii).

(iii)          Calculations. All calculations under this Section 2 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be.

(c)          Treatment of Warrant upon a Change of Control.

(i)            If, at any time after the Closing Date (as defined in the Credit Agreement), the Company or the Operating Partnership consummates a Change of Control (as defined below), then the Holder shall have the right, from the Date of Issuance but prior to the Expiration Date, to receive, upon exercise of this Warrant, the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Change of Control if it had been, immediately prior to such Change of Control, a holder of the number of Common Shares then issuable upon exercise in full of this Warrant (the “Alternate Consideration”). The Company shall not effect any such Change of Control unless prior to or simultaneously with the consummation thereof, any successor to the Company, surviving entity or the Person purchasing or otherwise acquiring such assets or other appropriate Person shall assume by written instrument the obligation to deliver to the Holder, such Alternate Consideration as, in accordance with the foregoing provisions, the Holder may be entitled to purchase or receive, and the other obligations under this Warrant.

(ii)            As used in this Warrant, a “Change of Control” means (i) a consolidation, merger or combination or statutory share exchange, in each case involving the Company or the Operating Partnership, (ii) a sale of all or substantially all of the direct or indirect assets of the Company or the Operating Partnership (including by way of any reorganization, merger, consolidation or other similar transaction) or (iii) a direct or indirect acquisition of beneficial ownership of voting securities of the Company, or of the general partner interest in the Operating Partnership, by another person or “group” (within the meaning of Rules 13d-3 and 13d-5 under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”)), other than, in the case of the general partner interest in the Operating Partnership, as a result of a transfer by the Company of Ashford OP General Partner LLC (“Ashford GP”), or the entity then serving as general partner of the Operating Partnership, to a subsidiary or affiliate of the Company, by means of any transaction or series of transactions (including any reorganization, merger, consolidation, joint venture, share transfer or other similar transaction), in each case, pursuant to which (w) the stockholders of the Company immediately preceding such transaction or transactions collectively own, following the consummation of such transaction or transactions, less than fifty percent (50%) of the total economic interests or total voting power of all securities of the Company entitled to vote generally, (x) neither the Company, Ashford GP nor any other subsidiary or affiliate of the Company continues as the general partner of the Operating Partnership and/or (w) the Common Shares would be converted into, or exchanged for, or would be reclassified or changed into, stock, other securities, other property or assets (including cash or any combination thereof).

(d)            Proceedings Prior to any Action Requiring Adjustment. As a condition precedent to the taking of any action which would require an adjustment pursuant to this Section 1(e), the Company shall take such actions as are necessary, which may include obtaining regulatory, stock exchange or partner approvals or exemptions, in order that the Company may thereafter validly and legally issue as fully paid and nonassessable all Common Shares that the Holder is entitled to receive upon exercise of this Warrant pursuant to Section 1.

(e)            Covenant to Maintain Par Value. The Company will not, either directly or indirectly, upon any Change of Control, change the par value of the Common Shares to an amount more than the Exercise Price, and at all times will take all such action as may be necessary or appropriate in order that the Company will maintain the par value of the Common Shares as contemplated in this Agreement to be not more than the Exercise Price.

3.            ISSUANCE OF OPERATING PARTNERSHIP UNITS.

(a)           Notwithstanding anything to the contrary, the Holder hereby agrees that it shall have no rights to require the Company to issue Warrants, or shares of Common Stock upon receipt of a Notice of Exercise, to the extent the number of Warrant Shares issuable to the Holder in connection with such Warrants or such Notice of Exercise would cause the Beneficial Ownership in the Company of the Holder[, together with the aggregate Beneficial Ownership of all Other Warrant Holders,] to exceed nineteen and nine-tenths percent (19.9%) (the “19.9% Threshold”) or would otherwise cause the Company to violate any Beneficial Ownership limitations imposed on Real Estate Investment Trusts, including, including the requirements of Section 856(a)(6) or 856(h) of the Internal Revenue Code of 1986, as amended (the “REIT Rules”).

(b)          In the event the number of Warrant Shares issuable to the Holder in connection with a Notice of Exercise would exceed the 19.9% Threshold, the Company may, in its discretion, (i) issue to the Holder the number of Warrant Shares, rounded to the nearest whole number, such that the Holder’s Beneficial Ownership in the Company shall be nineteen and nine-tenths percent (19.9%) (calculated on a pre-issuance basis without giving effect to such Warrant Shares) and (ii) either (x) pay to the Holder an amount in cash equal to Fair Market Value of the Warrant Shares subject to such Notice of Exercise which were not issued pursuant to clause (i), (y) upon three (3) Business Days’ written notice to the Holder, issue to the Holder the number of common units of limited partnership interest in the Operating Partnership (“Common Partnership Units”) which may be exchanged for the number of Common Shares subject to such Notice of Exercise which were not issued pursuant to the foregoing clause (i), or (z)(I) within ten (10) Business Days of receipt of such Notice of Exercise, provide notice to the Holder of its intent to solicit the requisite shareholder consent or consents of the Company to approve the issuance by the Company to the Holder of the number of Common Shares subject to such Notice of Exercise which were not issued pursuant to foregoing clause (i), and (II) within one hundred twenty (120) days of receipt of such Notice of Exercise, solicit and obtain such consent(s); provided, that in the event the Company delivers the notice described in the foregoing subclause (I) and the Holder is issued Common Partnership Units pursuant to this Warrant, in no event shall the Company, the Operating Partnership or its general partner be permitted to utilize the one hundred twenty (120) day-period set forth in Section 7.4(b) of the Operating Partnership Agreement to seek or obtain stockholder consent in order to issue REIT Common Shares (as defined in the Operating Partnership Agreement) to the Holder and shall pay to the Holder, on the Specified Redemption Date (as defined in the Operating Partnership Agreement), the Cash Amount (as defined in the Operating Partnership Agreement) or, to the extent permissible under the Operating Partnership Agreement without additional stockholder consent, the REIT Common Shares Amount (as defined in the Operating Partnership Agreement) or any combination of the Cash Amount and the REIT Commons Shares Amount, in each case, in an aggregate amount sufficient to satisfy the Redemption Right; provided, further, that in the event that the Company fails to timely provide to the Holder the notice set forth in the foregoing subclause (I) or to obtain such requisite shareholder consent(s) within the one hundred twenty (120) day period set forth in the foregoing subclause (II), the Holder shall be entitled to receive, at the Company’s election, either the cash amount set forth in the foregoing subclause (x) or the Common Partnership Units set forth in the foregoing subclause (y), in each case, within five (5) Business Days after the failure to provide such notice or to obtain such approval, as applicable.

(c)          In the event the number of Warrant Shares issuable to the Holder in connection with a Notice of Exercise would exceed the number of Warrant Shares permitted to be issued by the Company in accordance with the REIT Rules, the Company may, in its discretion, (i) issue to the Holder the number of Warrant Shares, rounded to the nearest whole number, such that the Holder’s Beneficial Ownership in the Company shall be the maximum number of Warrant Shares that the Company may issue without violating the REIT Rules and (ii) either (x) pay to the Holder an amount in cash equal to Fair Market Value of the Warrant Shares subject to such Notice of Exercise which were not issued pursuant to the foregoing clause (i), or (y) issue to the Holder the number of Common Partnership Units which may be exchanged for the number of Common Shares subject to such Notice of Exercise which were not issued pursuant to the foregoing clause (i).

(d)          For purposes of this Warrant, “Beneficial Owner” and “Beneficial Ownership” have the meanings set forth in Rule 13d-3 promulgated under the Exchange Act; provided, that, for purposes of determining whether a Person is a Beneficial Owner of a security, (i) a Person shall be deemed to be the Beneficial Owner of any securities which may be acquired by such Person pursuant to any contract, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise (irrespective of whether the right to acquire such securities is exercisable immediately or only after the passage of time, including the passage of time in excess of sixty (60) days, the satisfaction of any conditions, the occurrence of any event or any combination of the foregoing) and (ii) a Person shall be deemed to be the Beneficial Owner of Common Shares that may be issued upon redemption of Common Partnership Units.

(e)          In the event that the Company issues to the Holder any Common Partnership Units in accordance with this Warrant Certificate, the Company shall, and shall cause the Operating Partnership and the general partner of the Operating Partnership, as applicable, to take all action necessary to: (i) amend Operating Partnership Agreement to attach as an exhibit thereto the “Designation of Interests Issued to Oaktree Common Partners” attached as Exhibit D hereto (or to amend or modify such limited partnership agreement or other governing documents of the Operating Partnership, in effect as of such time, to provide the Holder with legal and economic benefit of the terms contained in Exhibit D attached hereto), in each case, effective as of the date of issuance of such Common Partnership Units and (ii) cause such limited partnership agreement or other governing documents, as applicable, to include such exhibit and/or such terms as described in the foregoing subclause (i), as applicable, for so long as the Holder continues to hold any Common Partnership Units. For the avoidance of doubt, the provisions of this Section 3(e) shall apply each and every time that the Company issues to the Holder any Common Partnership Units.13

4.            FRACTIONAL WARRANT SHARES; CHARGES, TAXES AND EXPENSES. No fractional Warrant Shares will be issued in connection with any exercise hereunder. In lieu of any fractional Warrant Shares which would otherwise be issuable, the Company shall, at the time of such exercise, pay to the Holder an amount in cash equal to the product of such fraction multiplied by the Fair Market Value of one Warrant Share. Issuance of Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such Warrant Shares, all of which taxes and expenses shall be paid by the Company, and such Warrant Shares shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event that Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Notice of Assignment attached hereto as Exhibit B, duly executed by the Holder and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

5.            NO STOCKHOLDER OR PARTNER RIGHTS. Except as otherwise set forth in this Warrant Certificate, until the exercise of this Warrant or any portion of this Warrant, nothing set forth herein shall be deemed to grant the Holder any rights as a stockholder of the Company or as a partner in the Operating Partnership (including, without limitation, the right to notification of stockholder or partner meetings or the right to receive any notice or other communication concerning the business and affairs of the Company or the Operating Partnership).

[13]	Note to Draft: Terms in Exhibit D to include, amongst others, amendment to the definition of “Specified Redemption Date” to eliminate the one-year lock-up period for the Oaktree limited partners and amendment of the transfer restrictions to permit the Oaktree limited partners to freely transfer their Common Partnership Units (subject to applicable securities laws).

6.            MECHANICS OF EXERCISE.

(a)           Delivery of Warrant Shares Upon Exercise. This Warrant may be exercised by the Holder hereof, in whole or in part, by delivering to the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of the Holder appearing on the books of the Company) a duly executed copy of the Notice of Exercise in the form attached hereto as Exhibit A (the “Notice of Exercise”) by facsimile or mail and paying the Exercise Price then in effect with respect to the number of Warrant Shares as to which the Warrant is being exercised, or electing in such Notice of Exercise to exercise by Net Issue Exercise in accordance with Section 1(c). No ink-original Notice of Exercise nor any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise shall be required. This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of the delivery to the Company of the Notice of Exercise and payment of the Exercise Price as provided above, and the person entitled to receive the Warrant Shares issuable upon such exercise shall be treated for all purposes as the Holder of such shares of record as of the close of business on such date. Warrant Shares purchased hereunder shall be transmitted by the Company’s transfer agent to the Holder by crediting the account of the Holder in the Company’s books and records by the end of the day on the date that is two Business Days from the delivery to the Company of the Notice of Exercise and payment of the aggregate Exercise Price (or exercise of Net Issue Exercise, as applicable). The Warrant Shares shall be deemed to have been issued, and the Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the Warrant has been exercised, with payment to the Company of the Exercise Price (or exercise of the Net Issue Exercise, as applicable) and all taxes required to be paid by the Holder, if any, prior to the issuance of such shares, having been paid, irrespective of the date of reflection of such exercise for Warrant Shares on the Warrant Statement, the Warrant Registry or the books and records of the Company (or its transfer agent).

7.            COMPLIANCE WITH SECURITIES LAWS.

(a)          The Holder understands that this Warrant and the Warrant Shares are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations this Warrant and the Warrant Shares may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, the Holder represents that it is familiar with Rule 144 under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

(b)          Prior and as a condition to the sale or transfer of the Warrant Shares issuable upon exercise of this Warrant, the Holder shall furnish to the Company such certificates, representations, agreements and other information, as the Company or the Company’s transfer agent reasonably may require to confirm that such sale or transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, unless such Warrant Shares are being sold or transferred pursuant to an effective registration statement. Warrant Shares are not certificated.

8.            REPLACEMENT OF WARRANTS. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company (but not the posting of any surety or other bond) or, in the case of any such mutilation, on surrender and cancellation of such Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

9.           TRANSFERS; EXCHANGES.

(a)          Subject to the legend appearing on the first page hereof and to the provisions of this Section 9, title to the Warrants evidenced by the Warrant Registry may be transferred by endorsement and delivery in the same manner as in the case of a negotiable instrument transferable by endorsement and delivery. The Holder undertakes that any Transfer of this Warrant or any Common Shares issuable on exercise of this Warrant shall be in compliance with the Securities Act and any other applicable securities or “blue sky” laws. Any transferee of this Warrant, in connection with such Transfer, shall execute a joinder to this Warrant Certificate in the form attached hereto as Exhibit C. For a transfer of this Warrant as an entirety by the Holder, upon surrender of this Warrant to the Company, together with the Notice of Assignment in the form attached hereto as Exhibit B duly completed and executed on behalf of the Holder, the Company shall issue a new Warrant of the same denomination to the assignee. For a transfer of this Warrant with respect to a portion of the Warrant Shares purchasable hereunder, upon surrender of this Warrant to the Company, together with the Notice of Assignment in the form attached hereto as Exhibit B duly completed and executed on behalf of the Holder, the Company shall issue a new Warrant to the assignee, in such denomination as shall be requested by the Holder, and shall issue to the Holder a new Warrant covering the number of shares in respect of which this Warrant shall not have been transferred.

(b)          Upon any Transfer, this Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company for other warrants of different denominations entitling the holder thereof to purchase in the aggregate the same number of Common Shares purchasable hereunder. This Warrant may be divided or combined with other warrants that carry the same rights upon presentation hereof at the principal office of the Company together with a written notice specifying the denominations in which new warrants are to be issued to the Holder and signed by the Holder hereof. The term “Warrants” as used herein includes any warrants into which this Warrant may be divided or exchanged.

(c)          For purposes of this Section 9, “Transfer” means any direct or indirect sale (including a short sale), assignment, encumbrance, pledge, hypothecation, disposition or other transfer (by operation of law or otherwise) or entry into any contract, option or agreement with respect to any sale, assignment, encumbrance, pledge, hypothecation, disposition, “put equivalent position” (as defined by Rule 16a-1(h) of the Exchange Act).

10.          CERTAIN REPRESENTATIONS AND AGREEMENTS. The Company represents, covenants and agrees:

(a)          During the period the Warrant is outstanding, it will cause an appropriate number of Common Shares to be duly and validly authorized and reserved and will keep available out of its authorized Common Shares, solely for the purpose of issue upon exercise of Warrants as herein provided, a sufficient number of Common Shares to provide for the issuance of the full amount of Warrant Shares issuable upon exercise of this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of issuing the necessary Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation. The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant and payment for such Warrant Shares in accordance herewith, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

(b)         This Warrant is, and any Warrant issued in substitution for or replacement of this Warrant shall be, upon issuance, duly authorized and validly issued.

(c)          All Warrant Shares issuable upon the exercise of this Warrant Certificate pursuant to the terms hereof shall be, upon issuance, and the Company shall take all such actions as may be necessary or appropriate in order that such Warrant Shares are, validly issued, fully paid and non-assessable, and free from all taxes, liens and charges. The Company further covenants and agrees that during the period within which this Warrant may be exercised, the Company will at all times have authorized and reserved (as unissued or held in treasury) a sufficient number of Common Shares to provide for the exercise in full of this Warrant.

11.          NOTICES TO HOLDER.

(a)          Notices Upon Adjustments. Upon any adjustment of the Exercise Price or whenever the amount or type of securities issuable or deliverable in exchange for Warrants is changed pursuant to Section 2 (including Section 2(b)), then and in each such case the Company shall give prompt written notice thereof by delivery provided pursuant to the directions in Section 12(b)(ii), which notice shall:

(i)             in the case of an adjustment of the Exercise Price, state the Exercise Price resulting from such adjustment, setting forth in reasonable detail the method upon which such calculation is based; describe in reasonable detail the facts requiring the change; and specify the effective date of such change; and

(ii)            in the case of a change in the number or type of securities issuable or deliverable in exchange for Warrants, describe in reasonable detail the facts requiring the change; specify the effective date of such change; and describe the number or amount of, and terms of, the shares or other securities issuable or deliverable in exchange for, the Warrant.

(b)          Notices Upon Certain Events. In the event:

(i)           The Company shall authorize the issuance to holders of Common Shares of rights or warrants to subscribe for or purchase capital stock of the Company or of any other subscription rights or warrants, or

(ii)            The Company shall authorize the distribution to holders of Common Shares of evidences of its indebtedness or assets (other than cash dividends or cash distributions payable out of current earnings, retained earnings, earned surplus or real estate investment trust taxable income, as determined pursuant to the Internal Revenue Code of 1986, as amended, or dividends payable in Common Shares); or

(iii)          there shall be proposed any consolidation, merger, reorganization or reclassification to which the Company is to be a party and for which approval of the holders of Common Shares is required, or the conveyance or transfer of the properties and assets of the Company substantially as an entirety; or

(iv)          there shall be proposed the voluntary or involuntary dissolution, liquidation or winding up of the Company;

the Company shall give to the Holder prompt written notice, by delivery provided pursuant to the directions in Section 12(b), which notice shall state: (i) the date as of which the holders of record of Common Shares to be entitled to receive any such rights, warrants or distribution are to be determined or (ii) the date on which any consolidation, merger, conveyance, transfer, reorganization, reclassification, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of record of Common Shares shall be entitled to exchange the shares for securities or other property, if any, deliverable upon the consolidation, merger, conveyance, transfer, reorganization, reclassification, dissolution, liquidation or winding up. Such notice shall be given at least ten days before the date as of which holders of Common Shares entitled to receive any distribution, securities or other property in connection with such transaction are determined.

(c)          Notwithstanding anything herein to the contrary, the Company may satisfy the notice requirements set forth in this Section 11 by filing the information required with the Securities and Exchange Commission (via the EDGAR system).

12.          MISCELLANEOUS.

(a)          Governing Law; Judicial Proceedings; Waiver of Jury Trial. This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws thereof. In any judicial proceeding involving any dispute, controversy or claim arising out of or relating to this Warrant, each of the parties unconditionally submits to the non-exclusive jurisdiction and venue in the courts of the State of New York located in the Borough of Manhattan and the United States District Court for the Southern District of New York. In any such judicial proceeding, the parties agree that in addition to any method for the service of process permitted or required by such courts, to the fullest extent permitted by law, service of process may be made by delivery provided pursuant to the directions in Section 12(b). EACH OF THE PARTIES HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING ANY DISPUTE, CONTROVERSY OR CLAIM ARISING OUT OF OR RELATING TO THIS WARRANT CERTIFICATE.

(b)          Notices. All notices, requests, demands, claims and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when received if personally delivered and the Business Day after it is sent, if sent for next day delivery to a domestic address by recognized overnight delivery service (e.g., Federal Express) or by electronic mail. In each case notice shall be sent to:

(i)   If to the Company:

Ashford Hospitality Trust, Inc.
14185 Dallas Parkway, Suite 1100
Dallas, TX 75254
Attn: J. Robison Hays, III, Chief Executive Officer and President;
          Robert G. Haiman, Executive Vice President, General
          Counsel and Secretary
Email: rhays@ashfordinc.com
           rhaiman@ashfordinc.com

with a copy (which shall not constitute notice) to:

Cadwalader, Wickersham & Taft LLP
200 Liberty Street
New York, NY 10281
Attn: Richard M. Brand;
          Gregory P. Patti, Jr.
Email: richard.brand@cwt.com
          greg.patti@cwt.com

(ii)   If to the Holder:

c/o Oaktree Capital Management, L.P.
333 South Grand Avenue, 28th Floor
Los Angeles, CA 90071
Attn: Cary Kleinman
          Jordan Mikes
Email: ckleinman@oaktreecapital.com
           jmikes@oaktreecapital.com

with a copy (which shall not constitute notice) to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, NY, 10019
Attn: Kenneth M. Schneider
          Austin Witt
Email: kschneider@paulweiss.com
           awitt@paulweiss.com

Any party hereto may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving each other party hereto notice in the manner herein set forth.

(c)           Severability. If any provision of this Warrant Certificate, or the application of such provision to any Person or circumstance or in any jurisdiction, shall be held to be invalid or unenforceable to any extent, (i) the remainder of this Warrant Certificate shall not be affected thereby, and each other provision hereof shall be valid and enforceable to the fullest extent permitted by law, (ii) as to such Person or circumstance or in such jurisdiction such provision shall be reformed to be valid and enforceable to the fullest extent permitted by law and (iii) the application of such provision to other Persons or circumstances or in other jurisdictions shall not be affected thereby.

(d)          Amendment and Modification; Waiver. This Warrant Certificate may not be amended, modified or supplemented, except by an instrument in writing signed on behalf of the Company and the Holder. Any agreement on the part of a party hereto to any waiver of any obligation of the other parties shall be valid only if set forth in an instrument in writing signed on behalf of such waiving party. The failure of any party hereto to assert any of its rights under this Warrant Certificate or otherwise shall not constitute a waiver of such rights, nor shall any single or partial exercise by any party hereto of any of its rights under this Warrant Certificate preclude any other or further exercise of such rights or any other rights under this Warrant Certificate.

(e)          Enforcement. Each of the parties hereto acknowledges and agrees that the other party would be damaged irreparably, and in a manner for which monetary damages would not be an adequate remedy, in the event any of the provisions of this Warrant Certificate are not performed in accordance with its specific terms or otherwise are breached. Accordingly, each of the parties hereto agrees that the other party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Warrant Certificate and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted as provided in Section 12(b), in addition to any other remedy to which they may be entitled, at law or in equity and that each party hereto agrees to waive any requirements for the securing or posting of any bond or other security in connection with such remedy.

(f)           No Impairment. The Company will not, by amendment of its charter, bylaws or other governing documents or through reorganization, consolidation, merger, dissolution, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against impairment. Without limiting the generality of the foregoing, the Company will at all times take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable stock upon the exercise of the Warrants.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed as of the date first above written.

COMPANY

Ashford Hospitality Trust, Inc.

By:
Name: J. Robison Hays, III
Title: Chief Executive Officer and President

[Signature page to Warrant]

EXHIBIT A
NOTICE OF EXERCISE
(To be signed only upon exercise of Warrant)

To:__________________________

The undersigned, the holder of a right to purchase common stock, par value $0.01 per share (“Common Shares”), of Ashford Hospitality Trust, Inc., a Maryland corporation, pursuant to the attached Warrant to Purchase Common Shares of Ashford Hospitality Trust, Inc. (the “Warrant”), dated as of __________, hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder, _____________________________ (_________) Common Shares and (choose one):

1) herewith makes payment of ______________________________ Dollars ($__________) therefor by wire transfer of immediately available funds to the account designated below by the Company.

Amount of Transfer: $________________
Date of Transfer: ________, 20__
[Intentionally Omitted]

OR

2) herewith elects to Net Issue Exercise the Warrant pursuant to Section 1(c) thereof.

The undersigned requests that the book entry position representing the Common Shares to be acquired pursuant to such exercise be issued in the name of, and delivered to __________________________________________________________, whose address is _________________________________________________________________________.

By its signature below the undersigned hereby represents and warrants that it is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended, and agrees to be bound by the terms and conditions of the attached Warrant as of the date hereof.

DATED: ________________

[NAME OF HOLDER]

By:
Name:
Its:

EXHIBIT B
NOTICE OF ASSIGNMENT FORM

FOR VALUE RECEIVED, [_________] (the “Assignor”) hereby sells, assigns and transfers all of the rights of the undersigned Assignor under the attached Warrant with respect to the number of shares of Common Shares of Ashford Hospitality Trust, Inc., a Maryland corporation (the “Company”), covered thereby set forth below, to the following “Assignee” and, in connection with such transfer, represents and warrants to the Company that the transfer is in compliance with Sections 8 and 9(c) of the Warrant and applicable federal and state securities laws:

NAME OF ASSIGNEE:	ADDRESS/FAX NUMBER

Number of Shares:	Signature:
Dated:	Witness:

ASSIGNEE ACKNOWLEDGMENT

The undersigned Assignee acknowledges that it has reviewed the attached Warrant and by its signature below it hereby represents and warrants that it is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended, and agrees to be bound by the terms and conditions of the Warrant as of the date hereof, including Section 7 thereof.

Signature:
By:
Title:

Address:

EXHIBIT C
JOINDER AGREEMENT

_____________ ___, 20___

Reference is hereby made to that certain Warrant Certificate, dated as of _______ (the “Warrant Certificate”), of Ashford Hospitality Trust, Inc., a Maryland corporation (the “Company”) issued pursuant to that certain Credit Agreement dated as of January 15, 2021, by and among the Company, Ashford Hospitality Limited Partnership, Oaktree Fund Administration, LLC, as administrative agent, and the Lenders party thereto. Reference is further made to that certain Investor Agreement, dated as of January 15, 2021, by and among the Company, Opps AHT Holdings, LLC, ROF8 AHT PT, LLC and Oaktree Phoenix Investment Fund AIF (Delaware), L.P. and the other Investors party thereto (the “Investor Agreement”).

Pursuant to and in accordance with Section 9 of the Warrant Certificate, the undersigned, a transferee of the Warrants, Warrant Shares and/or any shares of Common Stock issuable upon redemption of the Warrant Shares (as each term is defined in the Warrant Certificate), as applicable, hereby acknowledges and agrees that upon the execution of this Joinder Agreement, it shall become a party to the Warrant Certificate and shall be fully bound by, and subject to, all of the terms and conditions of the Warrant Certificate as though an original party thereto and shall be deemed to be a Holder (as defined in the Warrant Certificate) for all purposes under the Warrant Certificate.

Pursuant to and in accordance with Section 4.11(b) of the Investor Agreement, the undersigned, a transferee of the Warrants, Warrant Shares and/or any shares of Common Stock issuable upon redemption of Warrant Shares, as applicable, hereby acknowledges and agrees that upon the execution of this Joinder Agreement, it shall become a party to the Investor Agreement and shall be fully bound by, and subject to, all of the terms and conditions of the Investor Agreement, as though an original party thereto for all purposes under the Investor Agreement.

If an entity, the undersigned hereby represents and warrants that the execution and delivery of this Joinder Agreement and the performance of any obligations of the undersigned entity contemplated by the Warrant Certificate or the Investor Agreement has been duly and validly authorized and that this Joinder Agreement has been duly executed and delivered by such party.

NOTWITHSTANDING THE PLACE WHERE THIS JOINDER AGREEMENT MAY BE EXECUTED BY THE UNDERSIGNED, THE UNDERSIGNED EXPRESSLY AGREES THAT THIS JOINDER AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE UNITED STATES OF AMERICA AND THE STATE OF NEW YORK, BOTH SUBSTANTIVE AND REMEDIAL, WITHOUT REGARD TO NEW YORK CONFLICTS OF LAW PRINCIPLES. ANY JUDICIAL PROCEEDING BROUGHT UNDER THIS JOINDER AGREEMENT OR ANY DISPUTE ARISING OUT OF THIS JOINDER AGREEMENT OR ANY MATTER RELATED HERETO MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE BOROUGH OF MANHATTAN AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRIVT OF NEW YORK.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned has caused this Joinder Agreement to be duly executed as of the date first above written.

IF AN INDIVIDUAL:	IF AN ENTITY:

By:
(duly authorized signature)	(please print complete name of entity)

Name:	By:
(please print full name)	(duly authorized signature)

Date:	Name:
(please print full name)

Date:

EXHIBIT D
DESIGNATION OF INTERESTS ISSUED TO OAKTREE LIMITED PARTNERS

Pursuant to Section 4.3(a)(i) of the Seventh Amended and Restated Agreement of Limited Partnership of Ashford Hospitality Limited Partnership (as amended, modified or supplemented, the “Agreement”), to which this Exhibit [n] is attached, the General Partner has caused the Partnership to issue additional Partnership Interests in the form of Common Partnership Units in the number and to the respective Persons set forth below (collectively and, together with their respective assignees and transferees, the “Oaktree Limited Partners”). The Common Partnership Units issued to the Oaktree Limited Partners shall be governed by the terms of the Agreement subject to the following:

1.	Definitions. To the extent the following terms are (a) defined in the Agreement, the following definitions amend and replace such definitions in their entirety, and (b) not defined in the Agreement, such terms shall have the meanings ascribed to them in this Exhibit [n], in each case solely with respect to the Oaktree Limited Partners and the Common Partnership Units acquired by such persons on [n], 20[n] and any time thereafter:

A.	“Credit Agreement” means that certain Credit Agreement, dated as of January 15, 2021, by and among the Company, the Partnership, Oaktree Fund Administration LLC, as administrative agent, and each Lender party thereto.

B.	“Oaktree Limited Partners” means:

Name of Oaktree Limited Partner            Common Partnership Units Issued

[Name of Oaktree Limited Partner]                  [# of Units]

[Name of Oaktree Limited Partner]                  [# of Units]

[Name of Oaktree Limited Partner]                  [# of Units]

C.	“Specified Redemption Date” shall mean, with respect to a given Oaktree Limited Partner and Notice of Redemption, the later of any date so specified in the Notice of Redemption and the third (3rd) Business Day after receipt by the General Partner of the Notice of Redemption.

D.	“Warrant Certificate” means that certain Warrant Certificate, in the form attached as Exhibit B to the Credit Agreement, to be entered into by the Oaktree Limited Partners and the Company in the event that the Company elects to pay the Exit Fee (as defined in the Credit Agreement) in Warrants (as defined in the Credit Agreement) in accordance with Section 2.08(b) of the Credit Agreement.

2.	Amendments with respect to Section 5.2:

A.	Section 5.2 is amended by adding the following to the end of Section 5.2(e):

i.	Notwithstanding the foregoing, in the event that the IRS determines that the Partnership has an imputed underpayment, as calculated in Treasury Regulation Section 301.6225-1(b), the Partnership shall elect as permitted under Treasury Regulation Section 301.6226-1(a) to “push-out” the imputed underpayment to the “reviewed year partners” (as defined in Treasury Regulation Section 301.6241-1(a)(9), such that the reviewed year partners and not the Partnership shall take into account and be liable for the imputed underpayment.

3.	Amendments with respect to Section 7.1:

A.	Section 7.1 is amended by adding the following to the end of Section 7.1(b):

i.	The Partnership shall cause to be delivered to each Oaktree Limited Partner, with respect to each taxable year in which such Oaktree Limited Partner is a Partner in the Partnership, no later than January 21 of each year, a tentative estimate of the Schedules K-1 that the Partnership is required to deliver to the Oaktree Limited Partners with respect to the prior taxable year, and shall provide a best estimate of such Schedules K-1 by February 15 of such year. In addition, the Partnership shall provide to the Oaktree Limited Partners an estimate of the taxable income expected to be allocable with respect to each quarter, within fourteen (14) days after the end of such quarter, from the Partnership to the Oaktree Limited Partners.

4.	Amendments with respect to Section 7.4:

A.	In the event that (i) an Oaktree Limited Partner has been issued Warrants (as defined in the Credit Agreement) as payment of the Exit Fee (as defined in the Credit Agreement) in accordance with Section 2.08(b) of the Credit Agreement, (ii) the Company delivers the notice set forth in Section 3(b)(z)(i) of the Warrant Certificate and (iii) such Oaktree Limited Partner has delivered a Notice of Redemption in accordance with Section 7.4 of the Agreement, (x) in no event shall the Company, the Partnership or the General Partner be permitted to utilize the one hundred twenty (120) day period set forth in Section 7.4(b) of the Agreement to seek or obtain stockholder consent in order to issue sufficient REIT Common Shares to satisfy the Redemption Right and (y) the Partnership shall pay to the Oaktree Limited Partner, on the Specified Redemption Date, the Cash Amount or, to the extent permissible under Section 7.4(b) without additional stockholder consent, the REIT Common Shares Amount or any combination of the Cash Amount and the REIT Common Shares Amount, in each case, in an aggregate amount sufficient to satisfy the Redemption Right.

B.	For the avoidance of doubt, the designation of any Oaktree Limited Partner as an “Excepted Holder” in accordance with the Articles of Incorporation of the Company shall be deemed to constitute a waiver by the board of directors of the Company of the 9.8% Beneficial Ownership limitation for purposes of Section 7.4(c) of the Agreement.

5.	Amendments with respect to Section 9.5:

A.	Notwithstanding anything to the contrary in Section 9.5(a), but subject to the other provisions of Section 9, nothing in this Agreement shall limit or restrict the ability of any of the Oaktree Limited Partners from Transferring any of their Limited Partnership Interests or Partnership Units or assigning any of their rights, duties or obligations under this Agreement to any Person; provided, that any such assignee or transferee agrees in writing to be bound by all of the terms and conditions of this Agreement (such Transfer or assignment, an “Oaktree Permitted Disposal”).

B.	Section 9.6(a)(i) shall not apply in the case of an assignee resulting from an Oaktree Permitted Disposal.

6.	Amendments with respect to Exhibit A:

A.	Exhibit A shall be and is revised to reflect the Persons and Common Partnership Units, identified in Item 1.B. above, as well as the agreed values and percentages attributable thereto.

Exhibit C

[FORM OF] NOTE

___________, ____

FOR VALUE RECEIVED, the undersigned (the “Borrower”), hereby promises to pay on demand to _____________________ or its registered assigns (the “Lender”), in accordance with the provisions of the Credit Agreement (as hereinafter defined), the principal amount of each Loan (as it may be increased or reduced pursuant to the terms of the Credit Agreement, the “Principal Amount”) from time to time made by the Lender to the Borrower under that certain Credit Agreement, dated as of January 15, 2021 (as amended, restated, amended and restated, supplemented and/or otherwise modified from time to time, the “Credit Agreement;” the terms defined therein being used herein as therein defined), among the Borrower, Ashford Hospitality Trust, Inc., a Maryland corporation (the “Parent”), the Lenders from time to time party thereto, and Oaktree Fund Administration, LLC, as Administrative Agent.

The Borrower promises to pay interest on the unpaid Principal Amount of each Loan from the date of such Loan until such Principal Amount is paid in full, at such interest rates and at such times as provided in the Credit Agreement. The Borrower promises to pay the fees set forth in Section 2.08 of the Credit Agreement at such times as provided in the Credit Agreement. All payments of principal and interest in respect of this Note (the “Note”) shall be made to the Lender in Dollars in immediately available funds at the Lender’s Lending Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Credit Agreement.

This Note is one of the Notes referred to in the Credit Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. This Note is also entitled to the benefits of the Guaranty and is secured by the Collateral and is entitled to the benefits of the Collateral Documents. Upon the occurrence and continuation of one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable as provided in the Credit Agreement. Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.

The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note. No delay or omission by the Lender in exercising any of its rights hereunder or under any other Loan Documents in any particular instance shall constitute a waiver thereof in that or any subsequent instance.

If any Assignment and Assumption occurs after the date of the issuance hereof, the Lender agrees that it shall, upon the effectiveness of such Assignment and Assumption or as promptly thereafter as practicable, surrender the Note to the Administrative Agent for cancellation; provided, however, that unless and until the Administrative Agent has accepted such Assignment and Assumption and recorded it in the Register, the Borrower, the Administrative Agent and the Lender shall be entitled to deem and treat Lender as the owner and holder of this Note and the obligations evidenced hereby.

THE ASSIGNMENT OF THE NOTE AND ANY RIGHTS WITH RESPECT THERETO ARE SUBJECT TO THE PROVISIONS OF THE CREDIT AGREEMENT, INCLUDING THE PROVISIONS GOVERNING THE REGISTER AND THE PARTICIPANT REGISTER.

THIS NOTE AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS NOTE, WHETHER IN TORT, CONTRACT (AT LAW OR IN EQUITY) OR OTHERWISE SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Ashford Hospitality Limited Partnership

By:	Ashford OP General Partner LLC, its general partner

By:
Name:
Title:

LOANS AND PAYMENTS WITH RESPECT THERETO

Date	Type of Loan Made	Amount of Loan Made	End of Interest Period	Amount of Principal or Interest Paid This Date	Outstanding Principal Balance This Date	Notation Made By
______	______	______	______	______	______	______
______	______	______	______	______	______	______
______	______	______	______	______	______	______
______	______	______	______	______	______	______
______	______	______	______	______	______	______
______	______	______	______	______	______	______
______	______	______	______	______	______	______
______	______	______	______	______	______	______
______	______	______	______	______	______	______
______	______	______	______	______	______	______
______	______	______	______	______	______	______
______	______	______	______	______	______	______
______	______	______	______	______	______	______
______	______	______	______	______	______	______
______	______	______	______	______	______	______
______	______	______	______	______	______	______
______	______	______	______	______	______	______
______	______	______	______	______	______	______

Exhibit D

[FORM OF] COMPLIANCE CERTIFICATE

Financial Statement Date: ________, ____

To:         Oaktree Fund Administration, LLC, as Administrative Agent

333 South Grand Avenue, 28th Floor

Los Angeles, CA 90071

Attention: Cary Kleinman and Jordan Mikes

Email: ckleinman@oaktreecapital.com and jmikes@oaktreecapital.com

Ladies and Gentlemen:

This Compliance Certificate (this “Compliance Certificate”) is delivered pursuant that certain Credit Agreement, dated as of January 15, 2021 (as amended, restated, amended and restated, supplemented and/or otherwise modified from time to time, the “Credit Agreement;” the terms defined therein being used herein as therein defined), among Ashford Hospitality Limited Partnership, a Delaware limited partnership (the “Borrower”), Ashford Hospitality Trust, Inc., a Maryland corporation (the “Parent”), the Lenders from time to time party thereto, and Oaktree Fund Administration, LLC, as Administrative Agent.

The undersigned, [●], hereby certifies as of the date hereof that he/she is the [Chief Executive Officer/Chief Financial Officer/Treasurer/Controller] of the Parent, and that, as such, he/she is authorized to execute and deliver this Compliance Certificate to the Administrative Agent on the behalf of the Parent, for itself and on behalf of Borrower, and that:

[Use following paragraph 1 for fiscal year-end financial statements]

1.          The Parent has delivered the year-end audited financial statements required by Section 6.01(a) of the Credit Agreement for the fiscal year of the Parent ended as of the above date, together with a customary management’s discussion and analysis, audited by an independent certified public accountant of nationally recognized standing, and an opinion of such accountants (which opinion may be subject to a “going concern” or like qualification) to the effect that such consolidated financial statements fairly present, in all material respects, the financial condition, results of operations, shareholders’ equity and cash flows of the Consolidated Parties on a consolidated basis in accordance with GAAP.

[Use following paragraph 1 for fiscal quarter-end financial statements]

1.          The Parent has delivered the unaudited financial statements required by Section 6.01(b) of the Credit Agreement for the fiscal quarter of the Parent ended as of the above date, together with a customary management’s discussion and analysis. Such consolidated financial statements fairly present the financial condition, results of operations, shareholders’ equity and cash flows of the Consolidated Parties on a consolidated basis in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.

2.           The undersigned has reviewed and is familiar with the terms of the Credit Agreement and has made, or has caused to be made under his/her supervision, a review in reasonable detail of the transactions and condition (financial or otherwise) of the Consolidated Parties during the accounting period covered by such financial statements.

3.           A review of the activities of the Consolidated Parties during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Consolidated Parties performed and observed all of their Obligations under the Loan Documents, and

[select one:]

[to the best knowledge of the undersigned, during such fiscal period the Consolidated Parties performed and observed each covenant, obligation and condition of the Loan Documents applicable to it, and no Default or Event of Default has occurred and is continuing.]

--or--

[to the best knowledge of the undersigned, during such fiscal period the following covenants, obligations or conditions have not been performed or observed and the following is a list of each such Default or Event of Default and its nature and status (which status shall include what action the Parent and the Borrower have taken and propose to take with respect thereto):]

4.          The representations and warranties of the Borrower and the Parent contained in Article V of the Credit Agreement and all representations and warranties of any Loan Party that are contained in any document furnished at any time under or in connection with the Loan Documents, are true and correct on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they were true and correct as of such earlier date, and except that for purposes of this Compliance Certificate, the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Credit Agreement shall be deemed to refer to the most recent financial statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 of the Credit Agreement, including the statements in connection with which this Compliance Certificate is delivered.

[signature page follows]

IN WITNESS WHEREOF, the undersigned has executed this Compliance Certificate as of             ,                                .

PARENT:

ASHFORD HOSPITALITY TRUST, Inc.

By:
Name:
Title:

BORROWER:

ashford HOSPITALITY LIMITED PARTNERSHIP

By:	Ashford OP General Partner LLC, its general partner

By:
Name:
Title:

Exhibit E-1

[FORM OF]

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each]1 Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each]2 Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees]3 hereunder are several and not joint.]4 Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, restated, amended and restated, supplemented and/or otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities identified below and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). In the case where the Assigned Interest covers all of the Assignor’s rights and obligations under the Credit Agreement, the Assignor shall cease to be a party thereto but shall continue to be entitled to the benefits of Sections 3.01 and 11.04 of the Credit Agreement with respect to facts and circumstances occurring on or prior to the Effective Date and subject to obligations hereunder and under Section 11.07 of the Credit Agreement. Such sale and assignment is (i) subject to acceptance and recording thereof in the Register by the Administrative Agent pursuant to Section 11.06(c) of the Credit Agreement, (ii) without recourse to [the][any] Assignor and, (iii) except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

[1]	For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language.
[2]	For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language.
[3]	Select as appropriate.
[4]	Include bracketed language if there are either multiple Assignors or multiple Assignees.

Exhibit E-1

1.	Assignor[s]:

[Assignor [is] [is not] a Defaulting Lender]

2.	Assignee[s]:

[for each Assignee, indicate [Affiliate][Approved Fund] of [identify Lender, if applicable]]

3.	Borrower:	Ashford Hospitality Limited Partnership, a Delaware limited partnership

4.	Administrative Agent:	Oaktree Fund Administration, LLC, as the administrative agent under the Credit Agreement

5.	Credit Agreement:	Credit Agreement, dated as of January 15, 2021, among the Borrower, Ashford Hospitality Trust, Inc., a Maryland
corporation (the “Parent”), the Lenders from time to time party thereto, and Oaktree Fund Administration, LLC, as Administrative Agent.

6.	Assigned Interest[s]:

Assignor[s][5]	Assignee[s][6]	Aggregate Amount of [Initial Term Loan] [DDTL] Commitments / [Initial Term Loans] [DDTLs] for all Lenders[7]	Amount of [Initial Term Loan] [DDTL] Commitments / [Initial Term Loans] [DDTLs] Assigned[8]	Percentage Assigned of [Initial Term Loan] [DDTL] Commitments / [Initial Term Loans] [DDTLs][9]	CUSIP Number

		$_______________	$_________	___________%
		$_______________	$_________	___________%
		$_______________	$_________	___________%

[5]	List each Assignor, as appropriate.
[6]	List each Assignee, as appropriate.
[7]	Amounts in this column and in the column immediately to the right to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.
[8]	Except in the case of an assignment to another Lender, any Affiliate of any Lender or any Approved Fund or any assignment of the entire remaining amount of the assigning Lender’s Commitment and/or the Loans at the time owing to it or contemporaneous assignments to related Approved Funds (determined after giving effect to such assignments) that equal at least $1,000,000 in the aggregate, not to be less than $1,000,000, unless the Borrower (so long as no Event of Default has occurred and is continuing) and the Administrative Agent otherwise consents; provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met.
[9]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

Exhibit E-1

[7.	Trade Date:	__________________][10]

Effective Date: __________________, 20__ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR[S]

[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE[S]
[NAME OF ASSIGNEE]

By:
Title:

[10]	To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

Exhibit E-1

[Consented to and]1 Accepted:

OAKTREE FUND ADMINISTRATION, LLC, as
Administrative Agent

By:
Name:
Title:

[Consented to:]2

Ashford Hospitality Limited Partnership

By: Ashford OP General Partner LLC, its general partner

By:
Name:
Title:

[1]	To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.
[2]	To be added only if the consent of the Borrower and/or other parties is required by the terms of the Credit Agreement.

Signature Page to
Assignment and Assumption

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

1.            Representations and Warranties.

1.1.         Assignor. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) its Commitment, and the outstanding balances of its Loans with respect to the Class(es) thereof being assigned hereunder, in each case without giving effect to assignments thereof which have not become effective, are as set forth herein and (iv) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it is [not] a Defaulting Lender; and (b) makes no representation or warranty and assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto (other than this Assignment and Assumption) or any collateral thereunder, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by Parent, the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2.        Assignee. [The][Each] Assignee (a) represents and warrants that (i) it is an Eligible Assignee and has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Sections 11.06(b)(iii) and (v) of the Credit Agreement (including such consents, if any, as may be required under Section 11.06(b)(iii) of the Credit Agreement to acquire the Assigned Interest and become a Lender), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement and the other Loan Documents as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by [the][such] Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire [the][such] Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements referred to in Section 5.05 thereof or delivered pursuant to Section 6.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (vi) if it is a Foreign Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it appoints and authorizes the Administrative Agent to take such action on its behalf and to exercise such powers and discretion under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto and (iii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.           Payments. From and after the Effective Date, the Borrower shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date. Notwithstanding the foregoing, the Borrower shall make all payments of interest, fees or other amounts paid or payable in kind from and after the Effective Date to [the] [the relevant] Assignee; provided, that, for the avoidance of doubt, such payments shall be without duplication of amounts paid to the Assignor in connection with an assignment pursuant to Section 3.07(b) of the Credit Agreement.

3.           General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and permitted assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by facsimile or by email as a “pdf.” or “tif.” attachment shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption and any claim, controversy or dispute arising under or related to this Assignment and Assumption, whether in tort, contract (at law or in equity) or otherwise, shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

Exhibit E-2

[FORM OF] ADMINISTRATIVE QUESTIONNAIRE

On file with the Administrative Agent.

Exhibit F

[Omitted]

Exhibit G

[Omitted]

Exhibit H

[Omitted]

Exhibit I

FORM
OF
REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT is entered into as of [ • ] by and among Ashford Hospitality Trust, Inc., a Maryland corporation (the “Company”), and the holders listed on Schedule I hereto (each an “Initial Holder” and, collectively, the “Initial Holders”).

RECITALS

WHEREAS, this Agreement is being made pursuant to the terms of that certain Credit Agreement, dated as of January 15, 2021 (the “Credit Agreement”), by and among the Company, Ashford Hospitality Limited Partnership, a Delaware limited partnership and a subsidiary of the Company (the “Operating Partnership”), Oaktree Fund Administration, LLC, as administrative agent and the Lenders party thereto;

WHEREAS, as part of the consideration delivered pursuant to the Credit Agreement, the Exit Fee (as defined in the Credit Agreement) was satisfied, in whole or in part, by the issuance by the Company of (i) warrants (the “Warrants”) to purchase (A) shares of the Company’s common stock, par value $0.01 per share (“Common Stock”) and/or (B) common units of limited partnership interest in the Operating Partnership (“Common Partnership Units”), in each case, pursuant to the form of a Warrant Certificate attached as Exhibit B to the Credit Agreement (the “Warrant Agreement”) and/or (ii) shares of Common Stock;

WHEREAS, upon the terms and subject to the conditions contained in the Operating Partnership Agreement (as defined below), Common Partnership Units are redeemable for cash or shares of Common Stock; and

WHEREAS, in connection with the Credit Agreement and the transactions contemplated thereby, the Company has agreed to grant the Initial Holders and their permitted assignees and transferees the registration rights set forth in Article II hereof.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS

Section 1.1         Definitions. In addition to the definitions set forth above, the following terms, as used herein, have the following meanings:

“Affiliate” of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. For the purposes of this definition, “control”, when used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing; provided, however, that notwithstanding the foregoing, neither the Company nor any of its subsidiaries, including the Operating Partnership, shall be deemed an Affiliate of any of the Holders.

2

“Agreement” means this Registration Rights Agreement, as it may be amended, supplemented or restated from time to time.

“Alternative Transaction” means the sale of Registrable Securities to one or more purchasers in a registered transaction without a prior marketing process by means of (i) a bought deal, (ii) a block trade, (iii) a hedging or other derivative transaction, (iv) a direct sale, (v) a stock lending transaction or (vi) any other transaction that is registered pursuant to a Shelf Registration Statement that is not a firm commitment underwritten offering.

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in The City of New York, New York are authorized by law to close.

“Charter” means the charter of the Company as filed and accepted for record by the Maryland State Department of Assessments and Taxation, as the same may be amended, corrected, supplemented, or restated from time to time.

“Commission” means the Securities and Exchange Commission.

“Common Partnership Units” shall have the meaning set forth in the Recitals hereto.

“Common Stock” shall have the meaning set forth in the Recitals hereto.

“Company” shall have the meaning set forth in the Preamble hereto.

“Company Offering” means an offering pursuant to an effective registration statement in which common equity securities of the Company are sold (whether or not for the account of the Company) to an underwriter on a firm commitment basis for reoffering and resale to the public.

“Credit Agreement” shall have the meaning set forth in the Recitals hereto.

“Demand Registration” shall have the meaning set forth in Section 2.1.

“Demand Registration Statement” shall have the meaning set forth in Section 2.1.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Fair Market Value” means, with respect to the Common Stock:

(i) if the Company’s Common Stock is listed and traded on the New York Stock Exchange, the NYSE American, the NASDAQ Global Select Market, the NASDAQ Global Market or the NASDAQ Capital Market (each, a “Trading Market”), the fair market value shall be deemed the volume-weighted average price per share of Common Stock on such Trading Market during the regular trading session (and excluding pre-market and after-hours trading) over the thirty (30) consecutive trading days immediately prior to the date of determination; or

3

(ii) if the Company’s Common Stock is not listed on a Trading Market, but is traded in the over-the-counter market, the fair market value shall be deemed to be the average of the bid price on such Trading Market over the thirty (30) consecutive trading days immediately prior to the date of determination; or

(iii) if there is no active public market for the Company’s Common Stock, the fair market value of the Common Stock shall be determined in good faith by the Company’s board of directors.

“Holder” means (i) any Initial Holder who is the record or beneficial owner of any Registrable Security or (ii) any assignee or transferee of a Holder (including assignments or transfers of Registrable Securities to such assignees or transferees as a result of the foreclosure on any loans secured by such Registrable Securities) (x) to the extent permitted under, and not in violation of, the Operating Partnership Agreement and the Charter, as applicable, and (y) provided such assignee or transferee agrees in writing to be bound by all the provisions hereof.

“Holder Indemnitee” shall have the meaning set forth in Section 2.8.

“Indemnified Party” shall have the meaning set forth in Section 2.10.

“Indemnifying Party” shall have the meaning set forth in Section 2.10.

“Initial Holder” shall have the meaning set forth in the Preamble hereto.

“Inspectors” shall have the meaning set forth in Section 2.6(j).

“Maximum Size” shall have the meaning set forth in Section 2.5(b).

“Operating Partnership” shall have the meaning set forth in the Recitals hereto.

“Operating Partnership Agreement” means the Seventh Amended and Restated Agreement of Limited Partnership of the Operating Partnership, dated as of April 14, 2016, as amended, and as the same may be further amended, modified or restated from time to time.

“Person” means an individual or a corporation, partnership, limited liability company, association, trust, or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Piggy-Back Exercise” shall have the meaning set forth in Section 2.2.

“Piggy-Back Offering” shall have the meaning set forth in Section 2.3.

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“Qualified Offering” means an offering pursuant to an effective registration statement in which Registrable Securities are sold to an underwriter on an underwritten firm commitment basis for reoffering and resale to the public.

“Recommended Size” shall have the meaning set forth in Section 2.3.

“Registrable Securities” means with respect to any Holder, (a) the shares of Common Stock owned, either of record or beneficially, by such Holder from time to time on or after the date hereof, including shares of Common Stock that were or will be received by an Initial Holder pursuant to the Credit Agreement, including shares of Common Stock issued by the Company in satisfaction of the Exit Fee, in whole or in part, (b) the shares of Common Stock owned, either of record or beneficially, by such Holder that were or will be issued or issuable upon exchange of Common Partnership Units, including Common Partnership Units received by an Initial Holder pursuant to the Warrant Agreement, (c) the Warrants owned, either of record or beneficially, by such Holder from time to time on or after the date hereof, including Warrants received by an Initial Holder pursuant to the Warrant Agreement and in each case shares of Common Stock owned, either of record or beneficially, by such Holder that were or will be issued or issuable upon exercise of the Warrants, and (d) in the case of (a), (b) and (c), any additional shares of Common Stock issued as a dividend or distribution on, in exchange for, or otherwise in respect of, such shares or units (including as a result of splits, combinations, recapitalizations, mergers, consolidations, reorganizations or otherwise).

As to any particular Registrable Securities, they shall cease to be Registrable Securities at the earliest time as one of the following shall have occurred: (i) a registration statement (including a Shelf Registration Statement) covering such shares has been declared effective by the Commission and all such shares have been disposed of pursuant to such effective registration statement or (ii) such shares have been sold in accordance with Rule 144.

“Registration Expenses” shall have the meaning set forth in Section 2.7.

“Rule 144” means Rule 144 promulgated under the Securities Act, as amended from time to time, or any similar successor rule thereto that may be promulgated by the Commission.

“SEC Guidance” means the Securities Act, the Exchange Act, the rules, forms and regulations promulgated under the foregoing and the guidance and interpretations of the Commission, in each case, as in effect from time to time.

“Securities Act” means the Securities Act of 1933, as amended, together with the rules and regulations promulgated thereunder.

“Selling Holder” means a Holder who is selling Registrable Securities pursuant to a registration statement under the Securities Act pursuant to the terms hereof.

“Shelf Registration Statement” shall have the meaning set forth in Section 2.4(a).

“Suspension Notice” shall have the meaning set forth in Section 2.14.

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“Suspension Period” shall have the meaning set forth in Section 2.14.

“Transaction Counterparty” means, with respect to any Public Offering, (i) each of the underwriters, in the case of an underwritten offering and (ii) each of the transaction counterparties, in the case of an Alternative Transaction.

“Warrant Agreement” shall have the meaning set forth in the Recitals hereto.

“Warrants” shall have the meaning set forth in the Recitals hereto.

ARTICLE II
REGISTRATION RIGHTS

Section 2.1     Demand Registration. Commencing on or after the six (6)-month anniversary of the date of this Agreement and from time to time so long as there are any Registrable Securities outstanding, if the Company is not eligible to file a Shelf Registration Statement under SEC Guidance, if the Company has not caused a Shelf Registration Statement to be declared effective by the Commission in accordance with Section 2.4(a) or if the Shelf Registration Statement shall cease to be effective, subject to the minimum size limitations in Section 2.5(a), the Holder(s) holding a majority of Registrable Securities then outstanding may collectively make one or more written requests to the Company for registration under the Securities Act of all or part of its or their Common Stock constituting Registrable Securities, including for the avoidance of doubt shares of Common Stock issued or issuable upon exercise of the Warrants and shares of Common Stock issued or issuable upon exchange of Common Partnership Units (a “Demand Registration”). The Holder(s) submitting the request for a Demand Registration shall concurrently provide written notice of the proposed registration to all other Holders. The Company shall prepare and file with the Commission as soon as practicable thereafter (but in no event later than sixty (60) days after such request for a Demand Registration), a registration statement on an appropriate form which the Company is then eligible to use under SEC Guidance with respect to any Demand Registration (a “Demand Registration Statement”), and shall use its reasonable best efforts to cause any such Demand Registration Statement to be declared effective by the Commission as promptly as reasonably practicable after the filing thereof. Any request for a Demand Registration will specify the number of shares of Registrable Securities proposed to be sold in the offering thereof; provided that the requesting Holder(s) may change the number of Registrable Securities proposed to be offered pursuant to any Demand Registration at any time prior to the Demand Registration Statement being declared effective by the Commission, in each case subject to the minimum size limitations in Section 2.5(a). Under no circumstances shall the Company be obligated to effect more than two (2) Demand Registrations in any twelve (12)-month period. Any Demand Registration shall be on Form S-3ASR (or any successor form thereto) to the extent available for such Demand Registration pursuant to SEC Guidance. The “Plan of Distribution” section of the Demand Registration Statement shall permit all lawful means of disposition of Registrable Securities, including firm-commitment underwritten public offerings, Alternative Transactions and sales not involving a public offering.

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Section 2.2     Piggy-Back Offering. If at any time (x) the Company proposes to file a registration statement under the Securities Act with respect to a Company Offering of Common Stock by the Company for its own account or the account of any securityholder of the Company (other than a Holder) or (y) Common Stock is to be sold in a Company Offering (in each case other than pursuant to a registration statement on Form S-4 or S-8 (or any substitute form that may be adopted by the Commission), filed in connection with an exchange offer or offering of securities solely to the Company’s existing securityholders or filed in connection with any employee stock option or other benefit plan), then the Company shall give written notice of such proposed filing or sale, as applicable, to the Holders as soon as practicable (but in no event less than ten (10) days before the anticipated filing date and no less than five (5) days before the anticipated sale), and, subject to Section 2.13, such notice shall offer such Holders the opportunity to register or sell, as applicable, such number of shares of Registrable Securities as each such Holder may request (which may be all or less than all of the Holder’s Registrable Securities) (a “Piggy-Back Exercise”). Subject to Section 2.3, the Company shall use reasonable best efforts to cause the managing underwriter(s) of a proposed Company Offering to permit the Registrable Securities that are requested to be included pursuant to a Piggy-Back Exercise to be included on the same terms and conditions as any similar securities of the Company included therein. The registration or sale of Registrable Securities as provided in this Section 2.2 shall not count as a Qualified Offering for purposes of the limitations set forth in Section 2.5. If any Holder who has requested inclusion in such offering disapproves of the terms of the related underwriting agreement, such Holder shall not be required to enter into such underwriting agreement and, if such Holder elects to not enter into such underwriting agreement, such Holder shall withdraw from such offering by providing written notice to the Company and the underwriter(s) no later than the time at which the public offering price and underwriters’ discount are determined with the underwriter(s).

Section 2.3     Reduction of Piggy-Back Offering. Notwithstanding anything contained in Section 2.2, if the managing underwriter(s) of an offering described in Section 2.2 (a “Piggy-Back Offering”) advise in writing the Company and the Holders that, in their reasonable opinion, the size of the intended offering is such that the success of the offering would be significantly and adversely affected by inclusion of all of the Registrable Securities requested to be included by the Holders in a Piggy-Back Offering, then (i) in the case of a Piggy-Back Offering initiated by the Company for its own account, the amount of the Common Stock to be offered for the accounts of the Holders and any other stockholders of the Company exercising similar piggyback registration rights shall be reduced to the extent necessary to reduce the total amount of securities to be included in such offering to the amount recommended by such managing underwriter(s) (the “Recommended Size”); and (ii) in the case of a Piggy-Back Offering initiated by holders of securities of the Company (other than the Holders), (x) the amount of the Common Stock to be offered by the Company for its own account in such Piggy-Back Offering shall be first reduced to the extent necessary in order to achieve the Recommended Size, and if such reduction is insufficient, then no Common Stock for the account of the Company shall be included in such offering, (y) following any reduction for the Company pursuant to the preceding clause (x), the amount of the Common Stock to be offered for the accounts of holders of securities of the Company (including the Holders) shall be reduced to the extent necessary to achieve the Recommended Size. In the case of any reductions pursuant to this Section 2.3 among holders of Common Stock, such reductions shall be made pro rata according to the securities requested for inclusion by them or in such other proportions as mutually agreed by such holders.

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Section 2.4     Shelf Registration.

(a)            The Company shall prepare and file, as soon as practicable but in no event later than sixty (60) days from the date of this Agreement, a “shelf” registration statement with respect to the resale of all of the Registrable Securities by the Holders thereof on an appropriate form which the Company is then eligible to use for an offering to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act (the “Shelf Registration Statement”) and permitting registration of such Registrable Securities for resale by such Holders in accordance with the methods of distribution elected by the Holders and set forth in the Shelf Registration Statement. Unless the Shelf Registration Statement shall become automatically effective, the Company shall use its reasonable best efforts to cause the Shelf Registration Statement to be declared effective by the Commission as promptly as reasonably practicable after the filing thereof. The “Plan of Distribution” section of such Shelf Registration Statement shall permit all lawful means of disposition of Registrable Securities, including firm-commitment underwritten public offerings, Alternative Transactions and sales not involving a public offering.

(b)            At the time the Shelf Registration Statement is declared effective, each Holder shall be named as a selling securityholder in the Shelf Registration Statement and the related prospectus in such a manner as to permit such Holder to deliver such prospectus to purchasers of Registrable Securities in accordance with applicable law.

Section 2.5     Qualified Offerings.

(a)            Requests. If a Holder advises the Company that the offering of the Registrable Securities pursuant to a Demand Registration Statement or a Shelf Registration Statement shall be in the form of a Qualified Offering, then the right of such Holder to include its Registrable Securities in such offering shall be conditioned upon such Holder’s participation in such Qualified Offering and the inclusion of such Holder’s Registrable Securities in such Qualified Offering to the extent provided herein. All such Holders proposing to distribute their Registrable Securities through a Qualified Offering under this Section 2.5(a) shall enter into an underwriting agreement in customary form with the underwriter(s) selected for such Qualified Offering by the Holder initiating the Demand Registration; provided, that (i) the Registrable Securities to be sold in such Qualified Offering shall have a Fair Market Value of at least $25,000,000 on the date of such request and (ii) the Company shall not be obligated to take any action to effect a Qualified Offering (A) within sixty (60) days following the last date on which a Qualified Offering was completed pursuant to this Section 2.5; or (B) during any customary lock-up period (not exceeding sixty (60) days) binding upon the Holders and the Company (in each case if such lock-up period would prohibit the proposed Qualified Offering and is not waived by the underwriters) entered into in connection with any prior Company Offering; provided, further, that the limitations set forth in clause (i) above shall not apply for any Qualified Offering, and the limitations set forth in clause (ii)(A) above shall not take into account any Qualified Offering, in each case in respect of which the Company is not required to either (x) enter into an underwriting agreement, purchase agreement, lock-up agreement or other similar agreement or (y) take any action referenced in Section 2.6(i)(ii), (iii) or (iv).

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(b)            Reduction of Qualified Offering. Notwithstanding anything contained herein, if the managing underwriter(s) of an offering described in Section 2.5(a) advise in writing the Company and the Holder(s) of the Registrable Securities included in such offering that the size of the intended offering, taken together with all other Common Stock or other equity securities that the Company desires to sell and the Common Stock, if any, as to which a Demand Registration has been requested pursuant to separate written contractual piggy-back registration rights held by any other stockholders who desire to sell, exceeds the maximum dollar amount or maximum number of equity securities that can be sold in the Qualified Offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (the “Maximum Size”), then (x) the amount of the Common Stock to be offered by the Company for its own account in such Qualified Offering shall be first reduced to the extent necessary in order to achieve the Maximum Size, and if such reduction is insufficient, then no Common Stock for the account of the Company shall be included in such offering, (y) following any reduction for the Company pursuant to the preceding clause (x), the amount of the Common Stock to be offered for the accounts of holders of securities of the Company (including the Holders) shall be reduced to the extent necessary to achieve the Maximum Size (among such holders pro rata according to the securities requested for inclusion by them or in such other proportions as mutually agreed by such holders).

(c)            Managing Underwriters. The Holders of a majority of the Registrable Securities to be included in a Qualified Offering pursuant to Section 2.5(a) shall select the managing underwriter(s) in connection with any Qualified Offering; provided that such managing underwriter must be reasonably satisfactory to the Company, such consent not to be unreasonably withheld, delayed or conditioned.

(d)            Structure. The Holders of a majority of the Registrable Securities to be included in a Qualified Offering pursuant to Section 2.5(a) shall determine matters affecting the structure of such offering, including the size, manner of sale, plan of distribution, price, underwriting discounts and other financial terms for the offering (collectively, the “Qualified Offering Information”). The Company shall give the Holders whose Registrable Securities are to be included in a Qualified Offering reasonable notice of any anticipated change in the Qualified Offering Information. Each Holder will be permitted to request the removal of any Registrable Securities held by it from any Qualified Offering pursuant to Section 2.5(a) at any time prior to the pricing of the Qualified Offering or the effective date of the applicable registration statement (or supplement for a take down in the case of a Shelf Registration Statement), by providing written notice thereof to the Company; provided, that if such removal(s) cause such Qualified Offering to cease to have a Fair Market Value of at least $25,000,000, the Company shall not be obligated to take any action to effect, such Qualified Offering.

Section 2.6     Registration Procedures; Filings; Information. Subject to Section 2.14 hereof, in connection with each registration effected by the Company pursuant to Sections 2.1 or 2.4 or offering pursuant thereto, as applicable:

(a)            The Company will, as promptly as practicable, prepare and file with the Commission such amendments, post-effective amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to cause or maintain the effectiveness of such registration statement for so long as such Registrable Securities covered by such registration statement remain unsold, and, upon the written request of a Holder, the Company shall as soon as reasonably practicable amend or supplement the prospectus relating to the registration statement to facilitate a “take down” as may be reasonably requested by such Holder.

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(b)            The Company will, prior to filing a registration statement or prospectus or any amendment or supplement thereto, furnish to each Holder of Registrable Securities being registered and each Transaction Counterparty, if any, of the Registrable Securities covered by such registration statement copies of such registration statement as proposed to be filed, and thereafter furnish to such Holder and Transaction Counterparty, if any, such number of conformed copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other document, amendment or supplement as such Holder or Transaction Counterparty may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Selling Holder.

(c)            The Company will furnish to each Holder of Registrable Securities being registered, without charge, such number of conformed copies of such registration statement and of each such amendment and supplement thereto other than those which are being incorporated into such registration statement by reference, such number of copies of the prospectus contained in such registration statements (including each complete prospectus and any summary or preliminary prospectus) and any other prospectus filed under Rule 424 under the Securities Act in conformity with the requirements of the Securities Act, and such other documents as any Holder or an underwriter in a Qualified Offering may reasonably request, in each case including each such amendment and supplement thereto, to the extent such other documents are not available on the Commission’s Electronic Data Gathering Analysis and Retrieval System (or any successor system), in order to facilitate the disposition of the Registrable Securities by such Holder.

(d)            The Company will notify each Holder, as promptly as practicable after it shall receive notice thereof, of the time when such registration statement, or any post-effective amendments to such registration statement, shall have become effective, or a supplement to any prospectus forming part of such registration statement has been filed or when any document is filed with the Commission that would be incorporated by reference into the prospectus.

(e)            After the filing of a registration statement, the Company will as promptly as practicable notify each Selling Holder of Registrable Securities covered by such registration statement of (i) any stop order, injunction or other order or requirement of the Commission suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for such purpose and use its reasonable best efforts to prevent the issuance or entry of such stop order, injunction or other order or requirement and, if issued or entered, to obtain as soon as practicable the lifting thereof, and (ii) the removal of any such stop order, injunction or other order or requirement or proceeding or the lifting of any such suspension.

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(f)             The Company will use its reasonable best efforts to (i) register or qualify the Registrable Securities under such other securities or “blue sky” laws of such jurisdictions in the United States (where an exemption does not apply) as any Holder or Transaction Counterparty, if any, reasonably (in light of such Holder’s intended plan of distribution) requests, (ii) keep such registration or qualification in effect for so long as such registration statement is required to be kept effective, (iii) cooperate with the Holders and the underwriter(s), if any, and their respective counsel in connection with any filings required to be made with the Financial Industry Regulatory Authority and (iv) cause such Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be reasonably necessary to enable the Holders to consummate the disposition of the Registrable Securities owned by such Holders; provided that the Company will not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (g), (B) take any action to which it could subject itself to any material tax obligation in any such jurisdiction where it is not then so subject or (C) take any action to which it could be deemed to consent to general service of process in any such jurisdiction to which it is not then so subject. The Company will promptly notify each Selling Holder of (x) the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any Registrable Securities for sale under the securities or “blue sky” laws of any jurisdiction or the initiation or threat of initiation of any proceeding for such purpose, and the Company will use its reasonable best efforts to prevent the issuance of any such order or suspension and, if issued, will use its reasonable best efforts to remove any such order or suspension and (y) the removal of any such order or suspension.

(g)            The Company will immediately notify each Holder of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, (i) if the representations and warranties of the Company contained in any agreement for the sale of any Registrable Securities under a registration statement cease to be true and correct in all material respects; or (ii) of the occurrence of an event requiring the preparation of a supplement or amendment to such registration statement or prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such registration statement or prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and promptly prepare and file, and furnish to each Selling Holder a reasonable number of copies of, any such supplement or amendment.

(h)            The Company will otherwise use its reasonable best efforts to comply with all SEC Guidance, and make available to its securityholders, as soon as reasonably practicable, an earnings statement covering a period of twelve (12) months, beginning after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder (or any successor rule or regulation hereafter adopted by the Commission).

(i)              In the case of a Qualified Offering hereunder (subject to Section 2.5(a)), or in the case of an Alternative Transaction, the Company will enter into and perform its obligations under customary agreements (including an underwriting agreement or agreement with respect to an Alternative Transaction, if any, in each case, in customary form and including provisions with respect to indemnification and contribution in customary form and consistent with the provisions relating to indemnification and contribution contained herein) and take such other actions as are reasonably required and at such times as customarily occur in similar registered offerings in order to expedite or facilitate the disposition of the Registrable Securities subject to such Qualified Offering or Alternative Transaction, including:

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(i)            making such representations and warranties to the Selling Holders and the Transaction Counterparty, if any, in form, substance and scope as are customarily made by issuers in similar offerings;

(ii)           using its reasonable best efforts to obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the Transaction Counterparty, if any) addressed to the Transaction Counterparties, if any, covering the matters customarily covered in opinions requested in similar offerings;

(iii)          using its reasonable best efforts to obtain “cold comfort” letters and updates thereof from the Company’s independent certified public accountants addressed to the Transaction Counterparty, if any, which letters shall be customary in form and shall cover matters of the type customarily covered in “cold comfort” letters to Transaction Counterparties in connection with similar offerings; and

(iv)          to the extent reasonably requested by the Transaction Counterparty, making the Company’s executive officers available for customary presentations to investors to discuss the affairs of the Company at times that may be mutually and reasonably agreed upon (including, to the extent customary, senior management participation in due diligence calls with the Transaction Counterparty and their counsel and, (1) in the case of any marketed Qualified Offering, sending appropriate officers of the Company to attend “road shows” scheduled in reasonable number and at reasonable times in connection with any such Qualified Offering) and (2) in the case of an Alternative Transaction to make appropriate officers of the Company available for customary marketing efforts in connection therewith.

(j)              In the case of a Qualified Offering or an Alternative Transaction, the Company will make available for inspection by any Selling Holder of Registrable Securities subject to such Qualified Offering, any Transaction Counterparty participating in any disposition of such Registrable Securities and any attorney, accountant or other professional retained by any such Selling Holder or Transaction Counterparty (the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any Inspector in connection with such registration statement, subject to entry by each such Inspector of a customary confidentiality agreement or arrangement in a form reasonably acceptable to the Company.

(k)            The Company will use its reasonable best efforts to cause all Registrable Securities covered by a registration statement pursuant to this Agreement to be listed on each securities exchange or national quotation system on which Common Stock is then listed or quoted.

(l)             The Company will use its reasonable best efforts to facilitate the registration and thereafter to complete the distribution of the Registrable Securities so registered.

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(m)           The Company may require each Selling Holder of Registrable Securities to promptly furnish in writing to the Company such information regarding such Selling Holder, the Registrable Securities held by it and the intended method of distribution of the Registrable Securities as the Company may from time to time reasonably request and such other information as may be legally required in connection with such registration. No Holder may include Registrable Securities in any registration statement pursuant to this Agreement unless and until such Holder has furnished to the Company such information. Each Holder further agrees to furnish as soon as reasonably practicable to the Company all information required to be disclosed in order to make information previously furnished to the Company by such Holder not materially misleading.

(n)            Each Selling Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Sections 2.6(e) or 2.6(g) or upon receipt of a Suspension Notice, such Selling Holder will forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Selling Holder’s receipt of written notice from the Company that such disposition may be made and, in the case of clause (ii) of Section 2.6(g) copies of any supplemented or amended prospectus contemplated by clause (ii) of Section 2.6(g) and, if so directed by the Company, such Selling Holder will deliver to the Company all copies, other than permanent file copies then in such Selling Holder’s possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice. Each Selling Holder of Registrable Securities agrees that it will immediately notify the Company at any time when a prospectus relating to the registration of such Registrable Securities is required to be delivered under the Securities Act of the happening of an event as a result of which information previously furnished by such Selling Holder to the Company in writing for inclusion in such prospectus contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made.

Section 2.7     Registration Expenses. In connection with the registration of Registrable Securities pursuant to this Agreement and the Company’s performance of its other obligations hereunder, the Company shall pay all out-of-pocket third party (except with respect to clause (iv) below) registration expenses incurred in connection therewith (the “Registration Expenses”), regardless whether a registration statement is declared effective by the Commission, including: (i) all registration and filing fees; (ii) all fees and expenses of compliance with securities or “blue sky” laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities); (iii) all printing expenses; (iv) all of the Company’s internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties); (v) all fees and expenses incurred in connection with the listing of the Registrable Securities; (vi) all fees and disbursements of counsel for the Company and customary fees and expenses for independent certified public accountants retained by the Company (including the expenses of any comfort letters or costs associated with the delivery by independent registered public accountants of a comfort letter or comfort letters); (vii) all fees and disbursements of the Company’s auditors, including in connection with the preparation of comfort letters, and any transfer agent and registrar fees; (viii) all fees and expenses of any special experts retained by the Company in connection with such registration; and (ix) reasonable legal fees and disbursements of one counsel to the Holders, selected by the Holders of the majority of Registrable Securities to be included in the relevant offering; provided, however, that the Company shall have no obligation to pay any underwriting fees, discounts or commissions attributable to the sale of Registrable Securities, or any transfer taxes relating to the registration or sale of the Registrable Securities; provided, further, that if the Holders withdraw from a proposed offering and pay or reimburse the Company for all Registration Expenses incurred in connection with the withdrawn registration, then such registration shall not count as a Demand Registration provided for in Section 2.1.

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Section 2.8     Indemnification by the Company. The Company agrees to indemnify and hold harmless (i) each Holder and each Holder’s officers, directors, agents, partners, members, employees, managers, advisors, sub-advisors, attorneys, representatives and Affiliates, and each Person, if any, who controls such Selling Holder and each of such controlling Person’s respective officers, directors, agents, partners, members, employees, managers, advisors, sub-advisors, attorneys, representatives and Affiliates and (ii) each underwriter (within the meaning of the Securities Act) or other Transaction Counterparty and each Person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) such underwriter or other Transaction Counterparty (each of (i) and (ii), a “Holder Indemnitee”) from and against, as incurred, any and all losses, claims, damages and liabilities (or actions in respect thereof), costs and expenses (including reasonable and documented fees, expenses and disbursements of attorneys and other professionals) that arise out of or are based upon (i) any violation or alleged violation by the Company, its officers, directors, agents, partners, members, employees, managers, advisors, sub-advisors, attorneys, representatives and Affiliates of the Securities Act, the Exchange Act or any other federal or state law applicable to the Company and any rule or regulation promulgated thereunder relating to action or inaction by the Company under the terms of this Agreement or in connection with any registration statement or prospectus or the offering of securities under any registration statement filed pursuant to this Agreement and (ii) any untrue statement or alleged untrue statement of a material fact contained in any registration statement, preliminary prospectus, prospectus, or free writing prospectus relating to the Registrable Securities (in each case, as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or that arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except, in the case of each of clauses (i) and (ii), to the extent such losses, claims, damages, liabilities, costs or expenses arise out of or are based upon any such untrue statement or omission or alleged untrue statement or omission included in such registration statement or in any such prospectus in reliance upon and in conformity with information regarding such Holder Indemnitee which was furnished to the Company by such Holder Indemnitee or on such Holder Indemnitee’s behalf.

Section 2.9     Indemnification by Holders of Registrable Securities. Each Selling Holder agrees, severally but not jointly, to indemnify and hold harmless the Company, its officers, directors, agents, employees, attorneys, representatives and Affiliates, and each Person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Selling Holder, but only with respect to information provided in writing by such Selling Holder to the Company for the express purpose of including such information in the applicable registration statement, preliminary prospectus, prospectus or free writing prospectus relating to the Registrable Securities, or any amendment or supplement thereto.

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Section 2.10     Conduct of Indemnification Proceedings. In case any proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to Section 2.8 or 2.9, such Person (an “Indemnified Party”) shall promptly notify the Person against whom such indemnity may be sought (an “Indemnifying Party”) in writing of the commencement thereof, and the Indemnifying Party may assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party, and shall assume the payment of all fees and expenses (provided, however, that the failure of any Indemnified Party to give such notice will not relieve such Indemnifying Party of any obligations hereunder, except to the extent such Indemnifying Party is materially prejudiced by such failure). If the Indemnifying Party chooses to assume the defense pursuant to the foregoing sentence, the Indemnifying Party shall not be liable to such Indemnified Party for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof; provided, however, that (i) if the Indemnifying Party fails to take reasonable steps necessary to defend diligently the action or proceeding within five (5) Business Days after receiving notice from such Indemnified Party that the Indemnified Party believes it has failed to do so, or (ii) if such Indemnified Party who is a defendant in any action or proceeding which is also brought against the Indemnifying Party shall have reasonably concluded, based on the advice of counsel, that there may be one or more legal defenses available to such Indemnified Party which are not available to the Indemnifying Party or are inconsistent with the positions taken by the Indemnifying Party, then, in any such proceeding, any Indemnified Party shall have the right to assume or continue its own defense, and the Indemnifying Party shall be liable for the expenses therefor subject to the remainder of this Section 2.10. It is understood that the Indemnifying Party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one (1) separate firm of attorneys in each jurisdiction at any time for all such Indemnified Parties, and that all such fees and expenses shall be reimbursed as they are incurred upon written request and presentation of invoices. In the case of any such separate firm for the Indemnified Parties, such firm shall be designated in writing by (i) in the case of Persons indemnified pursuant to Section 2.8 hereof, the Selling Holders which owned a majority of the Registrable Securities sold under the applicable registration statement and (ii) in the case of Persons indemnified pursuant to Section 2.9, the Company. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld, but if settled with such consent, or if there be a final judgment for the plaintiff, the Indemnifying Party shall indemnify and hold harmless such Indemnified Parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld, effect any settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or (to the knowledge of the Indemnifying Party) threatened action or claim in respect of which indemnity or contribution could have been sought hereunder by such Indemnified Party (whether or not the Indemnified Party is an actual or potential party to such action or claim), unless such settlement, compromise or judgment includes an unconditional release of such Indemnified Party from all liability arising out of such action or claim without any admission of fault, culpability, failure to act or liability by or on behalf of any such Indemnified Party.

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Section 2.11     Contribution. If the indemnification provided for in Section 2.8 or 2.9 hereof is held by a court of competent jurisdiction to be unavailable to an Indemnified Party or insufficient in respect of any losses, claims, damages, liabilities, costs or expenses that otherwise would have been covered by Section 2.8 or 2.9 hereof, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages, liabilities, costs or expenses in such proportion as is appropriate to reflect the relative fault of the Company, on the one hand, and of each Selling Holder, on the other hand, in connection with such statements or omissions which resulted in such losses, claims, damages, liabilities, costs or expenses, as well as any other relevant equitable considerations. The relative fault of the Company, on the one hand, and of each Selling Holder, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party.

The Company and the Selling Holders agree that it would not be just and equitable if contribution pursuant to this Section 2.11 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages, liabilities, costs or expenses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. In addition, no person shall be obligated to contribute hereunder for any amounts in payment for any settlement of any action or claim effected without such person’s written consent, which consent shall not be unreasonably withheld, delayed or conditioned. Notwithstanding the provisions of this Section 2.11, no Selling Holder shall be required to contribute any amount which in the aggregate exceeds the amount that such Selling Holder would have been obligated to pay by way of indemnification if indemnification as provided for under Section 2.9 had been available under the circumstances. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Selling Holders’ obligations to contribute pursuant to this Section 2.11, if any, are several in proportion to amount that the proceeds of the offering actually received by such Selling Holder bears to the total proceeds of the offering received by all the Selling Holders, and not joint, and each Selling Holder’s obligation to contribute pursuant to this Section 2.11 shall not in any event exceed the amount of net proceeds received by such Selling Holder in the relevant offering.

Section 2.12     Rule 144. The Company covenants that it will use its reasonable best efforts to comply with all applicable requirements under the Securities Act and the Exchange Act and with all applicable rules and regulations of the Commission thereunder so as to enable any Holder to sell its Registrable Securities pursuant to Rule 144, including to (a) make and keep public information regarding the Company available, as those terms are defined in Rule 144(c)(1), (b) file with the Commission in a timely manner any reports and documents required to be filed by the Company under the Securities Act and the Exchange Act, (c) furnish to any Holder forthwith upon request (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested by a Holder so as to enable such Holder to sell shares of Common Stock without registration under the Securities Act within the exemptions provided by Rule 144, and (d) take such further action as any Holder may reasonably request, all to the extent required from time to time to enable Holders to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 (including cooperating with the Holders to cause the transfer agent to remove any restrictive legend on certificates evidencing Registrable Securities). This Section 2.12 shall survive the termination of the Agreement so long as any Holder continues to hold Registrable Securities.

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Section 2.13     Participation in Qualified Offerings.

(a)            No Person may participate in any underwritten offerings hereunder unless such Person (i) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements (provided that any underwriting agreements shall be in customary form, and including provisions with respect to indemnification and contribution in customary form) and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and these registration rights provided for in this Article II. If a Holder is bound by “lock-up” obligations in connection with a Piggy-Back Offering, and if any other holder of Company securities is released from similar “lock-up” obligations with respect to such an offering, then the Holders shall also be released from their “lock-up” obligations in an amount of securities equal to the amount of securities so released for such other securityholders, such release pro rata among the Holders based on the number of their securities subject to the “lock-up”.

(b)           The Holders agree that, if requested by the managing underwriter(s) in any Company Offering for the account of the Company (subject to the Company’s compliance with Section 2.2), the Holders will enter into customary “lock-up” agreements providing that the Holders will not, directly or indirectly, sell, offer to sell, grant any option for the sale of, or otherwise dispose of any securities that are the same or similar to the securities being offered in such offering (or securities convertible into or exchangeable or exercisable for such securities) (subject to customary exceptions) and will not enter into derivative transactions with similar economic effect, for a period not to exceed sixty (60) days from the effective date of the registration statement pertaining to such securities or from such other date as may be requested by the underwriter(s).

(c)            To the extent a Holder or the Company is subject to a “lock-up” agreement (in each case if such lock-up period would prohibit a Qualified Offering), any period of time during which such Holder or the Company, as applicable, is subject to such “lock-up” agreement shall be deemed to count as a “Suspension Period” for purposes of Section 2.14, and the execution by the Holders or the Company, as applicable, of such a “lock-up” obligation shall be deemed to be the delivery of a Suspension Notice by the Company for purposes of Section 2.14 below.

(d)            Any “lock-up” agreement entered into by a Holder with respect to an offering pursuant to this Section 2.13 shall be on terms no less advantageous to such Holder than the terms of any corresponding agreements entered into by any other party in connection with such offering are to such other party.

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Section 2.14     Suspension of Use of Registration Statement. If the Board of Directors of the Company determines in its good faith judgment, upon the advice of counsel, that the filing of a registration statement or the use of any related prospectus (I) would be materially detrimental to the Company because (x) such action would require the disclosure of material information that the Company has a bona fide material business purpose for preserving as confidential or the disclosure of which would materially impede the Company’s ability to consummate a significant transaction, and that the Company is not otherwise required by applicable securities laws or regulations to disclose or (y) the Company is actively undertaking an underwritten offering of its stock or is in active discussions with underwriters regarding an underwritten offering of its stock and it is reasonably likely that such an underwritten offering will be promptly initiated by the Company, or (II) is prohibited because all reports required to be filed by the Company pursuant to the Exchange Act have not been filed by the required date without regard to any extension, or if the consummation of any business combination or acquisition or investment by the Company has occurred or is probable for purposes of Rule 3-05, Rule 3-14 or Article 11 of Regulation S-X promulgated under the Securities Act or any similar successor rule, upon written notice thereof by the Company to the Holders, then upon the delivery of written notice (a “Suspension Notice”) of such determination by the Company to the Holders which shall be signed by the Chief Executive Officer, President or any Executive Vice President of the Company certifying thereto, the rights of the Holders to offer, sell or distribute any Registrable Securities pursuant to a registration statement or to require the Company to take action with respect to the registration or sale of any Registrable Securities pursuant to a registration statement shall be suspended (a “Suspension Period”) until the earliest of (i) the date upon which the Company notifies the Holders in writing that suspension of such rights for the grounds set forth in this Section 2.14 is no longer necessary, (ii) the date upon which a “lock-up” giving rise to a deemed Suspension Period pursuant to Section 2.13(c) above expires, (iii) the date upon which copies of any applicable supplemented or amended prospectus is distributed to the Holders (in the case of a suspension pursuant to clause (I)(x) above), (iv) in the case of clause (II), the date upon which the Company has filed such reports or obtained and filed the financial information required by Rule 3-05, Rule 3-14 or Article 11 of Regulation S-X to be included or incorporated by reference, as applicable, in a Shelf Registration Statement, and (v) the forty-fifth (45th) day after delivery of the Suspension Notice. The Company agrees to give the notice under (i) above as promptly as practicable following the date that such suspension of rights is no longer necessary. The Company shall not deliver a Suspension Notice more than two times in any calendar year, and the aggregate number of days in the Suspension Periods during any calendar year shall not exceed seventy-five (75) days.

Section 2.15     Additional Shares. The Company, at its option, may register under a Shelf Registration Statement and any filings with any state securities commissions filed pursuant to this Agreement, any number of unissued shares of Common Stock or any shares of Common Stock owned by any other stockholder or stockholders of the Company; provided that in no event shall the inclusion of such shares on a registration statement reduce the amount offered for the account of the Holders in any offering at the request of the Holders pursuant to Section 2.5. From and after the date hereof, the Company shall not enter into any agreement granting registration rights to any party with respect to the Company’s securities that would cause a violation of the rights granted to the Holders hereunder.

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ARTICLE III
MISCELLANEOUS

Section 3.1         Remedies. In addition to being entitled to exercise all rights provided herein and granted by law, including recovery of damages, the Holders shall be entitled to specific performance of the rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

Section 3.2         Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, in each case without the written consent of the Company and the Holders holding a majority of the then outstanding Registrable Securities. No failure or delay by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon any breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.

Section 3.3         Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally (notice deemed given upon receipt), telecopied (notice deemed given upon confirmation of receipt) or sent by a nationally recognized overnight courier service, such as Federal Express (notice deemed given upon receipt of proof of delivery), to the parties hereto at the following addresses (or at such other address for a party as shall be specified by like notice):

(1) if to any Holder, initially to the address indicated in Schedule I or to such other address and to such other Persons as any Holder may hereafter specify in writing; and

(2) if to the Company, initially at Ashford Hospitality Trust, Inc., 14185 Dallas Parkway, Suite 1100, Dallas, TX 75254, Attention: J. Robison Hays, III, Chief Executive Officer and President; Robert G. Haiman, Executive Vice President, General Counsel and Secretary, or to such other address as the Company may hereafter specify in writing.

Section 3.4         Successors and Assigns; Assignment of Registration Rights. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties. Any Holder may assign its rights under this Agreement in whole or in part without the consent of the Company in connection with a transfer of such Holder’s Registrable Securities, but only if the assignment or transfer is permitted by, and not in violation of, the Operating Partnership Agreement and the Charter, as applicable, and provided such assignee or transferee agrees in writing to be bound by all the provisions hereof.

Section 3.5         Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Each party shall become bound by this Agreement immediately upon affixing its signature hereto.

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Section 3.6         Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

Section 3.7         Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

Section 3.8         Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Company with respect to the Registrable Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

Section 3.9         Certain Transactions. In the event that any securities are issued in respect of, or in exchange for, or in substitution of the Registrable Securities by reason of any reorganization, recapitalization, merger, consolidation, spin-off, partial or complete liquidation, share dividend, split-up, sale of assets, distribution to stockholders or combination of Common Stock or Common Partnership Units or any other similar change in the Company’s or the Operating Partnership’s capital structure, the Company agrees that appropriate adjustments shall be made to this Agreement to ensure that the Holders have, immediately after consummation of such transaction, substantially the same rights with respect to the Company or another issuer of securities, as applicable, as they have immediately prior to the consummation of such transaction in respect of the Registrable Securities under this Agreement.

Section 3.10         Headings; Interpretation. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. The words “include,” “includes,” and “including” herein shall be deemed to be followed by “without limitation” whether or not they are in fact followed by such word or words of like import.

Section 3.11        Termination. The obligations of the parties hereunder shall terminate with respect to a Holder when it no longer holds Registrable Securities, and with respect to all the parties hereto in the event that (i) the Holders, in the aggregate, own less than one percent (1%) of the outstanding shares of Common Stock (for purposes of this calculation, Common Partnership Units and Warrants shall be deemed to be Common Stock to the extent held by the Holders or any other Person (other than by the Company or any subsidiary thereof)) and (ii) all of the shares of Common Stock issued or issuable upon exercise of the Warrants or exchange of Common Partnership Units may be sold in one transaction pursuant to Rule 144 (without any volume or other limitations), except, in each case, for any obligations under Sections 2.7, 2.8, 2.9, 2.10, 2.11, 2.12 and this Article III.

Section 3.12         Waiver of Jury Trial. The parties hereto (including any Initial Holder and any subsequent Holder) irrevocably waive any right to trial by jury.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

Ashford Hospitality Trust, Inc.

By:
Name:	J. Robison Hays, III
Title:	Chief Executive Officer and President

[Signature Page to Registration Rights Agreement]

HOLDERS:

[˜]

By:
Name:	[˜]
Title:	[˜]

[Signature Page to Registration Rights Agreement]

Schedule I

Initial Holders

Name of Holder	Address of Holder

Exhibit J-1

[Form of]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to that certain Credit Agreement dated as of January 15, 2021 (as amended, restated, amended and restated, supplemented and/or otherwise modified from time to time, the “Credit Agreement”), among Ashford Hospitality Limited Partnership, a Delaware limited partnership (the “Borrower”), Ashford Hospitality Trust, Inc., a Maryland corporation (the “Parent”), the Lenders party thereto and Oaktree Fund Administration, LLC, as Administrative Agent.

Pursuant to the provisions of Section 3.01(e)(ii)(B)(3) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Notes evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a “10 percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a “controlled foreign corporation” related, directly or indirectly, to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a duly executed certificate of its non-U.S. Person status on IRS Form W-8BEN or W-8BEN-E, as applicable (or successor forms). By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, or if a change in circumstances renders the information on this certificate obsolete, expired or inaccurate in any material respect, the undersigned shall promptly so inform each of the Borrower and the Administrative Agent and deliver promptly to the Borrower and the Administrative Agent an updated certificate or other appropriate documentation (including any new documentation reasonably requested by the Borrower or the Administrative Agent) or promptly notify the Borrower and the Administrative Agent in writing of its inability to do so, and (2) the undersigned shall have at all times furnished each of the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]
By:
Name:
Title:

Date: ________ __, 20[ ]

Exhibit J-2

[Form of]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to that certain Credit Agreement dated as of January 15, 2021 (as amended, restated, amended and restated, supplemented and/or otherwise modified from time to time, the “Credit Agreement”), among Ashford Hospitality Limited Partnership, a Delaware limited partnership (the “Borrower”), Ashford Hospitality Trust, Inc., a Maryland corporation (the “Parent”), the Lenders party thereto and Oaktree Fund Administration, LLC, as Administrative Agent.

Pursuant to the provisions of Section 3.01(e)(ii)(B)(4) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a “10 percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a “controlled foreign corporation” related to the Borrower, directly or indirectly, as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a duly executed certificate of its non-U.S. Person status on IRS Form W-8BEN or W-8BEN-E, as applicable (or successor forms). By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, or if a change in circumstances renders the information on this certificate obsolete, expired or inaccurate in any material respect, the undersigned shall promptly so inform such Lender and deliver promptly to such Lender an updated certificate or other appropriate documentation (including any new documentation reasonably requested by such Lender) or promptly notify such Lender in writing of its inability to do so, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]
By:
Name:
Title:

Date: ________ __, 20[ ]

Exhibit J-3

[Form of]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to that certain Credit Agreement dated as of January 15, 2021 (as amended, restated, amended and restated, supplemented and/or otherwise modified from time to time, the “Credit Agreement”), among Ashford Hospitality Limited Partnership, a Delaware limited partnership (the “Borrower”), Ashford Hospitality Trust, Inc., a Maryland corporation (the “Parent”), the Lenders party thereto and Oaktree Fund Administration, LLC, as Administrative Agent.

Pursuant to the provisions of Section 3.01(e)(ii)(B)(4) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect to such participation, neither the undersigned nor any of its direct or indirect partners/members is a “bank” extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a “10 percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a “controlled foreign corporation” related to the Borrower, as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a duly executed IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E, as applicable (or successor forms), or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E, as applicable (or successor forms), from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, or if a change in circumstances renders the information on this certificate obsolete, expired or inaccurate in any material respect, the undersigned shall promptly so inform such Lender in writing and deliver promptly to such Lender an updated certificate or other appropriate documentation (including any new documentation reasonably requested by such Lender) or promptly notify such Lender of its inability to do so, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]
By:
Name:
Title:

Date: ________ __, 20[ ]

Exhibit J-4

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to that certain Credit Agreement dated as of January 15, 2021 (as amended, restated, amended and restated, supplemented and/or otherwise modified from time to time, the “Credit Agreement”), among Ashford Hospitality Limited Partnership, a Delaware limited partnership (the “Borrower”), Ashford Hospitality Trust, Inc., a Maryland corporation (the “Parent”), the Lenders party thereto and Oaktree Fund Administration, LLC, as Administrative Agent.

Pursuant to the provisions of Section 3.01(e)(ii)(B)(4) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to the Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a “bank” extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners is a “10 percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a duly executed IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E, as applicable (or successor forms), or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E, as applicable (or successor forms), from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, or if a change in circumstances renders the information on this certificate obsolete, expired or inaccurate in any material respect, the undersigned shall promptly so inform the Borrower and the Administrative Agent and deliver promptly to the Borrower and the Administrative Agent an updated certificate or other appropriate documentation (including any new documentation reasonably requested by the Borrower or the Administrative Agent) or promptly notify the Borrower and the Administrative Agent in writing of its inability to do so, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]
By:
Name:
Title:

Date: ________ __, 20[ ]